UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Cintas Corporation
(Name of registrant as specified in its charter)

NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6800 Cintas Boulevard
Cincinnati, Ohio 45262
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
Dear Shareholder:
On behalf of the Board of Directors (the Board) and employee-partners of Cintas Corporation (the Company), I invite you to attend our Annual Meeting of Shareholders (Annual Meeting) on October 29, 2024, at 1:30 p.m. Eastern Daylight Time. This year’s Annual Meeting will be a virtual meeting of shareholders. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CTAS2024. You will not be able to attend the Annual Meeting in person.
We have designed our virtual format to enhance, rather than constrain, shareholder access and participation. For example, if you experience technical difficulties during the Annual Meeting, there will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or voting during the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be listed on the Annual Meeting login web page.
This booklet includes notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our director nominees.
Shareholders entitled to vote at this Annual Meeting are those of record as of the close of business on September 12, 2024. Please note that only shareholders of record or holders of valid proxies from such shareholders may attend online or vote during the meeting. Even if you are planning to attend the virtual meeting, you are strongly encouraged to vote your shares in advance through one of the methods described in the proxy statement.
We are once again pleased to take advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (the Notice) instead of a paper copy of the proxy statement, the accompanying proxy card and our 2024 Annual Report. The Notice contains instructions on how to access and review those documents over the Internet and vote online, as well as how shareholders can elect to receive paper copies of the proxy statement, proxy card and 2024 Annual Report free of charge. We believe that this process will allow us to provide our shareholders with the information they need in a timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.
Whether or not you plan to attend the meeting, please complete and return your proxy card or vote by telephone or via the Internet by following the instructions on your proxy card.

Sincerely,

Scott D. Farmer
Executive Chairman of the Board September 19, 2024

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF CINTAS CORPORATION

Time:	1:30 p.m., Eastern Daylight Time
Date:	October 29, 2024
Place:	Online at www.virtualshareholdermeeting.com/CTAS2024
Access:
Visit www.virtualshareholdermeeting.com/CTAS2024. To be able to access the Annual Meeting, you must have your 16-digit control number that is printed on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials).

Purpose:	1. To elect as directors, the nine nominees named in the attached proxy materials;
2. To approve, on an advisory basis, named executive officer compensation;
3. To approve the Cintas Corporation 2016 Amended and Restated Equity and Incentive Compensation Plan;
4. To ratify Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025;
5. To vote on a shareholder proposal regarding disclosure of key diversity and inclusion metrics, if properly presented;
6. To vote on a shareholder proposal regarding disclosure of managing climate risk through science- based targets and transition planning, if properly presented;
7. To vote on a shareholder proposal regarding political disclosure, if properly presented; and
8. To conduct other business, if properly raised.

Only shareholders of record on September 12, 2024, are entitled to notice of and to vote at, or attend, the meeting or any adjournment thereof. The approximate mailing date of the Notice of Internet Availability of Proxy Materials is September 19, 2024.

The vote of each shareholder is important. Whether or not you plan to virtually attend the 2024 Annual Meeting, please vote at your earliest convenience. You can vote your shares by completing and returning the proxy card sent to you. Shareholders can also vote their shares over the Internet or by telephone by following the voting instructions on the proxy card.

D. Brock Denton
Senior Vice President,
Secretary and General Counsel
September 19, 2024

Important Notice Regarding the Availability of Proxy Materials for the
 Annual Meeting of Shareholders To Be Held on October 29, 2024

The Notice of Annual Meeting, 2024 Proxy Statement, the Company's 2024 Annual
 Report and Form of Proxy are available at www.cintas.com

LETTER FROM OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dear Cintas Shareholder:

Fiscal 2024 was another successful year for Cintas, marked by significant accomplishments, including robust revenue and earnings growth, margin expansion and excellent cash generation, which continues to fuel our balanced capital allocation strategy. Our operational and financial performance is a testament to the hard work and dedication of our employee-partners and the strong value proposition we bring to our customers.

Cintas generated $9.6 billion in revenue for the fiscal year, an increase of 8.9% over the previous fiscal year. Diluted earnings per share (EPS) was $3.79 compared to $3.25 in fiscal 2023 (in each case, as adjusted to reflect our recent four-for-one forward stock split, which was effective as of the close of business on September 11, 2024 (Stock Split)), an increase of 16.6%. For the fiscal year, net cash provided by operations was $2.1 billion, an increase of 30.2% compared to the prior fiscal year. We delivered these strong financial results while reinvesting in the business, acquiring new businesses and returning significant capital to our shareholders through our quarterly dividends and share repurchases.

Every business, whether goods-producing or services-providing, has a need for products and services to get Ready for the Workday®, by supporting their image, safety, cleanliness and compliance. Today, those buying motivations are stronger than ever. Our strategy remains focused on growing to serve more of the 16 million businesses in North America that are not Cintas customers today. As we continue to execute on that strategy, it is imperative that we invest in our business in ways that make it easier for our customers to do business with us and simpler for our employee-partners to do their jobs. We know that when we take care of our customers and employee-partners, they will take care of our shareholders.

As such, Cintas has and will continue to focus strategic investments in those two priority areas:

1. Elevating our customer experience - Cintas is helping our customers Build a Better Workday – now and into the future – by leveraging impactful technology to drive innovation and product enhancement. For example, our investment in SAP technology is delivering greater visibility, data and insights that inform innovation in our service process, leading to more consistency and faster turnaround times for our customers. Better data allows us to continuously enhance Cintas’ product catalog to reflect the latest trends in workwear, safety and compliance, ensuring we always have the right products to meet our customers’ needs. We are making technology investments that make it easier for our customers to do business with us by delivering a more personalized experience, such as the roll-out of MyCintas. Adding to our technology foundation, we have partnered with Verizon and Google to deploy solutions that enhance recent technology successes like SmartTruck and garment sharing, which are helping to drive customer satisfaction and meaningful efficiencies throughout the organization. These investments in technology will also allow us to identify the next best product for our existing customers, as well as identify the best products for prospective customers.

2. Investing in our employee-partners - Our employee-partners are the key to our success, and we are investing in tools to simplify and modernize our processes and operations in ways that allow them to focus on customer relationships, developing teams and delivering results. We are also investing heavily in their training and development to ensure they have the skills and tools needed to deliver an excellent customer experience and build successful careers while also investing to attract new talent to Cintas. Cintas employee-partners accumulated more than 2.7 million hours of training through our robust training program. That amounts to more than 56 hours of training for each employee-partner. We have a management trainee program where we invest in new college graduates through a hands-on learning experience within each of Cintas’ business lines, including sales, service, production, operations and administration. We have an executive leadership program that seeks to accelerate the growth of some of Cintas’ most promising employee-partners through a 10-month accelerated program. At Cintas, we prioritize the growth and development of our employee-partners, which is demonstrated by our strong history of promoting from within the company.
Our founder, Dick Farmer, believed in the importance of each employee-partner having ownership in the company to share collectively in that success. We are proud that all of our employee-partners who have worked more than 1,000 hours are also shareholders, and the recent decision by our Board of Directors authorizing the Stock Split will further increase accessibility to our employee-partners and all investors. Stock ownership, coupled with our

Partner’s Plan, a comprehensive retirement program designed to help our employee-partners accumulate capital for their long-term retirement needs, fosters a culture of ownership in the company, ensuring that our employee-partners share in our collective success.

Cintas continues to gain recognition for our efforts and success. In 2024, we were recognized as one of Fortune magazine's World’s Most Admired Companies and ranked on Newsweek’s list of America’s Most Responsible Companies. We were again named to the prestigious Fortune 500 list for the seventh year in a row – it is an honor to be recognized among the most successful and respected companies. We also continued to earn recognition for our people-focused programs, including awards for our programs supporting disabled, veteran and military-affiliated and sales partners.

As Cintas continues its growth trajectory, our culture remains our greatest competitive advantage and drives our focus on continuous improvement and evolving for the future. Cintas’ financial and operational achievements are a testament to our dedicated team and their relentless focus on our business and customers. As we move forward into fiscal 2025, we are confident that Cintas is well positioned to continue to deliver long-term value for our shareholders, employee-partners and customers.

Thank you for your ongoing support of Cintas, and we look forward to another successful year.

Todd M. Schneider
President and Chief Executive Officer

CORPORATE GOVERNANCE MATTERS
ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

The Nominating and Corporate Governance Committee of the Board has nominated for election the following individuals: Melanie W. Barstad, Beverly K. Carmichael, Karen L. Carnahan, Robert E. Coletti, Scott D. Farmer, Martin Mucci, Joseph Scaminace, Todd M. Schneider and Ronald W. Tysoe. Proxies solicited by the Board will be voted for the election of these nominees if no direction is given. All directors elected at the Annual Meeting will be elected to hold office until the next Annual Meeting, with each director to serve until such director's successor is elected and qualified or until such director's earlier death, resignation or removal. In voting to elect directors, shareholders are not entitled to cumulate their votes. Gerald S. Adolph, has decided not to stand for reelection and, thus, has not been nominated for reelection. John F. Barrett has decided not to stand for reelection having reached the mandatory retirement age in Cintas' retirement policy and thus, has not been nominated for reelection. Mr. Adolph and Mr. Barrett will retire immediately following the Annual Meeting. Mr. Adolph’s and Mr. Barrett's decisions are not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or procedures.

In accordance with NASDAQ Stock Market, LLC (NASDAQ) rules, our Board affirmatively determines the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the NASDAQ listing standards and rules promulgated under the Securities Exchange Act of 1934 (Exchange Act). Cintas' director independence standards, incorporated in the Corporate Governance Guidelines, are available on our website at www.cintas.com, under About – Investor Relations – Corporate Governance. Based on these standards, the Board determined that each of the following nonemployee directors is independent: Gerald S. Adolph, John F. Barrett, Melanie W. Barstad, Beverly K. Carmichael, Karen L. Carnahan, Martin Mucci, Joseph Scaminace and Ronald W. Tysoe. Our Audit, Compensation and Nominating and Corporate Governance Committees are composed solely of independent directors. All directors are elected for one-year terms. Information on each of our nominees is given below.
An uncontested election is one in which the number of nominees does not exceed the number of directors to be elected. In an uncontested election, like this election, our Bylaws require that any nominee who does not receive a majority of the votes cast with respect to such nominee must offer his or her resignation to the Board. The Nominating and Corporate Governance Committee will take the matter under advisement and make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken. The Board has 90 days following certification of the shareholder vote to consider the offer of resignation. Within such 90-day period, the Board will disclose publicly its decision whether to accept the director's resignation offer.
If a director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

The Board recommends you vote FOR each of the following nominees:

Melanie W. Barstad
Age: 71
Director Since: 2011
Independent Director
Board Committees: - Compensation Committee - Nominating and Corporate Governance Committee
Background: Melanie W. Barstad was with the Johnson & Johnson Family of Companies, a diversified global provider of consumer products, prescription medicines and medical devices, for 23 years, retiring in 2009 as President of Women's Health in the Medical Device and Diagnostics Division. She served as a management board member on numerous Johnson & Johnson operating company boards from 1997 to 2009, including Johnson & Johnson Health Care Systems, Ethicon Endo Surgery and Johnson & Johnson Medical. Ms. Barstad also served as co-chair of the Johnson & Johnson Women's Leadership Initiative and served on the Auburn University Foundation Board of Directors from 2008 to 2016, where she chaired the Directorship Committee and served on the Executive Committee. She was recognized in 2018 by the Auburn University Alumni Association receiving the Auburn University Lifetime Achievement Award. Ms. Barstad was honored in 2019 and 2023 by Women Inc. as one of the Most Influential Corporate Board Directors in those years. She has also been included in the Agenda Compensation 100 listing.

Qualifications and Key Skills: The Board believes that Ms. Barstad's experience running complex, enterprise-wide global businesses as a line executive and as a management board member, as well as her expertise and deep knowledge of the healthcare industry, and her status as an independent director, makes her service on the Board valuable to Cintas.

Beverly K. Carmichael
Age: 65
Director Since: 2024
Independent Director
Board Committees: - Compensation Committee - Nominating and Corporate Governance Committee
Background: Beverly K. Carmichael was appointed a Director of Cintas in fiscal 2024. Ms. Carmichael served as the Executive Vice President, Chief People, Culture and Resource Officer at Red Robin Gourmet Burgers, Inc., an American chain of casual dining restaurants, from 2017 until 2019, where she led the human resources and legal teams. Prior to that, she was the Senior Vice President and Chief People Officer at Cracker Barrel Old Country Store, Inc. from 2014 until 2017. Earlier in her career, Ms. Carmichael held various leadership positions at Ticketmaster Entertainment, LLC, Rockwell Collins, Inc. and Southwest Airlines Co. and was a practicing attorney at Manatt, Phelps & Phillips, LLP. Her Board membership experience encompasses both public and private companies, including Viad Corp (NYSE: VVI), Blue Apron, Cotton Patch Cafe, Inc. and ezCater, Inc.

Qualifications and Key Skills: The Board believes that Ms. Carmichael's experience in human resources and employment law, as well as her experience developing and executing strategies to enhance employee and customer experiences and maximizing performance make her service on the Board valuable to Cintas.

Karen L. Carnahan
Age: 70
Director Since: 2019
Independent Director
Board Committees: - Audit Committee (financial expert under SEC guidelines) - Nominating and Corporate Governance Committee
Background: Karen L. Carnahan was an employee-partner of Cintas for more than 30 years, where she served at an executive level for more than 20 years, including the roles of Vice President and Treasurer, Vice President of Corporate Development and President and Chief Operating Officer of Cintas' document management division. In 2014, Ms. Carnahan joined Shred-it International Inc. (Shred-it) as chief operating officer when Cintas' document management business merged with Shred-it, from which she then retired in 2015. Ms. Carnahan is on the Board of Trustees of Touchstone Investments (a member of Western & Southern Financial Group). In addition, Ms. Carnahan has received several prestigious awards including being named a Woman of Excellence by the West Chester, Ohio Chamber Alliance in 2007, a Greater Cincinnati YWCA Career Woman of Achievement in 2009, she received the Ohio Diversity Council's Glass Ceiling Award in 2013, and Ms. Carnahan was honored in 2023 by Women Inc. as one of the Most Influential Corporate Board Directors in that year.

Qualifications and Key Skills: The Board believes that Ms. Carnahan's understanding of Cintas through her many years as a trusted employee-partner at Cintas, her status as an independent director and the fact that she is an "audit committee financial expert" under SEC guidelines, make her service on the Board beneficial to Cintas.

Robert E. Coletti
Age: 67
Director Since: 2016
Board Committees: - Executive Committee
Background: Robert E. Coletti has served as a retired partner emeritus of the law firm of Keating Muething & Klekamp PLL (KMK Law). Mr. Coletti joined KMK Law in 1982, where he became a partner in 1988 and a senior partner in 2016, with a practice concentrated in the corporate, securities and financing areas. Mr. Coletti currently serves on the Board of Directors of The Everglades Foundation and Gilligan Oil Company. Mr. Coletti served on the Miami University Board of Trustees from 2014 to 2021. He was a Trustee of the Miami University Foundation from 2006 to 2012, where he also served as Chairman of the Board from 2010 to 2012.

Qualifications and Key Skills: The Board believes that Mr. Coletti's knowledge of Cintas, gained through his many years of advising Cintas and his legal expertise surrounding complicated business matters, make his service on the Board valuable to Cintas.

Scott D. Farmer
Age: 65
Director Since: 1994
Board Committees: - Executive Committee
Background: Scott D. Farmer joined Cintas in 1981. He has held the positions of Vice President – National Account Division, Vice President – Marketing and Merchandising, Rental Division Group Vice President and Chief Operating Officer. He was elected Chief Executive Officer in July 2003. Mr. Farmer was appointed Chairman of the Board in September 2016, and upon his retirement as Chief Executive Officer in May 2021, he was appointed Executive Chairman of the Board.

Qualifications and Key Skills: The Board believes that Mr. Farmer's breadth of knowledge and experience in the areas of marketing, business development and corporate strategy, as well as his familiarity with all aspects of Cintas' business, render his service on the Board extremely beneficial to Cintas.

Martin Mucci
Age: 64
Director Since: 2023
Independent Director
Board Committees: - Audit Committee (financial expert under SEC guidelines) - Nominating and Corporate Governance Committee
Background: Martin Mucci served as Chief Executive Officer of Paychex, Inc. (Paychex), a human capital services company, from September 2010 to October 2022, which he originally joined in 2002 as Senior Vice President, Operations. Prior to joining Paychex, Mr. Mucci had a 20-year career with Frontier Communications of Rochester, a telecommunications company, where he held various senior level positions, including President of Telephone Operations and President and Chief Executive Officer of Frontier Telephone of Rochester. He currently serves as the Chairman of the Board of Paychex.

Qualifications and Key Skills: The Board believes that Mr. Mucci’s senior leadership in digital transformation, customer experience and corporate financial matters for publicly traded companies, as well as his independent director status and that the fact that he is an “audit committee financial expert” under SEC guidelines, makes his service on the Board extremely beneficial to Cintas.

Joseph Scaminace
Age: 71
Director Since: 2010
Independent Director
Board Committees: - Compensation Committee - Nominating and Corporate Governance Committee (Chair) - Executive Committee (Chair)
Background: Joseph Scaminace is designated as Lead Director of the Cintas Board of Directors. Mr. Scaminace was Chairman, President and Chief Executive Officer of Vectra Corporation (formerly OM Group, Inc.), a diversified industrial growth company, from 2005 until his retirement in 2015. Prior to joining Vectra Corporation, Mr. Scaminace was the President and Chief Operating Officer of The Sherwin-Williams Company, a paint and coatings company, where he had worked in various capacities since 1983. He is a member of the Board of Trustees of The Cleveland Clinic. Mr. Scaminace is also a director of Parker Hannifin Corporation.

Qualifications and Key Skills: The Board believes that Mr. Scaminace's principal executive officer experience and service as a director of another publicly-traded company, which have provided him insight into high-level corporate governance and executive compensation matters, as well as his independent director status, make him an integral member of Cintas' Board.

Todd M. Schneider
Age: 57
Director Since: 2021
Background: Todd M. Schneider joined Cintas in 1989. He has held various positions within Cintas, including several management positions. He was Vice President of Sales of the Midwest/South Central Region Rental Division and President and Chief Operating Officer of the former Document Management Division. He served as Senior Vice President of Sales of the Rental Division until June 2013, when he was appointed President & Chief Operating Officer of the Rental Division. In July 2018, Mr. Schneider was appointed Executive Vice President and Chief Operating Officer responsible for operations and marketing. In June 2021, Mr. Schneider was appointed President and Chief Executive Officer of Cintas.

Qualifications and Key Skills: The Board believes Mr. Schneider's extensive knowledge of Cintas through his various management and leadership roles makes his service on the Board extremely beneficial to Cintas.

Ronald W. Tysoe
Age: 71
Director Since: 2008
Independent Director
Board Committees: - Audit Committee (Chair) (financial expert under SEC guidelines) - Nominating and Corporate Governance Committee
Background: Ronald W. Tysoe served as Vice Chairman of Federated Department Stores, Inc. (now known as Macy's Inc.), a clothing and home furnishings company, from April 1990 to October 2006. Mr. Tysoe has previously served as a director of Taubman Centers, Inc. from 2007 to 2020, J. C. Penney Company, Inc. from 2013 to 2020, Canadian Imperial Bank of Commerce from 2004 to 2019, Pzena Investment Management Inc. from 2008 until 2013 and Scripps Networks Interactive, Inc. from 2008 to 2018.
Qualifications and Key Skills: The Board believes that Mr. Tysoe's service as a Vice Chairman of another publicly-traded company, his independent director status and the fact that he is an "audit committee financial expert" under SEC guidelines, given his understanding of accounting and financial reporting, disclosures and controls, make his Board service extremely beneficial to Cintas.

BOARD DIVERSITY

We believe it is important that our Board is composed of individuals reflecting the diversity represented by our employees-partners, our customers and our communities. Our Nominating and Corporate Governance Committee takes into account, among other factors which it may deem appropriate, the judgment, skill, diversity, business experience and needs of the Board as its function relates to the business of Cintas when nominating directors.

Cintas is committed to attracting, hiring and retaining a diverse workforce that is representative of the communities we serve. This commitment extends to the diverse composition of the Board. The following Board Diversity Matrix set forth below reports self-identified diversity statistics for the Board prior to the Annual Meeting.
To see our Board Diversity Matrix as of August 31, 2023, please see the proxy statement filed with the SEC on September 12, 2023.

Board Diversity Matrix (As of August 31, 2024)
Total Number of Directors:	11

Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	8	0	0

Part II: Demographic Background
African American or Black	1	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0

The following Board Diversity Matrix would apply after the 2024 Annual Meeting, should each of the nominees for director listed under Item 1 be reelected to the Board at the Annual Meeting. As noted in the following Board Diversity Matrix, 33% of the Board members would self-identify as female, and 11% of the Board members would self-identify as African American or Black.

Board Diversity Matrix
Total Number of Directors:	9

Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	6	0	0

Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0

CORPORATE GOVERNANCE
Cintas is a Washington corporation and, therefore, governed by the corporate laws of Washington. Since its stock is publicly traded on the NASDAQ Global Select Market and it files reports with the SEC, it is also subject to the rules of NASDAQ, as well as various provisions of federal securities laws and the Sarbanes-Oxley Act of 2002 (SOX).

Governance of the Company is placed in the hands of the directors who, in turn, elect officers to manage the business operations. The Board oversees the management of Cintas on your behalf. It reviews Cintas' long-term strategic plans and exercises direct decision-making authority in all major decisions, such as significant acquisitions, deconsolidations and the declaration of dividends. The Board also reviews financial and internal controls and management succession plans.

Shareholders may communicate with the full Board or individual directors on matters concerning Cintas by mail or through our website. Such communication should be sent to the attention of the Secretary. Interested persons may communicate directly and confidentially with our non-management directors by writing to D. Brock Denton, 6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio 45262-5737. However, any such communications that are considered to be improper for submission to the intended recipients will not be provided to the directors. Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate, directly or indirectly, to Cintas' business or communications that relate to improper or irrelevant topics. In addition, please note that the Secretary will not forward communications that are spam, junk mail or mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements.
BOARD'S ROLES AND RESPONSIBILITIES
Leadership Structure
The Board is responsible for evaluating and determining Cintas' leadership structure. Currently, two separate individuals serve in the capacities of Executive Chairman and Chief Executive Officer (CEO), respectively. Mr. Scott D. Farmer was appointed Executive Chairman of the Board in 2021 upon his retirement as CEO, and Mr. Todd M. Schneider transitioned to the position of President and CEO of the Company to replace Mr. Farmer in 2021. Mr. Schneider was also appointed to the Board in 2021.

Mr. Farmer had been Cintas' CEO since 2003 and Chairman of the Board since fiscal 2017. As Executive Chairman, Mr. Farmer is responsible for presiding over all meetings of the Board and shareholders, setting agendas for Board meetings and providing advice and counsel to Cintas' management regarding Cintas' business and operations. Mr. Schneider has been employed by Cintas since 1989, serving in various management and executive capacities. As CEO, Mr. Schneider is responsible for the general management, oversight, supervision and control of the business and affairs of Cintas, and ensuring that all actions and resolutions of the Board are carried into effect. With their many years of experience with Cintas, the Board believes that Mr. Farmer and Mr. Schneider are uniquely qualified to be Cintas' Executive Chairman and CEO, respectively. We believe that this leadership structure is currently the most appropriate for Cintas. The Board also believes that its risk management processes are well-supported by the current Board leadership structure.

In electing the Executive Chairman and appointing the CEO, the Board considers nominees' knowledge of and experience with Cintas and its corporate culture, general industry experience and other executive skills. Our Board recognizes that, depending on the circumstances, leadership models other than the current model might be appropriate. Our corporate governance guidelines provide that the Board selects the Executive Chairman of the Board in the manner that it determines to be in the best interests of Cintas' shareholders.

The Board designates a nonemployee director to serve as the Lead Director to preside over meetings of independent directors, coordinate the activities of the other nonemployee directors, act as liaison among other directors, preside at Board meetings in the absence of the Executive Chairman and to perform such other duties and responsibilities as the Board may determine. The Board has designated Joseph Scaminace as the Lead Director.

Risk Oversight
The entire Board, rather than a separate board committee, oversees Cintas' risk management process. Cintas relies on a comprehensive enterprise risk management (ERM) process to aggregate, monitor, measure and manage risks. The ERM approach is designed to enable the Board to establish a mutual understanding with management of the effectiveness of Cintas' risk management practices and capabilities, to review Cintas' risk exposure and to elevate certain key risks for discussion at the Board level as appropriate.

Our senior management is responsible for identifying, assessing and managing the Company's exposure to risk, and we have established a risk committee which is responsible for overseeing and monitoring our risk strategy and chartering risk mitigation related actions. The risk committee is chaired by the President and CEO and has broad-based functional representation, including the Deputy General Counsel and Chief Compliance Officer and senior management from Cintas' internal audit, compliance, legal, operations, security and finance areas. The President and CEO is the only member of the Board on the risk committee.

The risk committee meets frequently, typically two to three times per year. At its meetings, the risk committee discusses risks to Cintas' business (operational, financial and legal), the potential impact to the business and the probability of occurrence in order to determine the best solution and identify the need for resource allocation. This process includes evaluating management's preparedness to respond to the risk if realized. For example, during fiscal 2024, the Board continued and expanded upon its increased dialogue with management regarding the reputational, business and financial risks associated with the company's cyber security strategies and protocols.

One risk committee meeting annually focuses entirely on ERM. The risk profiles and current and future mitigating actions are discussed and refined during subsequent meetings with senior management and the President and CEO. Thereafter, the risk committee presents a comprehensive report to the Board in an interactive session during which the Board has the opportunity to further discuss the risk committee's assessments and conclusions.
Sustainability
Cintas is committed to being a responsible corporate citizen and strives to incorporate environmental, social and governance (ESG) principles into the daily operations of its business. The Board oversees our strategic approach to sustainable long-term value creation consistent with our desire to protect the environment, enhance humanity (social) and be accountable (governance). The entire Board, rather than a separate committee, oversees ESG matters, including training and development, employee-partner health and wellness, diversity, equity and inclusion, and pay equity. The Board also oversees our principal operating, business and compliance and ethics risks, including environmental matters, responsible and ethical sourcing, cybersecurity and workplace conduct.

Our Board of Directors and management team value continuous engagement with Cintas shareholders. Shareholders provide information and viewpoints to assist us in making informed decisions, and we acknowledge that shareholders also desire communication for a variety of reasons. Our Board and management engage with shareholders throughout the year in the Annual Shareholders Meeting, analyst conferences, non-deal roadshows, one-on-one investor meetings and other events. Topics of discussion include company performance, responses to changing market conditions, corporate strategy, management performance, executive compensation and capital allocation. Key areas of discussion with shareholders in the past year included our human capital management practices, including safety and diversity, and our commitment to sustainability including the issuance of our sustainability report. We remain committed to engaging with our shareholders and look forward to the continuous dialogue.

In fiscal 2024, Cintas published its fourth annual sustainability report where we report ESG topics, as well as Cintas’ continued strategy of a Shared Drive for Better. Our annual sustainability report has extensive information on specific ESG areas and is available on our website at www.cintas.com/company/esg. Our sustainability report is not, however, incorporated herein by reference.

Corporate Culture and Strategy
We believe that our culture at Cintas is just as essential as our products and services. Our culture impacts the quality of the employee-partners we hire, the way we communicate and interact with our customers and each other and our performance standards. Our culture is the cornerstone, representing our values, our behaviors, our way of working and how we approach our business, which is strong relationships and a dedication to taking care of one another and our customers. We operate according to the Cintas Code of Conduct and Business Ethics, available on our website at www.cintas.com/company/esg, which mandates full compliance with applicable laws and regulations and helps to preserve the integrity of our Company. The Board has required the adoption of the Cintas Code of Conduct and Business Ethics by directors, officers (including our principal executive officer and principal financial officer) and employee-partners. Cintas intends to post on its website within four business days after approval any amendments or waivers to the Cintas Code of Conduct and Business Ethics.

The Board engages with management regarding the development of the Company’s corporate strategy by reviewing and approving the annual strategic plan, which presents key initiatives and strategies over the next five years. The Board is provided with regular updates on the Company’s performance against its strategic plan and the progress of strategic initiatives. These actions allow the Board to have an ongoing and open dialogue with management regarding corporate strategy and long-term value creation.

BOARD COMMITTEES AND MEETINGS
The directors have organized themselves into the following standing committees: the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee. These committees are described below and help carry out Board responsibilities. In particular, Board committees work on key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board. Cintas expects all directors to attend all regularly scheduled Board, committee and shareholder meetings. All of the then presiding directors attended the 2023 Annual Meeting of Shareholders. During fiscal 2024, the Board met on four occasions. Each of Cintas' presiding directors attended 75% or more of the meetings of the Board and committees of which they were a member during fiscal 2024. In addition, the independent directors met in executive session on four occasions during fiscal 2024 without the presence of the non-independent director and management directors. The Lead Director presided over each session.

Each of our three standing committees operates under a written charter approved by the Board. The charters of each of our standing committees are available in the Investor Relations section of our website at www.cintas.com, under About – Investor Relations – Corporate Governance.

The current composition of each Board committee is set forth below:

Director	Nominating and Corporate Governance Committee	Audit Committee	Compensation Committee
Gerald S. Adolph(1)	X		Chair
John F. Barrett(1)	X	X
Melanie W. Barstad	X		X
Beverly Carmichael	X		X
Karen L. Carnahan(2)	X	X
Robert E. Coletti
Scott D. Farmer
Martin Mucci(2)	X	X
Joseph Scaminace	Chair		X
Todd M. Schneider
Ronald W. Tysoe(2)	X	Chair

Meetings in fiscal 2024	2	8	3
___________
(1)     Mr. Adolph and Mr. Barrett are not standing for reelection, and their terms will expire at the Annual Meeting.
(2)     Audit committee financial expert under SEC guidelines.
Cintas also has an Executive Committee, which is composed of Joseph Scaminace (Chairman), Scott D. Farmer and Robert E. Coletti. The Executive Committee acts for the Board as required between Board meetings. This Committee had no meetings in fiscal 2024, but did take several actions in writing.

Each of the Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee is composed entirely of independent, nonemployee directors, each of whom meets the relevant independence requirements established by NASDAQ and SOX that apply to their particular assignments.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is governed by a written charter adopted by the Board. The Nominating and Corporate Governance Committee is responsible for nominating persons for election as directors at each annual shareholders' meeting, making recommendations for filling any Board vacancies that may arise between meetings due to resignation or other factors and developing and recommending to the Board corporate governance policies and guidelines for Cintas, among other responsibilities. Based on its review, the Nominating and Corporate Governance Committee determines whether Board refreshment is needed in the near future and then identifies nominees who would be valuable assets to our Board and to the Company.

During fiscal 2024, Ms. Carmichael was initially recommended to the Nominating and Corporate Governance Committee of the Board as a director nominee by a global executive search and leadership consulting firm that was engaged by Cintas to conduct a nationwide search to identify potential Board of Director candidates.

Cintas does not have a formal policy regarding diversity in determining director nominees. However, in nominating directors, the Nominating and Corporate Governance Committee takes into account, among other factors which it may deem appropriate, the judgment, skill, diversity, business experience and needs of the Board as its function relates to the business of Cintas. As set forth in our Corporate Governance Guidelines, the Company has committed that the initial list from which new independent director nominees are chosen will include qualified female and racially/ethnically diverse candidates. The Company values diverse perspectives and experiences when determining director nominees.

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders in written correspondence directed to the Secretary of Cintas. The Nominating and Corporate Governance Committee does not have specific minimum qualifications that must be met for a candidate to be recommended or nominated as a director and evaluates the qualifications of candidates properly submitted by shareholders on the same basis as those of other director candidates. However, recommendations do not constitute candidate nominations, which must meet our Bylaw requirements, and in no event shall any nomination made by a shareholder be binding on Cintas unless it is made in strict accordance with Cintas' Bylaws as they may be amended from time to time.
Audit Committee
The Audit Committee is governed by a written charter adopted by the Board. Each of Ronald W. Tysoe, Karen L. Carnahan and Martin Mucci have been designated as an Audit Committee financial expert by the Board, and the Board has determined that Mr. Tysoe, Ms. Carnahan and Mr. Mucci satisfy the expertise and audit committee independence standards required by NASDAQ and the SEC.

The Audit Committee is solely responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee also evaluates information received from the independent registered public accounting firm and management to determine whether the registered public accounting firm is independent of management. The independent registered public accounting firm reports directly to the Audit Committee.

The Audit Committee is responsible for oversight of information security matters. The Chief Information Officer (CIO) and Chief Information Security Officer (CISO) provide quarterly updates to the Audit Committee on cyber security matters and annually provides a comprehensive update on the Company’s information security process. This includes status updates on new platforms/systems being implemented, IT Security/Governance (including the Company’s Security Maturity Level), status updates on information security standards and frameworks, such as the National Institute of Standards and Technology (NIST), any prevailing threats to the Company’s systems and IT countermeasures to mitigate the risks from cyber attacks. The Audit Committee monitors a robust information security training and compliance program that is completed annually, including the annual trainings on Information Security Awareness and Payment Card Industry Standards (PCI) Compliance. The Audit Committee oversees the information security insurance policy as well.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by Cintas concerning accounting, internal accounting controls or auditing matters and has established procedures for the confidential and anonymous submission by employee-partners of any concerns they may have regarding questionable accounting, auditing or financial matters.

The Audit Committee approves all audit and nonaudit services performed for Cintas by its independent registered public accounting firm prior to the time that those services are commenced. The Audit Committee Chairman also has the authority to approve these services between regularly scheduled meetings. In this event, the Audit Committee Chairman reports approvals made by him to the full Committee at each of its meetings. For these purposes, the Audit Committee, or its Chairman, is provided with information as to the nature, extent and purpose of each proposed service, as well as the approximate time frame and proposed cost arrangements for that service.

Compensation Committee
The Compensation Committee is governed by a written charter adopted by the Board. In discharging the responsibilities of the Board relating to compensation of Cintas' CEO and other senior executive officers, the purposes of the Compensation Committee are, among others, (i) to review and approve the compensation of Cintas' CEO and other senior executive officers and (ii) to oversee the compensation policies and practices of Cintas, including adopting, administering and approving Cintas' incentive compensation and stock plans and awards (and amendments to the plans or awards) and performing such duties and responsibilities as may be assigned under the terms of any executive compensation plan, incentive compensation plan or equity-based plan. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate in its sole discretion. In fiscal 2024, the Compensation Committee believes it reviewed the necessary resources available to survey the compensation practices of Cintas' peers and keep abreast of compensation developments in the marketplace.

The Compensation Committee periodically reviews the compensation practices and policies that apply to all Cintas employee-partners to determine whether such practices and policies are reasonably likely to have a material adverse effect on Cintas. As part of the Compensation Committee’s on-going process, the Compensation Committee, with the assistance of Cintas’ human resources, finance and legal departments, conducted an assessment of these compensation practices and policies and determined that they do not create risks that are reasonably likely to have a material adverse effect on Cintas. Among the areas the Compensation Committee considered in determining that Cintas’ compensation practices and policies do not pose a material risk to Cintas included Cintas' compensation philosophy, compensation plan design (balanced pay mix, weightings of measures, performance targets and annual and long-term incentives) and compensation plan governance and oversight (selection of performance targets, stock ownership requirements, claw-back policy and hedging policy).

Cintas' executive compensation policies are designed to support the corporate objective of exceeding our customers' expectations to maximize the long-term value of Cintas for its shareholders and employee-partners. To achieve this objective, the Compensation Committee believes it is important to provide competitive levels of compensation to attract and retain the most qualified employee-partners, to recognize individuals who exceed expectations and to closely link executive compensation with corporate performance. Cintas, with the Compensation Committee's oversight, uses short and long-term incentive and equity compensation plans to promote the achievement of company objectives.

The Compensation Committee processes and procedures for the consideration and determination of executive and director compensation, including the role of executive officers in determining or recommending the amount or form of executive compensation, are discussed in the Executive Compensation section.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee during fiscal 2024, listed above, has ever been an officer or employee-partner of Cintas, nor has any member been an executive officer of another entity at which one of our executive officers serves on the Board. No executive officer of Cintas serves (or served at any time during fiscal 2024) as a director or as a member of a committee of any company of which any of Cintas' nonemployee directors are executive officers.

NONEMPLOYEE DIRECTOR
COMPENSATION FOR FISCAL 2024

We maintain a nonemployee director compensation program pursuant to which our nonemployee directors are eligible to receive annual cash retainers and annual equity grants for their service on the Board and committees thereof. The annual cash fees for directors who are not employees of Cintas for fiscal 2024 were as follows:

	Cash Compensation Program
Cash Compensation Element	Effective October 2023 ($)	Effective Prior to October 2023 ($)

Annual retainer	100,000	85,000
Nominating and Corporate Governance Committee chair	35,000	25,000
Audit Committee chair	35,000	22,000
Audit Committee member	15,000	12,500
Compensation Committee chair	27,500	15,000
Compensation Committee member	12,500	11,500
The retainer fees are paid in quarterly installments. Nonemployee directors serving on a committee receive either the applicable chairmanship fee or the membership fee, but not both. All independent members of the Board serve on the Nominating and Corporate Governance Committee, and that membership fee is included as part of their Annual Retainer. It is Cintas' practice that the Lead Director chair the Nominating and Corporate Governance Committee. Directors are also reimbursed for reasonable out-of-pocket travel expenses incurred in connection with attendance at Board or committee meetings. Directors who are employees of Cintas are not separately compensated for serving as directors.

Also for fiscal 2024, upon annual election or appointment to the Board, nonemployee directors received restricted stock valued at approximately $85,000 based on the closing market price of Cintas common stock on the date of the grant, plus options to purchase Cintas common stock valued at approximately $85,000 based on the fair value of these options estimated at the date of the grant using a Black-Scholes option-pricing model. The value of the grants is prorated for directors appointed to the Board during the year. Each nonemployee director serving as of the 2023 Annual Meeting of Shareholders was granted 680 shares of restricted stock and options to purchase 2,352 shares of Cintas common stock at an exercise price equal to the closing market price on the date of grant of October 25, 2023 ($125.38) (in each case, as adjusted to reflect the Stock Split). Both restricted stock awards and stock options granted to directors generally vest 100% after one year from the date of the grant.

Nonemployee directors may choose to defer all or part of their cash compensation into Cintas common stock equivalents (phantom stock units) with dividend equivalents or into a deferred account that earns interest at a rate equal to that for one-year U.S. treasury bills, determined as of the preceding December 31, increased by 100 basis points. Deferred fees are payable either in a lump sum or in 12 to 120 monthly installments beginning in the month selected by the director, but in no case later than the first month after the director leaves the Board.

FISCAL 2024 DIRECTOR
COMPENSATION TABLE
The following table details fiscal 2024 compensation paid to nonemployee directors:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Total ($)

Gerald S. Adolph	120,625	85,257	85,107	290,989
John F. Barrett	110,625	85,257	85,107	280,989
Melanie W. Barstad	108,500	85,257	85,107	278,864
Beverly K. Carmichael(3)	28,125	64,041	63,741	155,907
Karen L. Carnahan	110,625	85,257	85,107	280,989
Robert E. Coletti	96,250	85,257	85,107	266,614
Martin Mucci	110,625	85,257	85,107	280,989
Joseph Scaminace	141,000	85,257	85,107	311,364
Ronald W. Tysoe	128,000	85,257	85,107	298,364
___________
(1)Represents the amount of cash compensation earned in fiscal 2024 for Board and committee service. A director may choose to have all or part of his or her cash compensation deferred and deemed to be invested in Cintas phantom stock units or one-year U.S. treasury bills plus 100 basis points. The directors who invested in Cintas phantom stock units would experience gains or losses equal to those experienced by any other shareholder who invested like money in Cintas stock at the same time during fiscal 2024. Each of Mr. Adolph, Mr. Barrett, Ms. Barstad, Ms. Carnahan and Mr. Coletti chose to receive all or a portion of their fees in Cintas phantom stock units as described above. Mr. Adolph received 852 units, Mr. Barrett received 780 units, Ms. Barstad received 768 units, Ms. Carnahan received 780 units and Mr. Coletti received 680 units (in each case, as adjusted to reflect the Stock Split).
(2)The amounts reported for restricted stock and stock options represent the aggregate grant date fair values of awards granted during the fiscal year calculated in accordance with the stock-based compensation accounting rules set forth in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). For more information on the assumptions used, see Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended May 31, 2024.
(3)Ms. Carmichael was appointed to the Board in January 2024 and did not attend her first board meeting until the last meeting of fiscal 2024, which was held in April 2024. In addition, due to Ms. Carmichael being appointed to the Board in the middle of fiscal 2024, she received prorated equity compensation grants in fiscal 2024. Ms. Carmichael was granted 428 shares of restricted stock and an option to purchase 1,476 shares of Cintas common stock at an exercise price equal to the closing market price on the date of grant of January 25, 2024 ($149.63) (in each case, as adjusted to reflect the Stock Split).

Outstanding restricted stock awards and option awards for each director at May 31, 2024 are as follows (in each case as adjusted to reflect the Stock Split):

Name	Shares of Restricted Stock Outstanding (#)	Options Outstanding (#)

Gerald S. Adolph	680	66,248
John F. Barrett	680	56,032
Melanie W. Barstad	680	46,472
Beverly K. Carmichael	428	1,476
Karen L. Carnahan	680	20,936
Robert E. Coletti	680	48,468
Martin Mucci	680	3,628
Joseph Scaminace	680	35,924
Ronald W. Tysoe	680	56,032

Stock Ownership Guidelines
The Compensation Committee believes that Cintas' nonemployee directors should own particular amounts of shares of common stock to align their long-term objective of managing Cintas with the interests of Cintas' shareholders. The Compensation Committee has adopted a stock ownership requirement for the nonemployee directors. Each nonemployee director is required to maintain a minimum equity stake in Cintas stock equivalent to five times the annual cash retainer.
The guidelines are assessed annually and are determined based on the current market practice and utilizing the cash retainer and closing common stock price on the last day of the fiscal year. All newly appointed directors will have five years from the time of appointment to achieve the minimum ownership requirement. Currently, all directors are in compliance with their ownership requirements.
For purposes of these requirements, stock ownership includes: (i) stock held outright by the nonemployee director (or his spouse or dependents); (ii) stock held in an individual brokerage account; (iii) stock granted to the director but not yet vested (in other words, restricted stock); and (iv) stock obtained through stock option exercise. Exceptions to these stock ownership requirements may be made at the discretion of the Compensation Committee if compliance would create a severe hardship.

Insider Trading Policy
The Company has adopted an Insider Trading Policy governing the purchase, sale and/or other dispositions of the Company’s securities by our directors, officers, employees and other covered persons that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. It is also the policy of the Company that the Company will not engage in transactions in Company securities, or adopt any securities repurchase plans, while in possession of material non-public information relating to the Company or its securities other than in compliance with applicable law, subject to the policies and procedures adopted by the Company. A copy of our Insider Trading Policy is filed as Exhibit 19 to our Form 10-K for the fiscal year ended May 31, 2024.

Anti-Hedging Policy
Pursuant to our Insider Trading Policy, we have prohibited our directors from purchasing any financial instrument or engaging in any other transaction, such as a zero-cost collar or a forward sale contract, that is designed to hedge or offset any decrease or increase in the market value of Cintas securities. Our Insider Trading Policy also prohibits our directors from participating in short sales of Cintas securities and from participating in a transaction involving options, such as puts, calls or other derivative securities, involving Cintas securities, unless approved in advance by our Executive Chairman of the Board and CEO in connection with a planned retirement from Cintas. Such prohibitions apply to Cintas securities granted to the directors as part of compensation or otherwise held, directly or indirectly, by each director. Currently, all directors are in compliance with this anti-hedging policy.

COMPENSATION MATTERS

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on the review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in Cintas' Proxy Statement and Annual Report on Form 10-K for the fiscal year ended May 31, 2024.
Committee Members: Gerald S. Adolph (Chairman), Melanie W. Barstad, Beverly K. Carmichael and Joseph Scaminace

EXECUTIVE COMPENSATION
Executive Officers
The following individuals currently serve as executive officers of the Company:

Name	Current Title
Todd M. Schneider(1)	President and Chief Executive Officer
Scott D. Farmer(1)	Executive Chairman of the Board
J. Michael Hansen(2)	Executive Vice President and Chief Financial Officer
James N. Rozakis(2)	Executive Vice President and Chief Operating Officer
D. Brock Denton(2)	Senior Vice President, Secretary and General Counsel
___________
(1)For biographical information about Mr. Schneider and Mr. Farmer, see "Election of Directors."
(2)Current non-director executive officer.
Our current non-director executive officer biographical information is as follows:
J. Michael Hansen, 56, joined Cintas in 1995. He has held various positions within Cintas, including General Manager of the Cincinnati First Aid and Fire locations and Corporate Controller. He was appointed Vice President and Treasurer in June 2010, a position that he held through January 31, 2015, when he was then appointed to Vice President - Finance and Chief Financial Officer. Mr. Hansen was promoted to Senior Vice President - Finance and Chief Financial Officer in October 2016. In July 2018, Mr. Hansen was appointed to Executive Vice President and Chief Financial Officer. He is responsible for finance and accounting, corporate compliance, corporate development, corporate flight and corporate facilities.
James N. Rozakis, 46, joined Cintas in 1999. He has held various positions within Cintas during his tenure. In June 2016, Mr. Rozakis became Senior Vice President, Rental Division until June 2020, when he was promoted to President and Chief Operating Officer of the Rental Division of the Company. In June 2023, Mr. Rozakis was appointed Executive Vice President and Chief Operating Officer of the Company. He is responsible for all business divisions, as well as enterprise sales, process improvements, apparel innovation and strategy, quality and engineering, and marketing.
D. Brock Denton, 49, joined Cintas in June 2021 and began serving as Senior Vice President, Secretary and General Counsel in August 2021. Prior to joining Cintas, Mr. Denton was an associate from 1999 to 2007 and a partner from 2007 to 2021 at KMK Law, where he served as Cintas' lead outside counsel and led the Business Representation and Transaction Group that handles all aspects of corporate law, with an emphasis on mergers and acquisitions. Mr. Denton is responsible for health and safety, corporate affairs, risk management, legal and compliance.

COMPENSATION
DISCUSSION AND ANALYSIS

This section discusses and analyzes the compensation awarded to, earned by or paid to Cintas' NEOs, as set forth in the Fiscal 2024 Summary Compensation Table and other executive compensation tables and narratives contained in this proxy statement. It also discusses the principles underlying our compensation policies and decisions. For fiscal 2024, each of the Company's executive officers was a named executive officer (NEO).

Overview of Compensation Program
The Compensation Committee oversees the compensation programs of Cintas, with particular attention to the compensation for its CEO and the other executive officers. It is the responsibility of the Compensation Committee to review and approve, or, as the case may be, recommend to the Board for approval, changes to Cintas' compensation policies and benefit plans and to administer Cintas' stock plans, including recommending and approving stock-based awards to executive officers. The Compensation Committee also works to help ensure that Cintas' compensation philosophy is consistent with the best interests of Cintas and its shareholders and is properly implemented and monitored. Generally, the types of compensation and benefits provided to all executive officers are similar.

The day-to-day administration of savings plans, profit sharing plans, stock plans, health, welfare and paid-time-off plans and policies applicable to employee-partners in general is handled by Cintas' human resources, finance and legal department employee-partners. The responsibility for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies belongs to the Compensation Committee.
Compensation Philosophy and Objectives
The primary focus of our executive compensation program is to support the corporate objective of maximizing the long-term value for our shareholders and employee-partners by exceeding our customers' expectations. We also strive to provide a competitive level of total compensation to all of our employee-partners, including the executive officers, that attracts and retains talented and experienced individuals and that motivates them to contribute to Cintas' short-term and long-term success.

Our incentive compensation program is designed to reward both individual and team performance, measured by overall Cintas results and individual achievement. In designing the incentive compensation program for fiscal 2024, the Compensation Committee focused on utilizing financial performance measures that are key drivers of our business and that compensate our NEOs for the execution of our strategic plan, which is intended to create shareholder value. The incentive compensation arrangements for our President and CEO, Mr. Schneider, our Executive Chairman, Mr. Farmer, and our Executive Vice President and Chief Operating Officer, Mr. Rozakis, were generally based on Cintas' diluted earnings per share (EPS), growth in sales and the accomplishment of certain individual goals. The incentive compensation arrangements for our Executive Vice President and Chief Financial Officer (CFO), Mr. Hansen, and our Senior Vice President, Secretary and General Counsel, Mr. Denton, were generally based on Cintas' EPS and achievement of individual performance.

Compensation Decision-Making Process
The Compensation Committee determines the compensation for the executive officers based on recommendations made by management as discussed below. Annually, the Compensation Committee conducts a job evaluation for each NEO, which includes a review of the job duties and a market analysis of executive compensation plans. As opposed to reviewing a limited number of peer group companies, we have chosen to a evaluate the practices of a larger group of similar sized companies. The analysis focuses on published general industry survey data by revenue size. We did not select the companies included in this survey group, and the component companies' identities were not a material factor in our compensation analysis. The Compensation Committee evaluates base salary, annual cash incentives, long-term compensation and other compensation. We believe that our NEOs' target compensation is competitive with the total compensation of comparable NEOs in our market analysis.

Based on the market analysis and individual performance, the Senior Vice President of Human Resources and Chief Diversity Officer makes a recommendation to the Compensation Committee on the CEO's base salary and annual cash incentive target for the upcoming fiscal year. The CEO makes a recommendation to the Compensation Committee for the base salaries and annual cash incentive targets for the upcoming fiscal year for other executive officers.

In October 2023, and at various meetings held during the remainder of fiscal 2024, the Board reviewed the results of our 2023 "say-on-pay" vote, in which approximately 98% of the votes cast approved of our NEOs' compensation. In addition, after taking into consideration the strong support for our executive compensation program reflected in the 2023 say-on-pay results, the Compensation Committee decided to generally continue to apply the same philosophy, compensation objectives and governing principles as it used for fiscal 2023 when making subsequent decisions regarding NEO compensation. The Compensation Committee believes the voting results again demonstrate significant support for our NEO pay program and did not make any changes to the fiscal 2024 program specifically in response to the 2023 say-on-pay results. The Compensation Committee has, however, continued to monitor the voting policies of our institutional shareholders and their advisors since last year, as well as reviewed the overall program to seek to ensure it achieves the designed goal as set forth in "Compensation Philosophy and Objectives" above and will continue to take those voting policies and the effectiveness of the program into account when considering changes to our executive compensation program.

Key Elements of Compensation
The following table summarizes the key fiscal 2024 compensation program elements for our NEOs. Each of these key elements of compensation is described and analyzed in more detail on the following page.

Element	Form of Compensation	Purpose

Base Salaries	Cash	Provides competitive, fixed compensation to attract and retain exceptional executive talent
Annual Cash Incentives	Cash	Provides a variable financial incentive to achieve corporate and individual goals
Long-Term Equity Incentives	Non-qualified stock options, restricted stock units and/or restricted stock	Encourages, under the terms of Cintas' equity plan, NEOs to build and maintain a long-term equity ownership position in Cintas so that their interests are aligned with our shareholders
Health, Retirement and Other Benefits	Eligibility to participate in benefit plans generally available to our employee-partners, including the Cintas Partners' Plan contributions (described below), health, life insurance and disability plans, our Deferred Compensation Plan (described below), and certain perquisites	Benefit plans are part of a broad-based employee benefits program. The Deferred Compensation Plan and perquisites provide competitive benefits to our NEOs

We believe that each element of our compensation program plays a substantial role in maximizing long-term value for our shareholders and employee-partners because of the significant emphasis on pay-for-performance principles. Generally, a substantial portion of an NEO's total compensation is based on Cintas' results and the NEO's individual achievements. As a result, Cintas' performance has a significant effect on the amount of compensation realized by the executive officers. The percentages of fiscal 2024 compensation for our CEO and the average of all other NEOs, as reported in the Fiscal 2024 Summary Compensation Table, are shown in the following charts:

Base Salaries
The Compensation Committee annually reviews the base salaries of our executive officers. The Compensation Committee also reviews an executive officer's base salary whenever there is a change in that executive officer's job responsibilities. The factors that influence base salary decisions are level and scope of responsibility, salary offered by comparably sized companies, overall performance of the individual and overall performance of Cintas.

The fiscal 2024 base salaries approved by the Compensation Committee for our NEOs were as follows:

Name	Base Salary	Increase vs. the Prior Fiscal Year
Todd M. Schneider	$1,076,400	3.5%
Scott D. Farmer	$500,000	—%
J. Michael Hansen	$664,117	3.5%
James N. Rozakis	$652,500	N/A(1)
D. Brock Denton	$538,200	3.5%
(1)    Mr. Rozakis was promoted to Executive Vice President and Chief Operating Officer of Cintas on June 1, 2023 and was not considered an NEO in the prior fiscal year.

Annual Cash Incentives
The Compensation Committee strongly believes that variable annual cash incentives provide a direct financial incentive for executive officers to achieve corporate and individual goals, which are strategically aligned with enhancing shareholder value. Near the beginning of each fiscal year, the Compensation Committee establishes an annual cash incentive target for each participating NEO based on certain financial goals and non-financial performance.

The performance components and targets were derived from the operating plans for Cintas for fiscal 2024 and represent goals for that year that the Compensation Committee believed would be challenging for Cintas, yet achievable if senior and operating management met or surpassed their business unit goals and objectives.

The Compensation Committee currently anticipates that performance components and targets similar to those described below will be utilized in fiscal 2025 because these objectives are key drivers of our long-term growth and creation of shareholder value. However, the Compensation Committee reserves the right to determine on an ongoing basis the performance components and targets it will use in developing the performance-based portion of the NEOs' compensation.

For fiscal 2024, the Compensation Committee approved a total incentive compensation plan for each of Mr. Schneider, Mr. Farmer and Mr. Rozakis. The aggregate amount of annual cash incentive for fiscal 2024 that could be earned by each of Mr. Schneider, Mr. Farmer and Mr. Rozakis was based on the financial objectives of fiscal 2024 Cintas EPS and fiscal 2024 sales growth and certain non-financial goals. The EPS and sales growth goals were established with reference to the operating plans for Cintas for fiscal 2024. The EPS goals for all participants for fiscal 2024 were identical. Mr. Schneider's non-financial goals related to safety, employee-partner diversity, corporate development, asset capacity utilization and leadership development matters. The non-financial goals for Mr. Farmer related to corporate development, Board of Directors succession planning and executive leadership succession planning. The non-financial goals for Mr. Rozakis related to safety, software implementation, sustainability and sales strategy.

Based upon the overall achievement of these objectives, each of Mr. Schneider, Mr. Farmer and Mr. Rozakis could earn from 0% to a maximum of 185% of the target annual cash incentive (with the maximum for each officer reflecting 200% of the portion of the award related to EPS and sales growth and 100% of the portion of the award related to non-financial goals).

The following table summarizes the annual cash incentive target awards and performance criteria (including percentage weightings) that were reviewed and approved by the Compensation Committee:

Name	Target Annual Cash Incentive Target	EPS Component	Sales Growth Component	Non-Financial Component	Increase in Target Award vs. the Prior Fiscal Year

Todd M. Schneider	$1,453,140	42.5%	42.5%	15.0%	39.7%
Scott D. Farmer	$500,000	42.5%	42.5%	15.0%	—%
James N. Rozakis	$691,650	42.5%	42.5%	15.0%	61.2%

The increases in target incentive award over the prior year for both Mr. Schneider and Mr. Rozakis were due to market adjustments for their respective positions and experience compared to similar positions in the market for companies with revenue between $6 billion and $10 billion.

Under the Management Incentive Plan, annual cash incentive calculations for achievement of financial goals are based on actual results, subject to adjustment at the discretion of the Compensation Committee to exclude extraordinary items that are not operational, such as accounting principle changes or revenue from an acquisition that was not in the business plan.

The potential annual cash incentive payout percentage multiplier for each component of Mr. Schneider's, Mr. Farmer's and Mr. Rozakis' target annual cash incentive is provided in the following tables (for each participating NEO, annual cash incentive payouts were designed to be interpolated on a straight-line basis, based on actual achievement between the levels of achievement established for the EPS and sales growth components of the annual cash incentives):

EPS Component Level of Achievement	EPS Goals(1)	Annual Cash Incentive Payout

Below Threshold	<$3.37	0%
Threshold	$3.37	25%
Target	$3.54	100%
Maximum	$3.79	200%
(1)    The amounts reported for EPS goals have been adjusted to reflect the Stock Split.

Sales Growth Component Level of Achievement	Sales Growth Goals (% Growth Over Prior Fiscal Year)	Annual Cash Incentive Payout

Below Threshold	<5.92%	0%
Threshold	5.92%	25%
Target	7.42%	100%
Maximum	10.42%	200%

Non-Financial Component Level of Achievement	Annual Cash Incentive Payout
Does Not Meet Goals	0%
Meets Most Goals	25%
Meets Goals	100%

The Grants of Plan-Based Awards for Fiscal 2024 table outlines estimated possible payouts under these non-equity incentive plan awards. Based on Cintas' EPS and sales growth for fiscal 2024, Mr. Schneider, Mr. Farmer and Mr. Rozakis earned an annual cash incentive payout of $2,151,190, $740,187 and $1,023,900, respectively. The fiscal 2024 Cintas EPS achievement for incentive plan calculation purposes was determined to be $3.79 (as adjusted to reflect the Stock Split). This EPS figure is between the "Target" and "Maximum" that could have been achieved. Sales growth achievement for fiscal 2024 incentive plan calculation purposes was determined to be 8.9%. This sales growth figure is between the "Target" and "Maximum" that could have been achieved. Mr. Schneider, Mr. Farmer and Mr. Rozakis received $217,971, $75,000 and $103,748, respectively, based on the performance of their non-financial goals outlined above. The individual performance level for Mr. Schneider, Mr. Farmer and Mr. Rozakis was "Meets Goals."

For fiscal 2024, the Compensation Committee also approved total incentive compensation plans for each of Mr. Hansen and Mr. Denton. The aggregate amount of annual cash incentive payout that could be earned for fiscal 2024 by each of Mr. Hansen and Mr. Denton was designed to be based on the sum of that NEO's earned incentive for the fiscal 2024 Cintas EPS component and the individual performance component (consisting of an overall subjective performance evaluation rather than performance against specified individual performance goals). Based upon overall performance, the eligible NEOs could earn from 0% to a maximum of 200% of the annual cash incentive target.

The following table summarizes the annual cash incentive target awards and performance criteria (including percentage weightings) that were reviewed and approved by the Compensation Committee:

Name	Annual Cash Incentive Target	EPS Component	Individual Performance Component	Increase in Target Award vs. the Prior Fiscal Year

J. Michael Hansen	$633,562	50%	50%	33.1%
D. Brock Denton	$427,869	50%	50%	72.5%

The increases over the prior year for both Mr. Hansen and Mr. Denton were due to market adjustments for their respective positions and experience compared to similar positions in the market for companies with revenue between $6 billion and $10 billion.

The potential annual cash incentive payout percentage multiplier for each component of Mr. Hansen's and Mr. Denton's target annual cash incentive is provided in the following tables (for each participating NEO, annual cash incentive payouts were designed to be interpolated on a straight-line basis, based on actual achievement between the levels of achievement established for the EPS component of the annual cash incentives):

EPS Component Level of Achievement	EPS Goals(1)	Annual Cash Incentive Payout

Below Threshold	<$3.37	0%
Threshold	$3.37	50%
Target	$3.54	100%
Maximum	$3.79	200%
(1)    The amounts reported for EPS goals have been adjusted to reflect the Stock Split.

Individual Performance Component Level of Achievement	Annual Cash Incentive Payout
Does Not Meet Goals	0%
Meets Most Goals	50%
Meets Goals	100%
Exceeds Goals	150%
Outstanding Achievement	200%

The Grants of Plan-Based Awards for Fiscal 2024 table outlines estimated possible payouts under these non-equity incentive plan awards. As presented to and approved by the Compensation Committee, the actual annual cash incentive payments earned for fiscal 2024 as reflected in the Fiscal 2024 Summary Compensation Table are as follows: Mr. Hansen earned a fiscal 2024 annual cash incentive award of $1,184,729, and Mr. Hansen's individual performance level was between "Exceeds Goals" and "Outstanding Achievement." Mr. Denton earned a fiscal 2024 annual cash incentive award of $853,577, and his individual performance level was "Outstanding Achievement." Fiscal 2024 Cintas EPS was achieved between the "Target" and the "Maximum" level, as disclosed above.

Long-Term Equity Incentives
The Compensation Committee believes that long-term equity incentives are a critical component of the overall compensation strategy, designed to align the interests of our NEOs with sustained, long-term shareholder value creation. Our long-term equity incentive compensation program is comprised of annual, performance-based opportunities to earn non-qualified stock options, restricted stock units and/or restricted stock. With respect to the participating NEOs, these awards are made pursuant to Compensation Committee decisions substantially along lines as described above for the Management Incentive Plan. The purpose of such awards is to incentivize NEOs to profitably grow Cintas' long-term business objectives and encourage NEOs to build and maintain a long-term equity ownership position in Cintas so that their interests are aligned with those of our shareholders.

The following table summarizes the fiscal 2024 annual long-term equity incentive target award opportunities and performance criteria (including percentage weightings) that were reviewed and approved by the Compensation Committee when determining such target award opportunities:

Name	Annual Long-Term Equity Incentive Target Award	EPS Component	Sales Growth Component	Individual Performance Component

Todd M. Schneider	$5,083,041	50.0%	50.0%	—%
Scott D. Farmer	$1,904,797	50.0%	50.0%	—%
J. Michael Hansen	$1,509,471	50.0%	—%	50.0%
James N. Rozakis	$1,508,855	50.0%	50.0%	—%
D. Brock Denton	$1,006,230	50.0%	—%	50.0%

As determined by the Compensation Committee, Mr. Schneider, Mr. Farmer and Mr. Hansen received their long-term incentive award for fiscal 2024 in restricted stock, and Mr. Rozakis and Mr. Denton received 50% of their award in stock options and 50% of their award in restricted stock.

The following information provides more detail with respect to the target award percentage multiplier tied to each milestone level of achievement.

The EPS component for all NEOs was considered by the Compensation Committee on the following basis:

EPS Component Level of Achievement	EPS Goals(1)	Equity Award

Below Threshold	<$3.37	0%
Threshold	$3.37	50%
Target	$3.54	100%
Maximum	$3.79	200%
(1)    The amounts reported for EPS goals have been adjusted to reflect the Stock Split.

The sales growth component for Mr. Schneider, Mr. Farmer and Mr. Rozakis was considered by the Compensation Committee on the following basis:

Sales Growth Component Level of Achievement	Sales Growth Goals (% Growth Over Prior Fiscal Year)	Equity Award

Below Threshold	<5.92%	0%
Threshold	5.92%	50%
Target	7.42%	100%
Maximum	10.42%	200%

The individual achievement components for Mr. Hansen and Mr. Denton were considered by the Compensation Committee on a subjective basis as described above under the Annual Cash Incentives section.

The factors that influence the determination of equity grant targets include level of responsibility, market compensation analysis, overall performance of the individual and the strategic impact of their role within Cintas. The Compensation Committee reviewed and approved the targets at the beginning of the fiscal year, and the actual award payout was granted based upon that NEO's performance compared to the targets. Based upon performance, the eligible NEOs could be awarded from 0% to a maximum of 200% of their target fiscal 2024 long-term incentive awards.

On August 12, 2024, Mr. Rozakis was awarded 37,284 non-qualified stock options under Cintas' 2016 Equity and Incentive Compensation Plan, as amended (2016 Plan) (as adjusted to reflect the Stock Split), based on Cintas fiscal 2024 EPS (between "Target" and "Maximum") and fiscal 2024 sales growth achievements (between "Target" and "Maximum"), as outlined under the Annual Cash Incentives section. Also on August 12, 2024, Mr. Denton was awarded 28,472 non-qualified stock options under the 2016 Plan (as adjusted to reflect the Stock Split) based on Cintas fiscal 2024 EPS (between “Target” and “Maximum”) and his individual performance level (which was “Outstanding Achievement”), as outlined under the Annual Cash Incentives section. Regarding Mr. Schneider's, Mr. Farmer's, and Mr. Hansen's awards, with consideration that Mr. Schneider, Mr. Farmer and Mr. Hansen are over the age of 55, the Compensation Committee awarded Mr. Schneider, Mr. Farmer and Mr. Hansen restricted stock.

On August 12, 2024, Mr. Schneider, Mr. Farmer and Mr. Rozakis were awarded 72,476, 27,152 and 10,756 shares of restricted stock, respectively, under the 2016 Plan (as adjusted to reflect the Stock Split) based on Cintas fiscal 2024 EPS (between “Target” and “Maximum”) and fiscal 2024 sales growth achievements (between “Target” and “Maximum”), as outlined under the Annual Cash Incentives section. Mr. Hansen was awarded 23,104 shares of restricted stock under the 2016 Plan (as adjusted to reflect the Stock Split) based on Cintas fiscal 2024 EPS (between “Target” and “Maximum”) and his individual performance level (which was between “Exceeds Goals” and "Outstanding Achievement"), as outlined under the Annual Cash Incentives section. These shares were awarded as Mr. Schneider's, Mr. Farmer's and Mr. Hansen's long-term equity awards. Also on August 12, 2024, Mr. Denton was awarded 8,220 shares of restricted stock under the 2016 Plan (as adjusted to reflect the Stock Split) based on Cintas fiscal 2024 EPS (between "Target" and "Maximum") and his individual performance level (which was "Outstanding Achievement") as outlined under the Annual Cash Incentives section.

In addition, during fiscal 2024, Mr. Rozakis was awarded non-qualified stock options and shares of restricted stock under the 2016 Plan in connection with his promotion, as previously discussed. On August 10, 2023, Mr. Rozakis was awarded 9,544 non-qualified stock options and 920 shares of restricted stock (in each case, as adjusted to reflect the Stock Split).

In accordance with the 2016 Plan, stock option awards have an exercise price equal to the closing stock price on the date of the award. As a result, stock options awarded to the NEOs increase in value only if the market price of the common stock increases. Stock options generally vest at a rate of 33% per year, beginning on the third anniversary of the date of grant and ending on the fifth anniversary of the date of grant. Restricted stock for NEOs generally vests three years from the date of grant.

Health, Retirement and Other Benefits
Cintas' benefits program includes retirement plans and group insurance plans. The objective of our group insurance plans is to provide our executive officers with reasonable and competitive levels of protection from events which could interrupt the executive officer's employment and/or income received as an active employee-partner.

The retirement plans offered to executive officers include Cintas' Partners' Plan and the Deferred Compensation Plan. The Partners' Plan is a noncontributory employee stock ownership plan and profit sharing plan with a 401(k) savings feature which covers substantially all employee-partners. The Deferred Compensation Plan is discussed in more detail in the Nonqualified Deferred Compensation for Fiscal 2024 table of this proxy statement, and its accompanying narrative and footnotes.

Executive perquisites are kept by the Compensation Committee to a minimal level and do not play a significant role in executive compensation. For the NEOs in fiscal 2024, executive perquisites consisted of automobile allowances, executive medical program participation and, for Mr. Farmer only, financial planning fees. These benefits and their incremental cost to Cintas are described in the Fiscal 2024 Summary Compensation Table and its footnotes. The Compensation Committee believes these perquisites to be reasonable, comparable with peer companies and consistent with Cintas' overall compensation practices.

Stock Ownership Guidelines
The Compensation Committee believes that Cintas' NEOs should own particular amounts of shares of stock to align their long-term objective of managing Cintas with the interests of Cintas' shareholders. The Compensation Committee has adopted a stock ownership requirement for the NEOs. Each continuing NEO is required to maintain a minimum equity stake in Cintas stock based on his job position. The following table shows the stock ownership requirements for the NEOs:

Officer	Minimum Ownership Requirement (Multiple of Base Salary)

Chief Executive Officer	6x
All other continuing executive officers	3x

The guidelines are assessed annually and are determined based on the current market practice and utilizing the respective NEO's base salary and closing stock price on the last day of the fiscal year. The NEOs are notified about their ownership requirements annually. All newly hired or promoted NEOs will have seven years from the time of hiring or promotion to achieve the minimum ownership requirement. Currently, all continuing NEOs are in compliance with their ownership requirements (or are within the initial achievement window for such compliance).

For purposes of these requirements, stock ownership includes: (i) stock held outright by the NEO (or his spouse or dependents); (ii) stock held beneficially through the Partners' Plan; (iii) stock held in an individual brokerage account; (iv) stock granted to the NEO but not yet vested (i.e., restricted stock or restricted stock units); and (v) stock obtained through stock option exercise. Failure to meet or to show sustained progress toward meeting the ownership requirements may result in a reduction in future annual and/or long-term cash incentive payouts in the form of stock. Exceptions to these stock ownership requirements may be made at the discretion of the Compensation Committee if compliance would create a severe hardship.
Anti-Hedging Policy
Pursuant to our Insider Trading Policy, we have prohibited certain employee-partners, including our officers, from purchasing any financial instrument or engaging in any other transaction, such as a zero-cost collar or a forward sale contract, that is designed to hedge or offset any decrease or increase in the market value of Cintas securities. Our Insider Trading Policy also prohibits our officers from participating in short sales of Cintas securities and from participating in a transaction involving options, such as puts, calls or other derivative securities, involving Cintas securities, unless approved in advance by our CEO in connection with a planned retirement from Cintas. Such prohibitions apply to Cintas securities granted to the employee-partners as part of compensation or otherwise held, directly or indirectly, by the employee-partner. Currently, all NEOs are in compliance with this anti-hedging policy.
Employment, Severance and Change in Control Agreements
Cintas has not entered into any employment or severance agreements with any of its NEOs that provide for payments upon a termination of employment or in connection with a change in control. Upon a termination of employment other than for "cause", Cintas has a practice of providing severance in exchange for a release of claims. Cintas has no policy regarding change in control agreements. For a further discussion on these topics, please see the Potential Payments Upon Termination, Retirement or Change in Control section of this proxy statement.
Recovery of Prior Awards
We seek to recover, to the extent practicable, performance-based incentive compensation from our executive officers. In 2023, the Board adopted Cintas’ Compensation Recoupment Policy (Recoupment Clawback Policy) in accordance with Rule 10D-1 under the Exchange Act. Under Cintas’ Recoupment Clawback Policy, our Compensation Committee will, to the extent permitted by law, recoup any incentive compensation (cash and equity) received by Cintas’ executive officers, in the event of a restatement of financial-based measures (regardless of whether detrimental conduct has occurred). In the case of a restatement of financial-based measures, the Board will reasonably promptly recover the amount by which the incentive compensation received exceeds the amount that would have been received if the error had not been made within three years preceding the date on which the Board determines that the financial measure contains a material error.

Following a material restatement or adjustment of our financial statements, the compensation subject to clawback is the amount in excess of what would have been awarded based on the corrected performance measures, calculated on a pre-tax basis. If the financial reporting measure applicable to the incentive or equity-based compensation is a stock price or total shareholder return (TSR) measure, the Board has broad authority to estimate the effect of the financial restatement on our share price in calculating recoverable compensation. In the case of detrimental conduct, the Board has the ability to recover all incentive compensation.
In addition, we maintain the Cintas Amended and Restated 2011 Clawback Policy (2011 Misconduct Clawback Policy), which provides that the Board may exercise its discretion to require any employee who receives equity-based compensation to reimburse bonus, incentive or equity-based compensation awarded to such employees in the event of:
•A material restatement or adjustment to our financial statements as a result of such employee’s gross negligence, knowing or intentional fraudulent or illegal misconduct; or
•Such employee’s detrimental conduct that has caused material financial, operational or reputational harm to the Company, including (i) acts of fraud or dishonesty during the course of employment; (ii) improper conduct that causes material financial, operational or reputational harm to the Company or our affiliates; (iii) improper disclosure of confidential material that causes material financial, operational or reputational harm to the Company or our affiliates; (iv) the commission of a felony or crime of comparable magnitude that subjects us to material reputational harm; (v) commission of an act or omission that causes a violation of federal or other applicable securities law; or (vi) gross negligence in exercising supervisory authority.
The Company may not indemnify any covered employee, directly or indirectly, for any losses incurred in connection with the recovery of any compensation under either the Recoupment Clawback Policy or the 2011 Misconduct Clawback Policy, including through the payment of insurance premiums, gross-up payments or supplemental payments. The Recoupment Clawback Policy and the 2011 Misconduct Clawback Policy will continue to apply to covered employees even after they cease to be employed by us.
Equity Grant Practices
The Compensation Committee approves all equity award grants to our NEOs on or before the grant date. The Compensation Committee's general practice is to complete its annual executive compensation review and determine performance goals and target compensation for our NEOs, following which they approve equity awards for NEOs. Specifically, the Compensation Committee has determined to grant annual equity awards no earlier than August 10 of each fiscal year, which the Compensation Committee believes is a sufficient amount of time for the public markets to absorb our fiscal year-end financial results. On occasion, the Compensation Committee may grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention, or other purposes. While the Compensation Committee has discretionary authority to grant equity awards to our NEOs outside of the cycle described above, it does not have a practice or policy of granting equity awards in anticipation of the release of material non-public information and, in any event, we do not time the release of material non-public information in coordination with grants of equity awards in a manner that intentionally benefits our NEOs.
Compensation Risk Determination
Our Compensation Committee assesses the potential risks relating to our compensation policies and practices for our employees, including those related to our executive compensation programs. Periodically, our Compensation Committee reviews and discusses with management the relationship between Cintas’ compensation policies and practices and its risk management, including the extent to which those policies and practices create risks for Cintas, to ensure that such policies and practices support not only economic performance, but also compliance with our risk management objectives, and to ensure that they do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company. Based on its review of our executive compensation program and pay for performance philosophy, the Compensation Committee has determined that our compensation policies and practices are not reasonably likely to create risks that would have a material adverse effect on the Company.
Tax Considerations of Our Executive Compensation Program
Section 162(m) of the Code generally limits the tax deductibility of annual compensation paid by public companies for certain executive officers to $1 million. In the exercise of its business judgment, and in accordance with its compensation philosophy, the Compensation Committee continues to have the flexibility to award compensation that is not tax deductible if it determines that such award is in our shareholders’ best interests.

FISCAL 2024 SUMMARY
COMPENSATION TABLE
The following table provides information regarding the compensation of our Chief Executive Officer during fiscal 2024, our Chief Financial Officer during fiscal 2024 and our three other NEOs for fiscal 2024.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compen- sation(2) ($)	All Other Compen- sation(3) ($)	Total ($)
Todd M. Schneider	2024	1,076,400	—	5,083,041	—	2,369,161	268,872	8,797,474
President and Chief Executive Officer	2023	1,040,000	—	4,442,984	—	1,924,000	163,272	7,570,256
	2022	1,000,000	—	4,316,592	506,307	1,850,000	104,201	7,777,100
Scott D. Farmer	2024	500,000	—	1,904,797	—	815,187	328,649	3,548,633
Executive Chairman of the Board	2023	500,000	—	2,220,614	—	925,000	338,772	3,984,386
	2022	500,000	—	2,073,717	—	925,000	407,029	3,905,746
J. Michael Hansen	2024	664,117	—	1,509,471	—	1,184,729	81,028	3,439,345
Executive Vice President and Chief Financial Officer	2023	641,659	—	1,054,111	—	952,198	65,446	2,713,414
	2022	616,980	—	490,988	491,455	915,544	69,540	2,584,507
James N. Rozakis	2024	652,500	—	867,228	1,091,912	1,127,647	153,867	3,893,154
Executive Vice President and Chief Operating Officer

D. Brock Denton	2024	538,200	—	503,320	502,910	853,577	52,328	2,450,335
Senior Vice President, General Counsel and Secretary	2023	520,000	—	442,103	564,102	496,080	36,807	2,059,092
	2022	500,000	—	467,920	582,818	477,000	18,853	2,046,591
___________
(1)The amounts reported for fiscal 2024 restricted stock and stock options are the aggregate grant date fair values of awards granted during the fiscal year calculated in accordance with ASC 718. For more information on the assumptions used for these awards see Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended May 31, 2024. Amounts disclosed for fiscal 2024 represent the probable outcome of the applicable performance conditions. In the event that the highest level of performance was achieved for these awards, the aggregate amounts would be as follows: $10,166,083 for Mr. Schneider; $3,809,593 for Mr. Farmer; $3,018,941 for Mr. Hansen; $3,467,995 for Mr. Rozakis; and $2,012,459 for Mr. Denton.

(2)Reflects for fiscal 2024, the annual cash incentive awards earned by the NEOs under the Management Incentive Plan discussed in further detail beginning on page 27.

(3)All other compensation for fiscal 2024 includes reimbursements or payments for automobile allowances, executive medical program participation, Partner's Plan contributions and restricted stock dividends. Cintas Partners' Plan contributions were as follows: $18,248 for Mr. Schneider; $18,401 for Mr. Farmer; $15,473 for Mr. Hansen; $16,717 for Mr. Rozakis; and $16,295 for Mr. Denton. Restricted stock dividends were as follows: $234,360 for Mr. Schneider; $272,519 for Mr. Farmer; $55,555 for Mr. Hansen; $45,599 for Mr. Rozakis; and $19,776 for Mr. Denton. All other compensation for fiscal 2024 also includes financial planning fees for Mr. Farmer and employer contributions to the deferred compensation plan for Mr. Rozakis equal to $75,182.

GRANTS OF PLAN-BASED
AWARDS FOR FISCAL 2024
The following table sets forth certain information regarding all grants of plan-based awards made to the NEOs during fiscal 2024 (in each case regarding shares, as adjusted to reflect the Stock Split):

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under-lying Options (#)	Exercise or Base Price of Option Awards(6) ($/sh)	Grant Date Fair Value of Stock and Option Awards(7) ($)
Name	Grant Date	Thresh- old ($)	Target ($)	Maximum ($)	Thresh- old (#)	Target (#)	Maximum (#)
Todd M.		0	1,453,140	2,688,309	—	—	—	—	—	—	—
Schneider(1)	8/15/2023(3)	—	—	—	0	41,608	83,216	—	—	—	5,083,041
Scott D.		0	500,000	925,000	—	—	—	—	—	—	—
Farmer(1)	8/15/2023(3)	—	—	—	0	15,592	31,184	—	—	—	1,904,797
J. Michael		0	633,562	1,267,124	—	—	—	—	—	—	—
Hansen(2)	8/15/2023(3)	—	—	—	0	12,356	24,712	—	—	—	1,509,471
James N.		0	691,650	1,383,300	—	—	—	—	—	—	—
Rozakis(1)	8/10/2023	—	—	—	—	—	—	—	9,544	122.54	337,547
	8/10/2023	—	—	—	—	—	—	920	—	—	112,737
	8/15/2023(4)	—	—	—	0	21,408	42,816	—	—	122.17	754,364
	8/15/2023(5)	—	—	—	0	6,176	12,352	—	—	—	754,491
D. Brock		0	427,869	855,738	—	—	—	—	—	—	—
Denton(2)	8/15/2023(4)	—	—	—	0	14,272	28,544	—	—	122.17	502,910
	8/15/2023(5)	—	—	—	0	4,120	8,240	—	—	—	503,320
___________
(1)Mr. Schneider, Mr. Farmer and Mr. Rozakis are eligible for an annual cash incentive and a long-term equity incentive award based on the achievement of targeted fiscal 2024 Cintas EPS and fiscal 2024 sales growth. Mr. Schneider, Mr. Farmer and Mr. Rozakis are also eligible for an annual cash incentive based on the accomplishment of non-financial goals outlined by the Compensation Committee. If Cintas meets the targeted EPS and targeted sales growth and the NEO achieves his non-financial goals, he will receive the targeted amount for the annual cash incentive. The portion of the annual cash incentive related to EPS and sales growth can decrease to 0% or increase up to 200%. The portion of the annual cash incentive related to the non-financial performance goals can decrease to 0% but not exceed the targeted amount, depending on the extent to which these goals are achieved. If the goals up to a certain level are not met, no incentive will be paid. Restricted stock and non-qualified stock options are granted pursuant to the terms and conditions of the 2016 Plan based on achievement against fiscal 2024 EPS and sales growth goals. In addition, as previously discussed, on August 10, 2023, Mr. Rozakis was awarded 9,544 non-qualified stock options and 920 shares of restricted stock under the 2016 Plan in connection with his promotion (in each case, as adjusted to reflect the Stock Split).

(2)Mr. Hansen and Mr. Denton are eligible for an annual cash incentive and a long-term equity incentive award based on the achievement of targeted fiscal 2024 Cintas EPS and an individual performance component (consisting of an overall subjective performance evaluation rather than performance against specified individual performance goals). If Cintas meets the targeted EPS and the NEO meets a particular individual performance level, he will receive the targeted amount. This amount can decrease to 0% or increase up to 200% of the target depending on the extent to which the EPS goal and individual performance are achieved. If achievement up to a certain level is not attained, no incentive will be paid. Restricted stock and non-qualified stock options are granted pursuant to the terms and conditions of the 2016 Plan based on achievement against fiscal 2024 EPS goals and individual achievement.

(3)With consideration that Mr. Schneider, Mr. Farmer and Mr. Hansen are over the age of 55, the Compensation Committee determined that Mr. Schneider's, Mr. Farmer's and Mr. Hansen's long-term equity incentive awards would be paid in restricted stock. Restricted stock generally vests after three years from the date of actual grant.
(4)Represents the stock option portion of the fiscal 2024 equity opportunity. Stock options generally vest at a rate of 33% per year, beginning on the third anniversary of the date of actual grant of the stock options and ending on the fifth anniversary of the date of actual grant of the stock options.

(5)Represents the restricted stock portion of the fiscal 2024 equity opportunity, actual grants under which will generally vest three years from the date of actual grant of the shares.

(6)The exercise price of the option portion of the fiscal 2024 equity opportunity is equal to the closing stock price on the date of actual grant of the stock options (in each case, as adjusted to reflect the Stock Split). The exercise price of the options granted to Mr. Rozakis on August 10, 2023 is equal to the closing stock price on the date of grant (as adjusted to reflect the Stock Split). See page 37 for more information.

(7)Amounts shown in this column represent the grant date fair value of stock and option awards calculated in accordance with ASC 718. The fair value of stock awards was determined by using the closing stock price on the date of the grant. The fair value of option awards was determined using the Black-Scholes model.

OUTSTANDING EQUITY AWARDS
AT FISCAL 2024 YEAR-END
The following table provides information regarding unexercised stock options and unvested stock awards held by our NEOs as of May 31, 2024 (plus grants made on August 12, 2024, in each case, as adjusted to reflect the Stock Split):

	Option Awards(1)					Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Todd M.	7/23/2019	—	33,176	65.20	7/23/2029
Schneider	7/28/2020	—	32,896	73.39	7/28/2030
	7/27/2021	—	82,516	97.22	7/27/2031
	7/27/2021	—	24,716	97.22	7/27/2031
	—					267,020	45,257,887
Scott D.
Farmer	—					229,352	38,873,444
J. Michael	7/31/2018	18,304	—	51.12	7/31/2028
Hansen	7/23/2019	44,368	22,192	65.20	7/23/2029
	7/28/2020	9,868	19,736	73.39	7/28/2030
	7/27/2021	—	46,832	97.22	7/27/2031
	7/26/2022	—	47,392	99.46	7/26/2032
	—					67,904	11,509,219
James N.	7/23/2019	—	16,224	65.20	7/23/2029
Rozakis	5/29/2020	6,920	6,920	61.99	5/29/2030
	7/28/2020	—	16,544	73.39	7/28/2030
	7/27/2021	—	50,696	97.22	7/27/2031
	7/26/2022	—	41,656	99.46	7/26/2032
	8/10/2023	—	41,616	122.54	8/10/2033
	8/10/2023	—	9,544	122.54	8/10/2033
	8/12/2024	—	37,284	189.91	8/12/2034
	—					45,780	7,759,367
D. Brock	8/27/2021	—	8,180	97.92	8/27/2031
Denton	7/26/2022	—	39,728	99.46	7/26/2032
	8/10/2023	—	39,736	122.54	8/10/2033
	8/12/2024	—	28,472	189.91	8/12/2034
	—					25,212	4,273,245
___________
(1)Stock options have a 10- year term and generally vest at a rate of 33% per year, beginning on the third anniversary of the date of grant and ending on the fifth anniversary of the date of grant. Securities underlying unexercised options and option exercise prices are as adjusted to reflect the Stock Split.
(2)    Restricted stock awards generally vest three years from the date of grant. The following table indicates the dates when the shares of restricted stock held by each NEO vest (in each case, as adjusted to reflect the Stock Split):

Vesting Date	Todd M. Schneider	Scott D. Farmer	J. Michael Hansen	James N. Rozakis	D. Brock Denton

7/27/2024	29,240	119,568	15,608	16,900	—
8/27/2024	—	—	—	—	576
7/26/2025	84,344	42,168	9,984	8,776	8,368
8/10/2026	80,960	40,464	19,208	9,348	8,048
8/12/2027	72,476	27,152	23,104	10,756	8,220

OPTION EXERCISES AND STOCK
VESTED FOR FISCAL 2024
The following table lists the number of shares acquired and the value realized as a result of option exercises by the NEOs in fiscal 2024 and the value of any stock awards that vested in fiscal 2024, (in each case, as adjusted to reflect the Stock Split).

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Todd M. Schneider	96,132	6,303,159	16,448	2,066,856
Scott D. Farmer	—	—	74,060	9,306,380
J. Michael Hansen	100,708	10,417,905	9,868	1,240,013
James N. Rozakis	61,892	4,986,848	9,584	1,193,200
D. Brock Denton	—	—	—	—
___________
(1)Calculated by multiplying the difference between the closing price of Cintas common stock at the time of the exercise and the exercise price by the number of shares (in each case, as adjusted to reflect the Stock Split).

(2)Calculated by multiplying the closing price on the date of vesting by the number of shares (in each case, as adjusted to reflect the Stock Split).

NONQUALIFIED DEFERRED
COMPENSATION FOR FISCAL 2024
Our NEOs are eligible to participate in a Deferred Compensation Plan. This Deferred Compensation Plan permits a group of highly compensated employee-partners of Cintas to defer the receipt of current year compensation which they have earned during the year. This Deferred Compensation Plan is intended to assist Cintas in the retaining and attracting of individuals of exceptional ability.

Our NEOs may elect to defer up to 75% of their base salary and up to 90% of their earned annual cash incentive awards. Amounts deferred are credited to the NEO's account under the Deferred Compensation Plan and are fully vested.

Future payments are distributed in a lump sum or in annual installments, based on the NEO's choice. If the form of payment selected provides for subsequent payments, subsequent payments will be made on the anniversary of the initial payment. All amounts are payable in a lump sum if the NEO terminates employment prior to meeting the definition of retirement; should the NEO meet the definition of retirement, the balance will be distributed as elected. All distribution decisions and payments under the Deferred Compensation Plan are subject to compliance with Section 409A of the Internal Revenue Code.

While deferred, amounts are credited with "earnings" as if they were invested as the NEOs chose in one or more investment options available under the Deferred Compensation Plan. The NEOs' accounts under the Deferred Compensation Plan will be adjusted from time to time, up or down, depending upon performance of the investment options chosen.

The following table provides information relating to the activity in the Deferred Compensation Plan accounts of the NEOs during fiscal 2024 and the aggregate balance of the accounts as of May 31, 2024:

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at May 31, 2024(4) ($)
Todd M. Schneider	—	—	645,644	—	5,104,742
Scott D. Farmer	—	—	3,189,925	—	16,483,560
J. Michael Hansen	—	—	167,990	—	1,029,478
James N. Rozakis	33,329	75,182	222,333	(34,293)	1,312,114
D. Brock Denton	55,088	—	20,285	—	131,957
___________
(1)Executive contributions are included in the NEO's salary and/or non-equity incentive plan compensation, as applicable, and as presented in the Fiscal 2024 Summary Compensation Table.
(2)Registrant contributions represent contributions by the Company for fiscal 2023, prior to the promotion of Mr. Rozakis to Executive Vice President and Chief Operating Officer of the Company. Subsequent to his promotion, Mr. Rozakis will no longer be eligible to receive Company contributions. These amounts are reported in the "All Other Compensation" column of the Fiscal 2024 Summary Compensation Table.
(3)Reflects the amount of earnings during fiscal 2024 based on the performance of the investment options chosen by the NEO. None of these earnings amounts are included in the Fiscal 2024 Summary Compensation Table.
(4)Include contributions previously reported in the Summary Compensation Tables for prior years as follows: $81,152 for Mr. Schneider; $7,457,678 for Mr. Farmer; $325,569 for Mr. Hansen; and $54,913 for Mr. Denton.

POTENTIAL PAYMENTS UPON TERMINATION,
RETIREMENT OR CHANGE IN CONTROL
Payments Made Upon Termination
Regardless of the manner in which an executive officer's employment terminates, except for a "for cause" termination, they are entitled to receive amounts earned during their term of employment. Such amounts include:
•except as otherwise described below, the right to exercise within 60 days of termination all vested stock options granted under Cintas' equity compensation plans as reflected in the Outstanding Equity Awards at Fiscal 2024 Year-End table;
•amounts contributed, earned and vested under the Cintas Partners' Plan; and
•amounts contributed and earned under the Deferred Compensation Plan as reflected in the Nonqualified Deferred Compensation for Fiscal 2024 table.
In addition, if Cintas elects to terminate an executive officer, they will receive four weeks' written notice or four weeks of base salary instead of notice. Generally, Cintas makes no payments to executives terminated for cause. Cintas has no other policy regarding severance payments.
Payments Made Upon Retirement
If an executive officer retires (as defined in the applicable plans), they are entitled to receive amounts earned during their term of employment. Such amounts include:
•vested non-qualified stock options granted under the Company’s 2005 Equity Compensation Plan (plus stock options, stock appreciation rights and other performance-based equity awards granted under the 2016 Plan) which would maintain the standard grant expiration date of 10 years from the grant issuance date, and restricted stock awards granted under the 2016 Plan which would immediately vest upon retirement in accordance with the 2016 Plan;
•amounts contributed, earned and vested under the Cintas Partners' Plan; and
•amounts contributed and earned under the Deferred Compensation Plan as reflected in the Nonqualified Deferred Compensation for Fiscal 2024 table.
Cintas has no overarching policy regarding retirement arrangements.
Payments Made Upon Death or Disability
In the event of the death or disability of an executive officer, in addition to the benefits listed under the heading "Payments Made Upon Retirement" above for the Cintas Partners' Plan and Deferred Compensation Plan, the NEO will receive benefits under Cintas' disability plan or payments under Cintas' life insurance plan, as appropriate. In the event of death, outstanding equity awards granted under the Company’s 2016 Plan will immediately vest. In the event of disability, outstanding equity awards granted under the Company’s 2016 Plan will continue to vest in accordance with the applicable plan. These payments are generally available to all employee-partners.
Payments Made Upon a Change in Control
Cintas has no overarching policy regarding payments made upon a change in control. Assuming that outstanding equity awards are assumed or converted into replacement awards in connection with a change in control, such awards would vest in full in the event that the grantee is terminated without cause (or resigns for good reason) within 24 months following the change in control. If the outstanding equity awards are not assumed or replaced with replacement awards, they would immediately vest with the change in control. In addition, if an executive officer is terminated without cause upon a change in control, they will receive four weeks' written notice or four weeks of base salary instead of notice.

The following table estimates the value of potential executive payments and benefits due to the NEOs upon certain terminations of employment or a change in control, assuming such events occurred on May 31, 2024. These estimates do not reflect the actual amounts that would be paid to the NEO, which would only be known at the time that they become eligible for payment and would only be payable if the specified event occurs. The actual compensation to be paid to an NEO can only be determined at the time such NEO’s employment is terminated and may vary based on factors such as the timing during the year of any such event, our stock price, the NEO’s age and any changes to our benefit arrangements and policies. In addition to the amounts set forth in the table below, each NEO would be entitled to receive any accrued and vested benefits under the Cintas Partners' Plan and the Deferred Compensation Plan in accordance with the terms of such plans. See the Nonqualified Deferred Compensation for Fiscal 2024 section for information regarding fiscal year-end balances of each NEO's nonqualified deferred compensation.

Executive Payments and Benefits Upon Separation	Involuntary Termination by Company Without Cause ($)	Involuntary Termination by Company For Cause ($)	Retirement(1) ($)	Death ($)	Termination as a Result of Disability ($)	Qualifying Termination in Connection with a Change in Control(2) ($)

Todd M. Schneider
Cash payments(3)	82,800	—	—	—	—	82,800
Value of stock options(4)	—	—	—	14,371,940	14,371,940	14,371,940
Value of restricted stock awards(5)	—	—	—	45,257,887	45,257,887	45,257,887
Insurance(6)	—	—	—	100,000	—	—
Total	82,800	—	—	59,729,827	59,629,827	59,712,627
Scott D. Farmer
Cash payments(3)	38,460	—	—	—	—	38,460
Value of stock options(4)	—	—	—	—	—	—
Value of restricted stock awards(5)	38,873,444	—	38,873,444	38,873,444	38,873,444	38,873,444
Insurance(6)	—	—	—	100,000	—	—
Total	38,911,904	—	38,873,444	38,973,444	38,873,444	38,911,904
J. Michael Hansen
Cash payments(3)	51,084	—	—	—	—	51,084
Value of stock options(4)	—	—	—	18,657,582	18,657,582	18,657,582
Value of restricted stock awards(5)	—	—	—	11,509,219	11,509,219	11,509,219
Insurance(6)	—	—	—	100,000	—	—
Total	51,084	—	—	30,266,801	30,166,801	30,217,885
James N. Rozakis
Cash payments(3)	50,192	—	—	—	—	50,192
Value of stock options(4)	—	—	—	13,753,484	13,753,484	13,753,484
Value of restricted stock awards(5)	—	—	—	7,759,367	7,759,367	7,759,367
Insurance(6)	—	—	—	100,000	—	—
Total	50,192	—	—	21,612,851	21,512,851	21,563,043
D. Brock Denton
Cash payments(3)	41,400	—	—	—	—	41,400
Value of stock options(4)	—	—	—	5,233,497	5,233,497	5,233,497
Value of restricted stock awards(5)	—	—	—	4,273,245	4,273,245	4,273,245
Insurance(6)	—	—	—	100,000	—	—
Total	41,400	—	—	9,606,742	9,506,742	9,548,142
___________
(1)As of May 31, 2024, Mr. Farmer was the only NEO who was retirement eligible in accordance with the 2016 Plan.

(2)Assumes all outstanding equity awards are converted into replacement awards in connection with a change in control and the NEO is either terminated without Cause or resigns for Good Reason (each as defined in the 2016 Plan) within 24 months following the change in control.
(3)Represents four weeks' worth of the NEO's base salary as of May 31, 2024. In the case of an involuntary termination without Cause or if the NEO resigns for Good Reason, Cintas may elect to provide four weeks' written notice instead of four weeks of base salary. In a qualifying termination in connection with a change in control, the NEO would receive the cash payment only when terminated without Cause or if the NEO resigns for Good Reason. Also, for purposes of this table, the fiscal 2024 annual incentive is not included as it was deemed earned as of May 31, 2024 and is subject to company performance.
(4)Amounts presented represent the intrinsic value of unvested stock options as of May 31, 2024, based on the closing price of Cintas common stock on May 31, 2024 of $169.49 (as adjusted to reflect the Stock Split).
(5)Amounts presented represent the market value of unvested restricted stock awards as of May 31, 2024, based on the closing price of Cintas common stock on May 31, 2024 of $169.49 (as adjusted to reflect the Stock Split).
(6)Each NEO is entitled to $50,000 in company-provided life insurance and, if applicable, $50,000 in company-provided accidental death and dismemberment insurance.

CEO PAY RATIO
We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below. Our calculation of the pay ratio may be different than the pay ratios of other public companies as a result of different methodologies used to determine the pay ratios. As a result, we would discourage the use of reported ratios as a basis for any comparison between companies.

In this summary, we refer to the employee-partner who received the Median Annual Compensation as the “Median Employee-Partner.” For purposes of this pay ratio disclosure, the date used to identify the Median Employee-Partner was May 31, 2024 (the Determination Date). The Determination Date used in our pay ratio disclosure in last year's proxy statement was May 28, 2021, the last Friday in May 2021. For fiscal 2024, we changed the date to May 31, 2024 to continue to use the last Friday of the month for purposes of administrative convenience. The CEO Compensation for purposes of this pay ratio disclosure was $8,797,474 for fiscal 2024, which is the amount reported for Mr. Schneider in the “Total” column of the Fiscal 2024 Summary Compensation Table. Additionally, for purposes of this pay ratio disclosure, the Median Annual Compensation for fiscal 2024 was $57,299 and was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K. The ratio of the CEO Compensation to the Median Annual Compensation for fiscal 2024 was approximately 154 to 1.

To identify the Median Employee-Partner from our total employee population, we first measured compensation for the period beginning on May 28, 2023, and ending on May 31, 2024 (measurement period) for approximately 46,500 employee-partners, representing all full-time, part-time, seasonal and temporary employee-partners of the Company and its consolidated subsidiaries as of the Determination Date. This number does not include any independent contractors or “leased” workers, as permitted by the applicable SEC rules. This number includes any employee-partners of businesses acquired by us or combined with us. Also, as permitted by SEC rules, under the 5% “de minimis exemption,” we excluded all non-U.S. and non-Canadian employee-partners, which represent less than 5% of our total workforce. The excluded employee-partners consisted of approximately 700 employee-partners in Honduras and approximately 550 employee-partners in Mexico. This compensation measurement was calculated by totaling salary and wages for each employee-partner for the measurement period. Specifically excluded from the calculation were the value of equity and equity-based awards, as such awards are not widely distributed to our employee-partner population. Further, we did not utilize any statistical sampling or cost-of-living adjustments for purposes of this pay ratio disclosure. A portion of our employee-partner workforce (full-time and part-time) identified above worked for less than the full measurement period due to commencing employment during that period. In determining the Median Employee-Partner, we annualized the compensation measure over the full measurement period for such individuals (but avoided creating full-time equivalencies) based on reasonable assumptions and estimates relating to our employee-partner compensation program.

Please note that SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K promulgated under the Exchange Act, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how it aligns executive compensation with the Company’s performance, see the Compensation Discussion and Analysis section.

					Value of Initial Fixed $100 Investment Based on:
Fiscal Year(1)	Summary Compensation Table Total for PEO(2) ($)	Compensation Actually Paid to PEO(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(4) ($)	Average Compensation Actually Paid to Non-PEO NEOs(5) ($)	Total Shareholder Return(6) ($)	Peer Group Total Shareholder Return(7) ($)	Net Income (thousands)(8) ($)	Adjusted Diluted EPS(9) ($)

2024	8,797,474	34,924,915	3,446,319	11,645,926	285.69	150.41	1,571,592	3.79
2023	7,570,256	19,652,770	2,837,688	6,352,215	197.10	143.56	1,348,080	3.25
2022	7,777,100	18,315,893	2,749,487	6,719,935	164.60	129.63	1,235,757	2.81
2021	9,035,393	15,389,401	2,667,811	14,063,683	144.68	132.83	1,110,968	2.56
___________
(1)     For purposes of this table the principal executive officer (PEO) and non-PEO NEOs are as follows:

Fiscal Year	PEO	Non-PEO NEOs

2024	Todd M. Schneider	Scott D. Farmer, J. Michael Hansen, James N. Rozakis, D. Brock Denton
2023	Todd M. Schneider	Scott D. Farmer, J. Michael Hansen, Michael L. Thompson, D. Brock Denton
2022	Todd M. Schneider	Scott D. Farmer, J. Michael Hansen, Michael L. Thompson, D. Brock Denton
2021	Scott D. Farmer	Todd M. Schneider, J. Michael Hansen, Michael L. Thompson, Thomas E. Frooman
(2)    Represents the amount of total compensation reported for the PEO for each corresponding fiscal year in the “Total” column of the Summary Compensation Table for each applicable fiscal year.
(3)     Represents the amount of “compensation actually paid” to the PEO, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not necessarily reflect the actual amount of compensation earned by or paid to the PEO during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the PEO’s total Summary Compensation Table compensation for each year to determine the compensation actually paid:

Fiscal Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Compensation Actually Paid to PEO ($)

2024	8,797,474	(5,083,041)	31,210,482	34,924,915
2023	7,570,256	(4,442,984)	16,525,498	19,652,770
2022	7,777,100	(4,822,899)	15,361,692	18,315,893
2021	9,035,393	(5,058,293)	11,412,301	15,389,401
(a)    The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable fiscal year.
(b)    The equity award adjustments for each applicable fiscal year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable fiscal year that are outstanding and unvested as of the end of the fiscal year; (ii) the amount of change as of the end of the applicable fiscal year (from the end of the prior fiscal year) in fair value of any awards granted in prior fiscal years that are outstanding and unvested as of the end of the applicable fiscal year; (iii) for awards that are granted and vest in same applicable fiscal year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior fiscal years that are determined to fail to meet the applicable vesting conditions during the applicable fiscal year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable fiscal year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable fiscal year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Fiscal Year	Year End Fair Value of Unvested Covered Year Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Prior Year Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Equity Award Adjustments ($)

2024	12,284,138	18,000,062	—	926,282	31,210,482
2023	9,556,114	6,916,705	—	52,679	16,525,498
2022	8,399,186	5,134,815	—	1,827,691	15,361,692
2021	10,568,018	—	—	844,283	11,412,301

(4)     Represents the average of the amounts reported for Cintas' non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable fiscal year.
(5)     Represents the average amount of “compensation actually paid” to the non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not necessarily reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs as a group during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total Summary Compensation Table compensation for the non-PEO NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in footnote three.

Fiscal Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards(a) ($)	Average Equity Award Adjustments(b) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2024	3,446,319	(1,707,327)	9,906,934	11,645,926
2023	2,837,688	(1,319,175)	4,833,702	6,352,215
2022	2,749,487	(1,258,646)	5,229,094	6,719,935
2021	2,667,811	(1,258,330)	12,654,202	14,063,683
(a)    The grant date fair value of equity awards represents the average of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable fiscal year.
(b)    The amounts deducted or added in calculating the equity award adjustments are as follows:

Fiscal Year	Average Year End Fair Value of Unvested Covered Year Equity Awards ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Prior Year Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Average Equity Award Adjustments ($)

2024	3,737,731	5,798,522	—	370,681	9,906,934
2023	2,836,813	1,975,658	—	21,231	4,833,702
2022	2,433,694	1,624,432	—	1,170,968	5,229,094
2021	2,412,208	8,129,869	—	2,112,125	12,654,202

(6) Cumulative total shareholder return (TSR) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(7)     Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the group of four comparison companies used for the stock performance graph on page 18 of our Annual Report on Form 10-K for the fiscal year ended May 31, 2024 (ABM Industries, Aramark, Rollins, Inc. and UniFirst Corporation).
(8)     Represents the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.
(9)     The amounts reported for diluted earnings per share have been adjusted to reflect the Stock Split. Our non-GAAP adjusted financial measure for fiscal 2022 diluted earnings per share excludes the impact of special gains and the related income tax impact. In fiscal years 2024, 2023 and 2021 there were no such special gains, so no adjustments were made.

Tabular List of Financial Performance Measures
As described in greater detail in the Compensation Discussion and Analysis section, Cintas' compensation programs are designed to enable us to attract and retain talented and experienced individuals who are motivated to contribute to Cintas' short-term and long-term success. As required by Item 402(v) of Regulation S-K, the following is a list of financial performance measures, which in our assessment, represents the most important financial performance measures used by Cintas to link compensation actually paid to Cintas' NEOs for fiscal 2024 to Cintas' performance.
•Adjusted Diluted EPS
•Sales Growth

Description of Relationships Between Certain Information Presented
In accordance with Item 402(v) of Regulation S-K, Cintas is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

APPROVAL, ON AN ADVISORY BASIS, OF
NAMED EXECUTIVE OFFICER COMPENSATION
(Item 2 on the Proxy Card)
The Board is committed to excellence in governance. As part of that commitment, and as required by Section 14A of the Exchange Act and Item 402(k) of Regulation S-K, the Board is providing our shareholders with an opportunity to vote to approve, on an advisory basis, NEO compensation, which is commonly known as "say-on-pay." We are currently conducting say-on-pay votes every year and expect to hold the next say-on-pay vote in connection with our 2025 Annual Meeting of Shareholders.

We are asking our shareholders to indicate their support for the compensation of our NEOs as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the executive compensation program and practices described in this proxy statement. Please read the Compensation Discussion and Analysis and the executive compensation tables and narrative disclosure for a detailed explanation of our executive compensation program and practices. In 2023, our shareholders approved, on an advisory basis, the compensation of our NEOs with a "FOR" vote of approximately 98% of the votes cast. Accordingly, we are asking our shareholders to vote "FOR" the following resolution:

Resolved, that the compensation of the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved on a non-binding, advisory basis.

As an advisory vote, this proposal is not binding on Cintas. However, the Compensation Committee of our Board, which is responsible for designing and administering our executive compensation program and practices, values the opinions expressed by shareholders in their vote on this proposal, and expects to consider the outcome of the vote when making future compensation decisions for NEOs.

YOUR BOARD UNANIMOUSLY RECOMMENDS
A VOTE FOR THIS PROPOSAL.

APPROVAL OF THE CINTAS CORPORATION 2016 AMENDED
AND RESTATED EQUITY AND INCENTIVE COMPENSATION PLAN
(Item 3 on the Proxy Card)

General
We are asking shareholders to approve the Cintas Corporation 2016 Amended and Restated Equity and Incentive Compensation Plan, which we refer to as the “Amended 2016 Plan,” which is attached hereto as Appendix A. The Amended 2016 Plan was unanimously approved and adopted by the Board on July 23, 2024 upon the recommendation of the Compensation Committee, subject to the approval of the Company’s shareholders at the Annual Meeting. The Amended 2016 Plan amends and restates the Cintas Corporation 2016 Equity and Incentive Compensation Plan, which we refer to as the “Existing 2016 Plan”, which was originally approved by the Company’s shareholders at the Company’s 2016 Annual Meeting of Shareholders. The Board is recommending that the Company’s shareholders vote in favor of the Amended 2016 Plan, which will succeed and replace the Existing 2016 Plan in its entirety.

The Amended 2016 Plan continues to afford the Compensation Committee the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company by encouraging stock ownership among officers, other key employees and non-employee directors of the Company, as well as among certain non-employee service providers to the Company.

If the Amended 2016 Plan is approved by shareholders at the Annual Meeting, it will be effective as of the day of the Annual Meeting, and future grants will be made on or after such date under the Amended 2016 Plan. If the Amended 2016 Plan is not approved by our shareholders, then it will not become effective, no awards will be granted under the Amended 2016 Plan, and the Existing 2016 Plan will continue in accordance with its terms as previously approved by our shareholders.

Our principal reason for adopting the Amended 2016 Plan is to obtain shareholder approval of the following material changes to the Existing 2016 Plan: (1) extending the term of the Existing 2016 Plan, which is scheduled to expire on October 18, 2026, until October 29, 2034, which would be the 10th anniversary of the date of shareholder approval of the Amended 2016 Plan and (2) increasing the individual annual limit on the maximum value of awards that may be granted in any one calendar year to a non-employee director of the Company from $300,000 to $500,000 per year. Non-employee director compensation for fiscal 2024 is set forth on page 21. The Amended 2016 Plan also makes certain other non-material changes, including conforming or clarifying changes, as well as removes provisions that were originally included in the Existing 2016 Plan solely for purposes of satisfying the “qualified performance-based compensation” exception under Section 162(m) of the Internal Revenue Code, which such exception has since been repealed. In addition, the Amended 2016 Plan also reflects the impact of the Stock Split, pursuant to which outstanding equity awards, the authorized share pool and individual award limits under the Existing 2016 Plan were equitably adjusted by the Compensation Committee in accordance with the existing terms of the Existing 2016 Plan.

Importantly, we are not asking our shareholders to approve any increase in the number of shares authorized for issuance pursuant to awards under the Amended 2016 Plan.
Why We Recommend That You Vote for this Proposal
The Amended 2016 Plan authorizes the Compensation Committee to provide equity-based compensation in the form of stock options, appreciation rights (or SARs), restricted stock, restricted stock units (or RSUs), performance shares, performance units, dividend equivalents and certain other awards denominated or payable in, or otherwise based on, shares of our common stock (or Common Shares) or factors that may influence the value of our shares, plus cash incentive awards, for the purpose of attracting and retaining non-employee directors and officers and other key employees and service providers of the Company and its subsidiaries, and to provide to such persons incentives and rewards for service or performance. Some of the key features of the Amended 2016 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.

We believe our future success depends in part on our ability to attract, motivate and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the Amended 2016

Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors.

The use of our Common Shares as part of our compensation program is also important to our continued success because equity-based awards are an essential component of our compensation program for key employees, as they link compensation with long-term shareholder value creation and reward participants based on the Company’s performance. As discussed in further detail in the “Compensation Discussion and Analysis,” equity compensation represents a significant portion of the compensation package for our Chief Executive Officer and other named executive officers. Because our equity awards generally vest over multiple years, the value ultimately realized from these awards depends on the long-term value of our Common Shares. Our equity compensation program also helps us to attract and retain talent in a highly competitive market, targeting individuals who are motivated by pay-for-performance. If the Amended 2016 Plan is approved, we intend to continue to utilize the existing shares that our shareholders have already authorized under the Existing 2016 Plan to continue our practice of incentivizing key individuals through equity grants under the Amended 2016 Plan, including after the Existing 2016 Plan would otherwise have expired.

Amended 2016 Plan Incorporates Compensation and Governance Best Practices
The Amended 2016 Plan contains provisions that are consistent with our pay-for-performance philosophy and incorporates compensation and governance best practices, including the following:
•No “evergreen” provision. The Amended 2016 Plan has a fixed number of shares available for issuance. There is no “evergreen” provision providing for the automatic increase in shares available under the Amended 2016 Plan.
•No discounted stock options or SARs. Stock options and SARs must be granted with an exercise price that is not less than 100% of the fair market value on the date of grant.
•Limit on Non-Employee Director Compensation. The aggregate value of all equity-based compensation that may be granted in any calendar year to a non-employee director under the Amended 2016 Plan is limited to $500,000 in total grant date value.
•Repricing prohibited. Repricing or certain other exchanges of stock options and SARs for Amended 2016 Plan awards or cash is prohibited, unless shareholder approval is first obtained.
•No “liberal” share recycling. No “liberal” share recycling practices are permitted under the Amended 2016 Plan. Shares tendered to us or retained by us in the exercise or settlement of an award or for tax withholding, shares not actually issued in connection with the exercise of SARs and shares that are repurchased on the open market with the proceeds of a stock option exercise price will not become available again for issuance under the Amended 2016 Plan.
•Clawback of awards. Awards granted under the Amended 2016 Plan are subject to the Company’s Recoupment Policy and Clawback Policy (each as described in more detail starting on page 32).
•Restrictions on dividends and dividend equivalents. The Amended 2016 Plan provides that dividends and dividend equivalent on restricted stock and RSUs subject to management objectives and performance shares shall not be paid until the relevant management objectives have been achieved.
•Administered by independent Compensation Committee. The Amended 2016 Plan is administered by the Compensation Committee, which is comprised entirely of independent, non-employee directors.
•No liberal definition of change in control. The Amended 2016 Plan’s definition of “change in control” provides that any change in control benefits will only be triggered in those instances where an actual change in control occurs (and not merely its approval by our Board or shareholders).
•Double-trigger change in control vesting of awards. The Amended 2016 Plan provides default “double-trigger” acceleration provisions on a change in control and, pursuant to the default provisions in the Amended 2016 Plan, outstanding awards will not automatically vest upon a change in control (unless they are not assumed or substituted by a successor).
•No change in control/280G tax gross-ups. The Amended 2016 Plan does not provide for any excise tax gross-up payments on “parachute payments”.

Summary of Key Plan Data
We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute shareholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of shareholder interests, as described above.
In recognition of the importance of managing dilution to our shareholders, and as noted above, we are not asking our shareholders to increase the shares that are currently authorized for issuance under the Existing 2016 Plan. Rather, we intend to utilize the existing share pool that our shareholders have already authorized (as equitably adjusted to reflect the Stock Split). In that regard, we currently anticipate that the existing shares available for future awards under the Existing 2016 Plan will last between 5-7 years, based on our historical grant rates and the approximate current share price, but could last for a shorter or longer period of time if actual practice or share price changes do not match historic rates.

Share Usage
The following summary sets forth certain information about the Existing 2016 Plan and the number of shares remaining available for issuance pursuant to awards under the Existing 2016 Plan, in each case as of September 12, 2024. As of that date, there were approximately 403,258,456 Common Shares outstanding (as adjusted to reflect the Stock Split). The closing price per Common Share on September 12, 2024 was $206.02 (as adjusted to reflect the Stock Split).
•Outstanding full-value awards (restricted stock and RSUs): 1,959,014 Common Shares (as adjusted to reflect the Stock Split) (approximately 0.5% percent of our outstanding Common Shares);
•Outstanding stock options: 14,081,951 Common Shares (as adjusted to reflect the Stock Split) (approximately 3.5% percent of our outstanding Common Shares);
•Weighted-average exercise price of outstanding stock options: $93.40 (as adjusted to reflect the Stock Split);
•Weighted-average remaining term of outstanding stock options: 6.35 years;
•Total Common Shares subject to outstanding awards as described above (full-value awards and stock options): 16,040,965 Common Shares (as adjusted to reflect the Stock Split) (approximately 4.0% percent of our outstanding Common Shares);
•Additional shares requested for approval under the Amended 2016 Plan: 0; and
•Total Common Shares available for future awards under the Amended 2016 Plan:19,625,595 Common Shares (as adjusted to reflect the Stock Split) (approximately 4.9% percent of our outstanding Common Shares).
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Historical Burn Rate and Overhang
Historical Burn Rate. A key factor that we consider in administering our equity compensation programs and in determining our share increase request is our “burn rate,” which is generally the number of Common Shares that we utilize under the Amended 2016 Plan each year relative to our total Common Shares outstanding. We define burn rate as the total number of shares granted under our Amended 2016 Plan during a period divided by the weighted average number of Common Shares outstanding during that period and expressed as a percentage.

The following table sets forth our burn rate for fiscal years 2024, 2023 and 2022    .

	2024	2023	2022

Burn rate (annual)	0.6%	0.8%	0.7%

Share Overhang and Dilution. Overhang provides a measure of the potential dilutive effect of all outstanding equity awards and Common Shares available for future grants. As of September 12, 2024, our overhang, calculated as the number of Common Shares subject to equity awards outstanding but not vested and, in the case of stock options, not exercised, plus the number of Common Shares available to be granted under the Existing 2016 Plan, divided by the total number of Common Shares outstanding as of September 12, 2024, was 8.8%.
Summary of Material Terms of the Amended 2016 Plan
The following is a summary of the material terms of the Amended 2016 Plan as approved by the Board. This is only a summary and does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended 2016 Plan, a copy of which is attached as Appendix A to this proxy statement.

Administration: The Amended 2016 Plan will generally be administered by the Compensation Committee (or its successor), or any other committee of the Board designated by the Board to administer the Amended 2016 Plan. References to the “Committee” in this proposal refer to the Compensation Committee or such other committee designated by the Board, as applicable. The Committee may from time to time delegate all or any part of its authority under the Amended 2016 Plan to any subcommittee thereof. Any interpretation, construction and determination by the Committee of any provision of the Amended 2016 Plan, or of any agreement, notification or document evidencing the grant of awards under the Amended 2016 Plan, will be final and conclusive. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of the Company, such administrative duties or powers as it deems advisable. In addition, the Committee may by resolution, subject to certain restrictions set forth in the Amended 2016 Plan, authorize one or more officers of the Company to (1) designate employees to be recipients of awards under the Amended 2016 Plan, and (2) determine the size of such awards. However, the Committee may not delegate such responsibilities for awards to be granted to any employee who is an officer, director or otherwise subject to the reporting requirements of Section 16 of the Exchange Act.

Eligibility: Any person who is selected by the Committee to receive benefits under the Amended 2016 Plan and who is at that time an officer or other employee of the Company or any of its subsidiaries is eligible to participate in the Amended 2016 Plan. In addition, certain persons who provide services to the Company or any of its subsidiaries that are equivalent to those typically provided by an officer or other employee (provided that such persons satisfy the Form S-8 definition of “employee”), and non-employee directors of the Company, may also be selected by the Committee to participate in the Amended 2016 Plan. As of September 12, 2024, there were approximately 1,760 employees and seven non-employee directors of the Company expected to be eligible to participate in the Amended 2016 Plan. The basis for participation in the Amended 2016 Plan is the Committee’s (or its authorized delegate’s) decision, in its sole discretion, that an award to an eligible participant will further the Amended 2016 Plan’s purposes as described above. In exercising its discretion, the Committee (or its delegate) will consider the recommendations of management and the purposes of the Amended 2016 Plan.

Shares Available for Awards under the Amended 2016 Plan: Subject to adjustment as described in the Amended 2016 Plan, the number of Common Shares available under the Amended 2016 Plan for awards of:
•stock options or appreciation rights;
•restricted stock;
•restricted stock units;
•performance shares or performance units;
•other stock-based awards under the Amended 2016 Plan; or
•dividend equivalents paid with respect to awards under the Amended 2016 Plan;

shall be, in the aggregate, 50,000,000 Common Shares (which reflects the original share pool under the Existing 2016 Plan of 12,500,000 shares and gives effect to the 4-to-1 Stock Split), (1) minus, as of the effective date, one Common Share for every one Common Share subject to an award granted under our 2005 Equity Compensation Plan (or the Predecessor Plan) between May 31, 2016 and October 18, 2016, which was the effective date of the Existing 2016 Plan, and (2) plus any Common Shares subject to awards granted pursuant to the Predecessor Plan that become available under the Amended 2016 Plan as a result of forfeiture, cancellation, expiration, or cash settlement of such awards (which we refer to, collectively, as the Available Shares). In addition, the aggregate number of Common Shares actually issued or transferred by us upon the exercise of “incentive stock options” (as defined in Section 422 of the Code (or Incentive Stock Options)) will not exceed 50,000,000 Common Shares (which reflects the original share pool for Incentive Stock Options under the Existing 2016 Plan of 12,500,000 shares and gives effect to the 4-to-1 Stock Split). Notwithstanding the foregoing, each Common Share issued pursuant to the Amended 2016 Plan prior to the record date of the Stock Split, will be deemed to have reduced the number of Common Shares available under the Amended 2016 Plan, both in total and in respect of Incentive Stock Options, by four Common Shares. The Available Shares may be Common Shares of original issuance, treasury shares or a combination of the foregoing.

Share Counting: The aggregate number of Common Shares available under the Amended 2016 Plan will be reduced by one Common Share for every one Common Share subject to an award granted under the Amended 2016 Plan.

If any award granted under the Amended 2016 Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the Common Shares subject to the award will, to the extent of such cancellation, forfeiture, expiration or cash settlement, again be available under the Amended 2016 Plan. If, after May 31, 2016, any Common Shares subject to an award granted under the Predecessor Plan are forfeited, or an award granted under the Predecessor Plan is cancelled or forfeited, expires or is settled in cash (in whole or in part), the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, be available for awards under the Amended 2016 Plan.

The Amended 2016 Plan further provides that the following Common Shares will not be added (or added back, as applicable) to the aggregate number of Common Shares available under the Amended 2016 Plan: (1) Common Shares withheld by us in payment of the exercise price of a stock option granted under the Amended 2016 Plan, (2) Common Shares tendered or otherwise used in payment of the exercise price of a stock option granted under the Amended 2016 Plan, (3) Common Shares withheld by us or tendered or otherwise used to satisfy a tax withholding obligation, (4) Common Shares subject to an appreciation right granted under the Amended 2016 Plan that are not actually issued in connection with its Common Shares settlement on exercise, and (5) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options granted under the Amended 2016 Plan. In addition, if under the Amended 2016 Plan a participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate number of Common Shares available under the Amended 2016 Plan.

Common Shares issued or transferred pursuant to awards granted under the Amended 2016 Plan in substitution for or in conversion of, or in connection with the assumption of, awards held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries will not count against the share limits under the Amended 2016 Plan. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the Amended 2016 Plan, but will not count against the share limits under the Amended 2016 Plan, provided that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the assumed plan absent the corporate transaction, and may only be made to individuals who were not employees or directors with us or any of our subsidiaries prior to such corporate transaction.

Types of Awards Under the Amended 2016 Plan: Pursuant to the Amended 2016 Plan, the Company may grant stock options (including non-qualified stock options and Incentive Stock Options), appreciation rights, restricted stock, RSUs, performance shares, performance units, cash incentive awards, dividend equivalents and certain other awards based on or related to our Common Shares.

Generally, each grant of an award under the Amended 2016 Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee (or an Evidence of Award), which will contain such terms and provisions as the Committee may determine, consistent with the Amended 2016 Plan. A brief description of the types of awards which may be granted under the Amended 2016 Plan is set forth below.

Stock Options: A stock option is a right to purchase Common Shares upon exercise of the stock option. Stock options granted to an employee under the Amended 2016 Plan may consist of either an Incentive Stock Option, a non-qualified stock option that does not comply with those requirements, or a combination of both. Incentive Stock Options may only be granted to employees of the Company or certain of our related corporations. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a Common Share on the date of grant. The term of a stock option may not extend more than ten years after the date of grant.

Each grant of a stock option will specify the applicable terms of the stock option, including the number of Common Shares subject to the stock option. Unless otherwise specified by the Committee and subject to the terms of the Amended 2016 Plan, (1) an award of service-based stock options granted to a participant who is not a non-employee director will become exercisable with respect to one-third of the stock options on each of the third, fourth and fifth anniversaries of the date of grant, if the participant remains in the continuous service of the Company or any subsidiary as of each such date; and (2) an award of service-based stock options granted to an participant who is a non-employee director will become exercisable in full on the first anniversary of the date of grant, if the participant remains in continuous service on the Board as of such date. A grant of stock options may provide for the earlier exercise of the stock options, including in the event of retirement, death or disability of the participant.

Any grant of stock options may specify management objectives that must be achieved as a condition to the exercise of the stock options. Unless otherwise specified for an award, consideration to be paid in satisfaction of the exercise price will be payable in (1) cash or check acceptable to the Company, or wire transfer of immediately available funds; (2) the actual or constructive transfer to the Company of Common Shares owned by the participant (or certain other consideration permitted under the Amended 2016 Plan) with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the Company will withhold Common Shares otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; and (5) such other methods as may be approved by the Committee. The exercise of a stock option shall be accomplished in accordance with terms and conditions as may be established by the Committee from time to time. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the Common Shares to which the exercise relates. Stock options granted under the Amended 2016 Plan may not provide for dividends or dividend equivalents.

To the extent a stock option is not previously exercised as to all of the Common Shares subject thereto, and, if the fair market value per Common Share is greater than the exercise price then in effect, then the stock option will be deemed automatically exercised immediately before its expiration.

Appreciation Rights: The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of tandem appreciation rights in respect of stock options granted under the Amended 2016 Plan and free-standing appreciation rights. A tandem appreciation right is a right, exercisable by surrender of the related stock option, to receive from the Company an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the value of our Common Shares on the date of exercise. Tandem appreciation rights may be granted at any time prior to the exercise or termination of the related stock option. However, a tandem appreciation right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A free-standing appreciation right is a right to receive from the Company an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the value of our Common Shares on the date of exercise. Unless otherwise specified, references herein to “appreciation right(s)” include both tandem and free-standing appreciation rights.

Each grant of an appreciation right will be evidenced by an Evidence of Award, which Evidence of Award will describe such appreciation rights, identify the related stock option (for tandem appreciation rights), and contain such other terms and provisions, consistent with the Amended 2016 Plan, as the Committee may approve. A grant of appreciation rights may provide for earlier exercise, including in the case of retirement, death or disability of the participant. Any grant of appreciation rights may specify management objectives that must be achieved as a condition of the exercise of such appreciation rights. An appreciation right may be paid in cash, Common Shares or any combination of the two.

Any grant of tandem appreciation rights will provide that such tandem appreciation rights may be exercised only at a time when (1) the related stock option is also exercisable, (2) the spread between the base price and the value of our Common Shares on the date of exercise is positive, and (3) the related stock option is surrendered for cancellation on a share-for-share basis.

Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of appreciation rights held by awardees of an entity engaging in a corporate acquisition or merger with the Company or any of our subsidiaries, the base price of a free-standing appreciation right may not be less than the fair market value of a Common Share on the date of grant. The term of a free-standing appreciation right may not extend more than ten years from the date of grant. Appreciation rights granted under the Amended 2016 Plan may not provide for dividends or dividend equivalents.

To the extent an appreciation right is not previously exercised as to all of the Common Shares subject thereto, and, if the fair market value per Common Share is greater than the base price then in effect, then the appreciation right will be deemed automatically exercised immediately before its expiration.

Restricted Stock: Restricted stock constitutes an immediate transfer of the ownership of Common Shares to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved. However, unless otherwise specified by the Committee and subject to the terms of the Amended 2016 Plan, (1) an award of service-based restricted stock granted to a participant who is not a non-employee director will vest in full on the third anniversary of the date of grant, if the participant remains in the continuous service of the Company or any subsidiary as of such date, and (2) an award of service-based restricted stock granted to a participant who is a non-employee director will vest in full on the first anniversary of the date of grant, if the participant remains in the continuous service on the Board as of such date.

Any grant of restricted stock may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to the restricted stock. Any grant of restricted stock may require that any or all dividends or distributions paid on restricted stock that remain subject to a substantial risk of forfeiture be restricted or automatically deferred and reinvested in additional restricted stock, which may be subject to the same restrictions as the underlying restricted stock. However, dividends or other distributions on restricted stock with restrictions that lapse as a result of the achievement of management objectives will be deferred until and paid contingent upon the achievement of the applicable management objectives. Each grant of restricted stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to the Amended 2016 Plan and will contain such terms and provisions, consistent with the Amended 2016 Plan, as the Committee may approve.

Any grant or sale of restricted stock may provide for the earlier termination of restrictions on such restricted stock, including in the event of retirement, death or disability of the participant.

Restricted Stock Units: Restricted stock units awarded under the Amended 2016 Plan constitute an agreement by the Company to deliver Common Shares, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of management objectives) during the restriction period as the Committee may specify. Unless otherwise specified by the Committee and subject to the terms of the Amended 2016 Plan, an award of service-based restricted stock units will vest in full on the third anniversary of the date of grant (such date, or such other date(s) as may be approved by the Committee with respect to an award or any portion of an award, the “RSU Vesting Date”), if the participant remains in the continuous service of the Company or any subsidiary as of such date.

Any grant or sale of restricted stock units may provide for the earlier lapse or other modification of the restriction period, including in the event of retirement, death or disability of the participant.

During the restriction period applicable to restricted stock units, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the Common Shares underlying the restricted stock units and no right to vote them. Rights to dividend equivalents may be extended to and made part of any restricted stock unit award at the discretion of and on the terms determined by the Committee, on a current, deferred or contingent basis, either in cash or in additional Common Shares, but dividend equivalents or other distributions on Common Shares under the restricted stock units with restrictions that lapse as a result of the achievement of management objectives will be deferred until and paid contingent upon the achievement of the applicable management objectives. Except as otherwise specified in an applicable Evidence of Award, with respect to an award of restricted stock units that is not subject to management objectives, from and after the date of grant until the earlier of (1) the time when the restricted stock units become vested and are paid and (2) the time when the participant’s right to receive Common Shares or cash in payment of the restricted stock units is forfeited, on the date that we pay a cash dividend (if any) to holders of Common Shares generally, the participant will be paid cash per restricted stock unit equal to the amount of such dividend.

Except as otherwise provided in an applicable Evidence of Award, payment for vested restricted stock units will generally be made as soon as practicable (but no later than 30 days) following the RSU Vesting Date. However, except as otherwise provided in an applicable Evidence of Award, to the extent the restricted stock units are vested but have not previously been settled on (1) the date of a change in control or (2) on the date of a participant’s cessation of service other than as a result of a termination for cause, payment will generally be made within 30 days of such date subject to the terms of the Amended 2016 Plan.

Each grant of a restricted stock unit award will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to the Amended 2016 Plan and will contain such terms and provisions, consistent with the Amended 2016 Plan, as the Committee may approve.

Cash Incentive Awards, Performance Shares, and Performance Units: Performance shares, performance units and cash incentive awards may also be granted to participants under the Amended 2016 Plan. A performance share is a bookkeeping entry that records the equivalent of one Common Share, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee. Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to cash incentive awards being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

These awards, when granted under the Amended 2016 Plan, become payable to participants upon of the achievement of specified management objectives and upon such terms and conditions as the Committee determines at the time of grant. Each grant may specify with respect to the management objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of performance shares or performance units, or the amount payable with respect to cash incentive awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels but falls short of maximum achievement. Except as otherwise provided in an applicable Evidence of Award, payment for an award of performance shares, performance units or cash incentive awards will be made as soon as practicable following (but no later than 30 days following) the date on which the achievement with respect to the applicable management objectives is determined. Any grant may specify that the amount payable with respect to such grant may be paid by the Company in cash, in Common Shares, in restricted stock or RSUs, or in any combination thereof.

Any grant of performance shares may provide for the payment of dividend equivalents in cash or in additional Common Shares, subject to deferral and payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid. Except as otherwise specified in an applicable Evidence of Award for performance shares, from and after the date of grant and until the earlier of (1) the time when the performance shares become vested and are paid and (2) the time when the participant’s right to receive Common Shares or cash in payment of the performance shares is forfeited, on the date that the Company pays a cash dividend (if any) to holders of Common Shares generally, the participant will be credited with cash per performance share equal to the amount of such dividend. Any amounts credited pursuant to the immediately preceding sentence will be subject to the same applicable terms and conditions (including vesting, payment and forfeitability) as apply to the performance shares based on which the dividend equivalents were credited, and such amounts will be paid in cash at the same time as the performance shares to which they relate.

The performance period with respect to a cash incentive award, performance share, or performance unit will be a period of time determined by the Committee on the date of grant and within which the management objectives relating to such award are to be achieved. The performance period may be subject to earlier lapse or modification, including in the event of retirement, death or disability of the participant.

Each grant of performance shares, performance units or cash incentive awards will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to the Amended 2016 Plan and will contain such other terms and provisions of such award, consistent with the Amended 2016 Plan, as the Committee may approve.

Other Awards: The Committee may grant to any participant Common Shares or such other awards (or Other Awards) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of the subsidiaries, affiliates or other business units of the Company. The terms and conditions of any such awards will be determined by the Committee. Common Shares delivered under an award in the nature of a purchase right granted under the Amended 2016 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.

In addition, the Committee may grant cash awards, as an element of or supplement to any other awards granted under the Amended 2016 Plan. The Committee may also grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the Amended 2016 Plan or under other plans or compensatory arrangements (including Common Shares granted to a director upon such director’s election to receive Common Shares in lieu of cash or other consideration), subject to terms determined by the Committee in a manner than complies with Section 409A of the Code.

Any grant of an Other Award may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, or disability of the participant.

Termination of Service: Except as otherwise provided in the Amended 2016 Plan regarding a termination of service or change in control or as otherwise provided by the Committee in respect of any award, (1) for awards that are subject to exercise, upon termination of a participant’s service for any reason, the then-exercisable portion of such award granted to the participant under the Amended 2016 Plan will terminate on the 60th day after the date of termination, and the portion of such award that is not then-exercisable will terminate on the date of termination of service, and (2) for awards that are not subject to exercise, upon termination of a participant’s service for any reason, the portion of such award that is not vested will terminate on the date of termination of service.

Except as otherwise provided by the Committee with respect to an award, if at the time a participant’s service with the Company and its subsidiaries is terminated or ceases, such participant holds an award (other than an award subject to management objectives) that is not vested and not exercisable (if applicable), the award will be subject to the following treatment, as applicable:
•If a participant is a non-employee director who ceases service on the Board by reason of death, disability (as defined in the Amended 2016 Plan) or retirement (as defined in the Amended 2016 Plan), then the award will immediately vest (and, if applicable, become exercisable). In the case of a stock option or appreciation right that vests as described in the preceding sentence, such award will remain exercisable until immediately prior to the tenth anniversary of the date of grant. If a non-employee director ceases service on the Board for any reason other than death, disability or retirement, then the stock option or appreciation right may be exercised at any time until immediately prior to the tenth anniversary of the date of grant (but only to the extent such participant was entitled to exercise such award at the time of cessation of service).
•If a participant who is not a non-employee director ceases service with the Company and its subsidiaries by reason of death, disability or retirement, (1) in the case of a stock option or appreciation right, the award will continue to vest as if the participant had remained continuously employed by the Company or a subsidiary through the end of the applicable vesting period and will remain exercisable until immediately prior to the tenth anniversary of the date of grant, and (2) in the case of an award other than a stock option or appreciation right, the award will immediately vest.
•If a participant’s service with the Company and its subsidiaries is terminated for cause, then the award will be forfeited immediately.

Except as otherwise provided by the Committee with respect to an award that is subject to management objectives, if at the time a participant’s service with the Company and its subsidiaries terminates, such participant holds an award that is not vested and not forfeited, the award will be subject to the following treatment, as applicable:

•If a participant ceases service with the Company and its subsidiaries by reason of death, disability or retirement, then the participant will vest in the portion of the award in which the participant would have vested (based on the actual achievement of the applicable management objectives over the entire performance period) if the participant had remained in the continuous employ of the Company or a subsidiary through the end of the applicable performance period, and any portion of the award that does not so vest following the participant’s termination of service will be forfeited. In the case of a stock option or appreciation right that vests as described in the preceding sentence, such award will remain exercisable until immediately prior to the tenth anniversary of the date of grant.
•If a participant’s service with the Company and its subsidiaries is terminated for cause, then the award will be forfeited immediately.

“Double-Trigger” Accelerated Vesting upon Change in Control: The Amended 2016 Plan includes default “double-trigger” acceleration provisions with respect to the vesting of awards in connection with a change in control of the Company. Under the Amended 2016 Plan, except as otherwise set forth in an Evidence of Award, upon a change in control, all then outstanding awards granted will vest or be earned if either (1) within a specified period (generally, 24 months following the change in control) the participant’s service is involuntarily terminated for reasons other than for cause or the participant terminates his or her employment or service for good reason or (2) the award is not assumed or converted into a replacement award as described in the Amended 2016 Plan.

The Amended 2016 Plan includes a definition of “change in control.” In general, except as otherwise set forth in an Evidence of Award, a change in control will be deemed to have occurred if: (1) a person or group becomes the beneficial owner of 25% or more of our then-outstanding Common Shares or the combined voting power of the Company's then-outstanding securities entitled to vote generally in the election of directors, subject to certain exceptions (including some relating to Richard T. Farmer and his heirs, lineal descendants, and legatees, and James J. Gardner’s heirs, lineal descendants and legatees); (2) individuals who constituted the Board cease for any reason to constitute at least a majority of the Board, unless their replacements are approved as described in the Amended 2016 Plan (subject to certain exceptions); (3) the Company closes a reorganization, merger, consolidation, significant sale of assets or other similar transaction resulting in a substantial change in its ownership or board composition, as further described in the Amended 2016 Plan; or (4) the Company’s shareholders approve its complete liquidation or dissolution.

Management Objectives: The Amended 2016 Plan provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives. Management objectives are defined as the measurable performance objective or objectives established pursuant to the Amended 2016 Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Committee, stock options, appreciation rights, restricted stock, restricted stock units, dividend equivalents or Other Awards. Management objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its subsidiaries. The management objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves.

Transferability of Awards: Except as otherwise provided by the Committee, no stock option, appreciation right, restricted stock, restricted stock unit, performance share, performance unit, cash incentive award, Other Award or dividend equivalents paid with respect to awards made under the Amended 2016 Plan will be transferrable by a participant except by will or the laws of descent and distribution, or, except in the case of an Incentive Stock Option, by a domestic relations order pursuant to Section 414(p)(1)(B) of the Code. In no event will any such award granted under the Amended 2016 Plan be transferred for value. Except as otherwise determined by the Committee, stock options and appreciation rights will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.

The Committee may specify at the grant date that all or part of the Common Shares that are subject to awards under the Amended 2016 Plan will be subject to further restrictions on transfer.

Adjustments; Corporate Transactions: The Committee will make or provide for such adjustments in the: (1) numbers of Common Shares covered by outstanding stock options, appreciation rights, restricted stock, restricted stock units, performance shares and performance units granted under the Amended 2016 Plan; (2) if applicable, number of Common Shares covered by Other Awards granted pursuant to the Amended 2016 Plan; (3) exercise price or base price provided in outstanding stock options and appreciation rights, respectively; (4) kind of shares covered thereby; (5) cash incentive awards; and (6) other award terms, as the Committee in its sole discretion, exercised in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any stock dividend, stock split, reverse stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

In the event of any such transaction or event, or in the event of a change in control of the Company, the Committee may provide in substitution for any or all outstanding awards under the Amended 2016 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or appreciation right with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control of the Company, the Committee may in its discretion elect to cancel such stock option or appreciation right without any payment to the person holding such stock option or appreciation right. The Committee will make or provide for such adjustments to the numbers of shares available for issuance under the Amended 2016 Plan and the share limits of the Amended 2016 Plan as the Committee in its sole discretion may in good faith determine to be appropriate in connection with such transaction or event. However, any adjustment to the limit on the number of Common Shares that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail to so qualify.

Prohibition on Repricing: Except in connection with certain corporate transactions or changes in the capital structure of the Company, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or appreciation rights, respectively, or (2) cancel outstanding stock options or appreciation rights in exchange for cash, Other Awards or stock options or appreciation rights with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or appreciation rights, as applicable, without shareholder approval. The Amended 2016 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and appreciation rights and that it may not be amended without approval by our shareholders.

Detrimental Activity and Recapture: The Committee may provide for the cancellation or forfeiture and repayment to the Company of any award or gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if any participant, either during employment or other service with the Company or a subsidiary or within a specified period after such employment or service, engages in any detrimental activity (as defined in the Amended 2016 Plan). In addition, the Committee may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and Section 5608 of the Nasdaq Listing Rules and any applicable rules and regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded. By accepting an award pursuant to the Amended 2016 Plan, the participant will be deemed to have agreed to abide by the Company’s Compensation Recoupment Policy (or Recoupment Policy) and the Company’s Amended and Restated 2011 Clawback Policy (as in effect from time to time, or Clawback Policy), in each case, to the extent applicable to the participant, in respect of all compensation received from the Company or any of its affiliates, whether pursuant to the Amended 2016 Plan or otherwise, to the extent set forth in the Recoupment Policy or the Clawback Policy, as applicable, and the participant will be deemed to have further agreed that, in the event that any such compensation previously paid to the participant is subject to recovery pursuant to the Recoupment Policy or the Clawback Policy, the Company will be permitted to recover such compensation through any means determined by the Company in its sole discretion, including through withholding by the Company or any of its affiliates of the participant’s salary, wages or any other cash or equity-based compensation payable to the participant by the Company or any of its affiliates. Please see “Compensation Discussion and Analysis - Anti-Hedging Policy, Employment, Severance and Change in Control Agreements and Recovery of Prior Awards” on page 32 for further information.

Grants to Non-U.S. Based Participants: In order to facilitate the making of any grant or combination of grants under the Amended 2016 Plan, the Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by the Company or any of its subsidiaries outside of the United States of America or who provide services to the Company or any of its subsidiaries under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Amended 2016 Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the Amended 2016 Plan as then in effect unless the Amended 2016 Plan could have been amended to eliminate such inconsistency without further approval by our shareholders. Any such special terms, supplements, sub plans, or alternative versions of the Amended 2016 Plan approved by the Committee may be attached as exhibits to the Amended 2016 Plan.

Withholding: To the extent the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the Amended 2016 Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of Common Shares, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold Common Shares having a value equal to the amount required to be withheld. When a participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the participant, Common Shares having a value equal to the amount required to be withheld or by delivering to the Company other Common Shares held by such participant. The shares used for tax or other withholding will be valued at an amount equal to the market value of such Common Shares on the date the benefit is to be included in participant’s income. In no event will the market value of the Common Shares to be withheld and delivered pursuant to the Amended 2016 Plan to satisfy applicable withholding taxes or other amounts in connection with the benefit exceed the minimum amount of taxes required to be withheld; provided, that, if authorized by the Committee, Common Shares with a market value in excess of the minimum amount of taxes required to be withheld may be withheld as long as such excess will not result in a negative accounting impact. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of stock options or appreciation rights.

No Right to Continued Employment: The Amended 2016 Plan does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its subsidiaries.

Effective Date of the Amended 2016 Plan: The Amended 2016 Plan will become effective on the date it is approved by the Company’s shareholders. No grants will be made under the Amended 2016 Plan on or after October 29, 2034, except that outstanding awards granted prior to such date will continue in effect thereafter subject to the terms thereof and of the Amended 2016 Plan.

Amendment and Termination of the Amended 2016 Plan: The Board generally may amend the Amended 2016 Plan from time to time in whole or in part. However, if any amendment (1) would materially increase the benefits accruing to participants under the Amended 2016 Plan, (2) would materially increase the number of shares which may be issued under the Amended 2016 Plan, (3) would materially modify the requirements for participation in the Amended 2016 Plan, or (4) must otherwise be approved by our shareholders in order to comply with applicable law or the rules of the Nasdaq Stock Market, then such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained. Furthermore, except as set forth in the applicable Evidence of Award, no amendment of the Amended 2016 Plan will be made that would impair the rights of a participant with respect to a previously granted award without his or her consent, except such an amendment made to comply with applicable law, tax rules, listing standards or accounting rules.

Further, subject to the Amended 2016 Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the

Amended 2016 Plan, no such amendment may be taken that would impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code and subject to certain other limitations set forth in the Amended 2016 Plan, and including in the case of termination of employment due to death, disability or retirement, in the case of unforeseeable emergency or other special circumstances, the Committee may accelerate the vesting of certain awards granted under the Amended 2016 Plan.

The Board may, in its discretion, terminate the Amended 2016 Plan at any time. Termination of the Amended 2016 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the Amended 2016 Plan more than ten years after the date that the Amended 2016 Plan is approved by our shareholders, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms of the Amended 2016 Plan.
New Plan Benefits
It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the Amended 2016 Plan because the grant and actual pay-out of awards under the Amended 2016 Plan are subject to the discretion of the Committee.
Federal Income Tax Consequences
The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Amended 2016 Plan based on Federal income tax laws in effect. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for Amended 2016 Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.
Tax Consequences to Participants
Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the shares of restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (or Restrictions). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted Common Shares received.

Nonqualified Stock Options. In general:
•no income will be recognized by an optionee at the time a non-qualified stock option is granted;
•at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and
•at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. The exercise of an Incentive Stock Option, however, may result in alternative minimum tax liability. If Common Shares are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If Common Shares acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Appreciation Rights. No income will be recognized by a participant in connection with the grant of an appreciation right. When the appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received on the exercise.

Restricted Stock Units. No income generally will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted Common Shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units), and the capital gains/loss holding period for such shares will also commence on such date.
Tax Consequences to the Company or its Subsidiaries
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Prior Grants under the Existing 2016 Plan
The following table sets forth, with respect to the individuals and groups named below, the aggregate number of shares subject to options previously granted under the Existing 2016 Plan (whether or not outstanding, vested or forfeited, as applicable) as of September 12, 2024, and the aggregate number of shares subject to full-value awards previously granted under the Existing 2016 Plan (whether or not outstanding, vested or forfeited, as applicable) as of September 12, 2024 (as adjusted to reflect the Stock Split):

Name and Position	Shares Subject to Stock Options	Shares Subject to Full Value Awards

Todd M. Schneider President and Chief Executive Officer	87,940	237,780
Scott D. Farmer Executive Chairman of the Board	—	109,784
J. Michael Hansen Executive Vice President and Chief Financial Officer	208,692	52,296
James. N. Rozakis Executive Vice President and Chief Operating Officer	179,092	28,880
D Brock Denton Senior Vice President, General Counsel and Secretary	116,116	24,636
All current executive officers as a group	591,840	453,376
All current directors who are not executive officers as a group	325,000	5,868
All employees, including all current officers who are not executive officers, as a group	13,165,111	1,499,770

Equity Compensation Plan Information
The following table provides information as of May 31, 2024 with respect to the shares of our Common Shares that may be issued under our equity compensation plans (as adjusted to reflect the Stock Split).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by shareholders	15,249,032	$85.73	19,928,492
Equity compensation plans not approved by shareholders	—	—	—
Total	15,249,032	$85.73	19,928,492

Vote Required
The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the Amended 2016 Plan.

YOUR BOARD UNANIMOUSLY RECOMMENDS
A VOTE FOR THIS PROPOSAL.

AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE REPORT
The Audit Committee oversees Cintas' financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls over financial reporting. As part of the oversight processes, the Audit Committee regularly meets with management of Cintas, Cintas' independent registered public accounting firm and Cintas' Vice President of Internal Audit. The Audit Committee regularly meets with each of these groups separately in closed sessions. Throughout the year, the Audit Committee had full access to management, the independent registered public accounting firm and internal auditors for Cintas. To fulfill its responsibilities, the Audit Committee did, among other things, the following:
(a)reviewed and discussed Cintas' audited financial statements for fiscal 2024 with Cintas' management and the independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;
(b)reviewed the quarterly earnings releases and reports on Form 10-K and Form 10-Q prior to release;
(c)reviewed management's representations that the interim and audited financial statements were prepared in accordance with U.S. generally accepted accounting principles and fairly present the results of operations and financial position of Cintas;
(d)reviewed and discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC, including matters related to the conduct of the audit of Cintas' financial statements;
(e)received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence;
(f)based on the reviews and discussions with management and the independent registered public accounting firm, the independent registered public accounting firm's disclosures to the Audit Committee, the representations of management and the report of the independent registered public accounting firm, recommended to the Board, which adopted the recommendation, that Cintas' audited annual financial statements be included in Cintas' Annual Report on Form 10-K for the fiscal year ended May 31, 2024, for filing with the SEC;
(g)reviewed all audit and nonaudit services performed for Cintas by the independent registered public accounting firm for the fiscal year ended May 31, 2024 and determined that its provision of nonaudit services was compatible with maintaining its independence from Cintas;
(h)consulted with counsel regarding SOX, NASDAQ's corporate governance listing standards and the corporate governance environment in general and considered any additional requirements placed on the Audit Committee as well as additional procedures or matters the Audit Committee should consider;
(i)reviewed and monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of SOX, reviewed a report from management and internal audit regarding the design, operation and effectiveness of internal control over financial reporting and reviewed an attestation report from the independent registered public accounting firm regarding the effectiveness of internal control over financial reporting; and
(j)examined the Audit Committee Charter to determine compliance by Cintas and the Audit Committee with its provisions and to determine whether any revisions to the Charter were advisable. The Cintas Audit Committee Charter was approved at the January 15, 2024 Audit Committee Meeting. Only minor changes to the Charter were required.

RESPECTFULLY SUBMITTED BY THE MEMBERS OF THE AUDIT COMMITTEE:
Ronald W. Tysoe (Chairman), John F. Barrett, Karen L. Carnahan and Martin Mucci

Fees to Independent Registered Public Accounting Firm
The Audit Committee appointed Ernst & Young LLP as the independent registered public accounting firm to audit the fiscal 2024 financial statements.

Fees billed for services are as follows:

	Fiscal 2024	Fiscal 2023
Audit Fees(1)	$1,815,325	$1,756,154
Tax Fees(2)	$370,440	$134,748
Audit Related Fees(3)	$121,000	$118,000
___________
(1)Audit Fees were for audit services, including the integrated audit of Cintas' consolidated financial statements (including the review of quarterly financial statements) and the effectiveness of Cintas' internal control over financial reporting.
(2)Tax Fees were for tax advisory and compliance-related services.
(3)Audit Related Fees for fiscal 2024 and fiscal 2023 were for audits of benefit plans.

All of the fees above were pre-approved by the Audit Committee. None of these fees were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the SEC.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 4 on the Proxy Card)
We are asking shareholders to ratify the appointment of Ernst & Young LLP as Cintas Corporation’s independent auditors for the year ending May 31, 2025. The Audit Committee annually considers the independence, qualifications and performance of Ernst & Young LLP. Such consideration includes reviewing the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussing with Ernst & Young LLP their independence. The Audit Committee periodically reviews and evaluates the performance of Ernst & Young LLP’s lead audit partner, oversees the required rotation of Ernst & Young LLP’s lead audit partner responsible for the Company’s audit and reviews and considers the selection of the lead audit partner. In addition, in order to help ensure auditor independence, the Audit Committee periodically considers whether there should be a rotation of the Company’s independent registered public accounting firm.

In fiscal 2024, the Audit Committee also considered several factors in deciding whether to re-engage its independent registered  public accounting firm including the length of time Ernst & Young LLP has served as the Company’s independent auditors, Ernst  & Young LLP’s general reputation for adherence to professional auditing standards, the breadth and complexity of the Company’s  business and its global scope and the resulting demands placed on the Company’s auditing firm in terms of expertise in the Company’s business, the quantity and quality of Ernst & Young LLP’s staff and the Company’s global reach.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Although shareholder ratification of Ernst & Young LLP is not required by law, the Board believes it is advisable to provide shareholders an opportunity to ratify this selection. In the event that shareholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee may reconsider the appointment, but is not required to do so. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year should it determine that such change is in the best interests of the Company and its shareholders.

YOUR BOARD UNANIMOUSLY
RECOMMENDS A VOTE FOR THIS PROPOSAL.

STOCK OWNERSHIP

PRINCIPAL
SHAREHOLDERS
The following table sets forth the names and addresses of the only shareholders known by Cintas to own beneficially 5% or more of its outstanding Common Stock as of September 12, 2024. All share amounts shown below are as adjusted to reflect the Stock Split.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Scott D. Farmer(1)	57,678,552 (4)	14.2%
Vanguard Group, Inc.(2)	41,197,032 (5)	10.2%
Blackrock, Inc.(3)	28,799,136 (6)	7.1%
___________
(1)The mailing address of Scott D. Farmer is 8044 Montgomery Road, Suite 480, Cincinnati, Ohio 45236.
(2)The mailing address of Vanguard Group, Inc. is P.O. Box 2600 V26, Valley Forge, Pennsylvania 19482-2600.
(3)The mailing address of Blackrock, Inc. is 55 East 52nd Street, New York, New York 10055.
(4)Mr. Farmer has sole voting and dispositive power over 57,678,552 shares of Cintas common stock. This amount includes (a) 1,863,200 shares of Cintas common stock held directly by Mr. Farmer, of which 14,668 shares are pledged, (b) 33,505,548 shares of Cintas common stock held indirectly by Mr. Farmer through Summer Hill Partners, LLLP, 15,651,200 shares held indirectly by Summer Hill Partners II, LLC, 1,005,352 shares held indirectly by a limited liability company under control of Mr. Farmer, 4,000,000 shares held indirectly by Summer Hill Partners IV, LLC (c) 1,294,676 shares of Cintas common stock held indirectly by Mr. Farmer through trusts for the benefit of Mr. Farmer and members of his immediate family over which Mr. Farmer serves as trustee, (d) 335,520 shares of Cintas common stock held indirectly by Mr. Farmer through a limited partnership (e) 18,304 shares of Cintas common stock held indirectly by Mr. Farmer through his spouse and (f) 4,752 shares of Cintas common stock held indirectly by Mr. Farmer through an employee stock ownership plan.
    While Mr. Farmer may be deemed to have or share voting or dispositive power with respect to shares of Cintas common stock owned by Summer Hill Partners, LLLP, Summer Hill Partners II, LLC, Summer Hill Partners IV, LLC, trusts, a limited partnership and a limited liability company, he disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein, if any.
(5)As reported on Schedule 13G/A filed with the SEC on February 13, 2024, Vanguard Group, Inc. has sole dispositive power with respect to 39,697,168 shares of Cintas common stock (as adjusted to reflect the Stock Split), shared dispositive power with respect to 1,499,864 shares of Cintas common stock (as adjusted to reflect the Stock Split) and shared voting power with respect to 467,520 shares of Cintas common stock (as adjusted to reflect the Stock Split).
(6)As reported on Schedule 13G/A filed with the SEC on January 26, 2024, Blackrock, Inc. has sole dispositive power with respect to 28,799,136 shares of Cintas common stock (as adjusted to reflect the Stock Split) and sole voting power with respect to 26,004,360 shares of Cintas common stock (as adjusted to reflect the Stock Split).

SECURITY OWNERSHIP OF DIRECTOR
NOMINEES AND EXECUTIVE OFFICERS
The following table shows the amount of Cintas Corporation Common Stock each director and NEO included in the Summary Compensation Table, and the directors and executive officers, as a group, owned on September 12, 2024. All share amounts shown below are as adjusted to reflect the Stock Split.

		Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership		Percent of Class

Scott D. Farmer	Executive Chairman of the Board	57,678,552	(2)	14.2%
Todd M. Schneider	President, Chief Executive Officer and Director	663,672		*
Gerald S. Adolph	Director	176,976		*
John F. Barrett	Director	153,544	(3)	*
Melanie W. Barstad	Director	72,152		*
Beverly K. Carmichael	Director	428		*
Karen L. Carnahan	Director	45,280		*
Robert E. Coletti	Director	1,311,852	(4)	*
Martin Mucci	Director	4,640		*
Joseph Scaminace	Director	78,608		*
Ronald W. Tysoe	Director	82,652		*
J. Michael Hansen	Executive Vice President and Chief Financial Officer	469,756	(5)	*
James N. Rozakis	Executive Vice President and Chief Operating Officer	261,312		*
D. Brock Denton	Senior Vice President, Secretary and General Counsel	25,832		*
All Directors and Current Executive Officers as a Group (12 persons)		60,694,736	(6)	15.0%
__________
* Less than 1%
(1)The following shares of common stock for options exercisable within 60 days for each director and current NEO are included in the amount of common stock beneficially owned: Mr. Farmer - 0, Mr. Adolph - 56,032, Mr. Barrett - 56,032, Ms. Barstad - 46,472, Ms. Carmichael - 1,476, Ms. Carnahan - 20,936, Mr. Coletti - 48,468, Mr. Mucci - 3,628 Mr. Scaminace - 35,924, Mr. Tysoe - 56,032, Mr. Schneider - 0, Mr. Hansen - 120,208, Mr. Rozakis - 0, and Mr. Denton - 0.
(2)See Principal Shareholders on page 68.
(3)Includes 19,800 shares held by a family trust.
(4)Includes 13,288 shares of Cintas common stock held directly by Mr. Coletti, 376,216 shares held indirectly by family trusts under the control of Mr. Coletti's spouse, 185,736 shares held by a limited liability company under the control of Mr. Coletti's spouse and 688,144 shares held indirectly by Mr. Coletti through his spouse, of which 14,096 shares are pledged.
(5)Includes 181,208 shares held by family trusts.
(6)Includes options for 445,208 shares, which are exercisable within 60 days.
Pursuant to the Directors' Deferred Compensation Plan, the following Directors have been credited with the following number of phantom stock units as of September 12, 2024 (as adjusted for the Stock Split): Mr. Adolph - 53,156; Mr. Barrett - 41,156; Ms. Barstad - 3,400; Ms. Carnahan - 5,560; Mr. Coletti - 10,192; and Mr. Tysoe - 38,220. The holders do not have voting or investment power over these phantom stock units.

RELATED PERSON TRANSACTIONS
Cintas Corporation has a 25% interest in a corporate airplane with an entity owned by the family of its Executive Chairman of the Board, Scott D. Farmer. This arrangement began on February 23, 2006. Cintas manages the airplane under an operating agreement whereby each party pays their own operating expenses for use of the plane, and common costs are shared based on ownership percentages. For fiscal 2024, Cintas was reimbursed $4,008,413 under this arrangement.

Cintas engages KMK Law for a variety of legal services. Robert E. Coletti, a retired partner emeritus of the firm, is a member of the Board and an in-law of Mr. Farmer. Cintas paid the firm fees of $6,825,424 for legal services during the fiscal year ended May 31, 2024. Mr. Coletti did not receive any direct compensation from fees paid by Cintas to the firm.

Joseph Automotive Group engages Cintas for a variety of services. George R. Joseph, a principal and part owner, is an in-law of Mr. Farmer and Mr. Coletti. Joseph Automotive Group paid Cintas fees of $427,743 for services provided during the fiscal year ended May 31, 2024. Mr. Joseph does not receive any direct compensation from services provided by Cintas.

Certain stock exchange rules require Cintas to conduct an appropriate review of all related party transactions (those required to be disclosed by Cintas pursuant to SEC Regulation S-K Item 404) for potential conflict of interest situations on an ongoing basis and that all such transactions must be approved by the Audit Committee or another committee comprised of independent directors. As a result, the Audit Committee annually reviews all such related party transactions and approves such related party transactions only if it determines that it is in the best interests of Cintas. In considering the transaction, the Audit Committee may consider all relevant factors, including as applicable, (i) Cintas' business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to Cintas.

While Cintas adheres to this policy for potential related person transactions, the policy is not in written form (other than as part of listing agreements with stock exchanges to the extent required). However, approval of such related person transactions is evidenced by Audit Committee resolutions in accordance with our practice of approving transactions in this manner.

SHAREHOLDER PROPOSALS

SHAREHOLDER PROPOSAL REGARDING DISCLOSURE
OF KEY DIVERSITY AND INCLUSION METRICS
(Item 5 on the Proxy Card)

As You Sow, on behalf of ZHDB Investments LLC, whose address and share ownership information are available upon request as described on page 84, has notified the Company of its intention to offer the following proposal for consideration at the Annual Meeting.

Resolved: Shareholders request that Cintas Corporation (Cintas) report to shareholders on the effectiveness of the Company's diversity, equity and inclusion efforts. The report should be done at reasonable expense, exclude proprietary information and provide transparency on outcomes, using quantitative metrics for workforce diversity, hiring, promotion and retention of employees, including data by gender, race and ethnicity.
Supporting Statement: Quantitative data is sought so that investors can assess and compare the effectiveness of companies’ diversity, equity and inclusion programs. It is advised that this content be provided through Cintas' existing sustainability reporting infrastructure. An independent report specific to this topic is not requested.
Whereas: More than half of the S&P 500 and over one-third of the Russell 1000 have released, or have committed to release, their consolidated EEO-1 forms, a best practice in diversity data reporting. Companies that release, or have committed to release, more inclusion data than Cintas include Boeing, Union Pacific and Raytheon Technologies.

As You Sow and Whistle Stop Capital released research in November 2023 reviewing the EEO-1 reports of 1,641 companies against financial performance metrics from 2016-2021.1 Statistically significant positive correlations were found between increased manager diversity and enterprise value growth rate, free cash flow per share, income after tax, long-term growth mean, 10-year price change, mean return on equity, return on invested capital and 10-year total revenue CAGR.

As of the date of the filing of this proposal, Cintas had not yet released its consolidated EEO-1 form, nor had it shared sufficient hiring, retention or promotion data to allow investors to determine the effectiveness of its diversity and inclusion programs.

Hiring: Studies conducted by economists at the University of Chicago and UC Berkeley found that "discriminating companies tend to be less profitable," stating "it is costly for firms to discriminate against productive workers." 2

Promotion: Without equitable promotional practices, companies will be unable to build the necessary employee pipelines for diverse management. Women and employees of color experience "a broken rung" in their careers; for every 100 men who are promoted, only 87 women are. Whereas women of color comprise 18 percent of the entry-level workforce and only 6 percent of executives.3

Retention: Retention rates indicate if employees believe a company represents their best opportunity. Morgan Stanley has found that employee retention above industry average can indicate a competitive advantage and higher levels of future profitability.4
Investors have reason to be concerned as Cintas has faced allegations of having biased and discriminatory hiring practices.5

1 https://www.asyousow.org/report-page/2023-positive-relationships-linking-workforce-diversity-and-financial-performance
2 https://www.nytimes.com/2021/07/29/business/economy/hiring-racial-discrimination.html
3 https://www.mckinsey.com/featured-insights/diversity-and-inclusion/women-in-the-workpace
4 https://www.morganstanley.com/im/publication/insights/articles_culturequantframework_us.pdf.p.2
5 https://www.natlawreview.com/article/cintas-agrees-to-pay-650k-to-settle-ofccp-compensation-and-hiring-bias-claims;
https://www.hrdive.com/news/cintas-pays-424k-after-allegedly-refusing-to-hire-men/562829/

Board’s Statement in Opposition to this Proposal
Cintas views diversity, equity and inclusion (DEI) as an imperative that enables it to attract, develop and retain talented employees, foster innovation, drive growth and bring strength and stability to our businesses and communities, and we are committed to maintaining and developing a diverse and inclusive workforce. After careful consideration, the Board has concluded that this proposal is unnecessary, inefficient and not in the best interests of Cintas and its shareholders. Accordingly, the Board unanimously recommends a vote AGAINST this proposal for the following reasons.

Cintas already publishes quantitative diversity data as the proposal requests.
Cintas annually publishes its Sustainability Report on its website. Among other things, our Sustainability Report discusses our approach toward fostering DEI and contains a demographic breakdown of the prior year’s data on the gender, racial and age group composition of our workforce. We believe that these disclosures provide investors with necessary and appropriate information to determine the effectiveness of our DEI and human capital management efforts.

Cintas is committed to DEI.
We are committed to creating and sustaining an inclusive work environment where individual uniqueness is sought, valued and leveraged, and where every individual can maximize their contributions for the collective success of Cintas and the markets that we serve. Cintas employs strong DEI practices in our hiring, advancement, training, education and communication efforts. To this end, we follow a recruitment strategy that seeks qualified and diverse candidates from all walks of life, all backgrounds and all educational institutions. Cintas has a long history of developing its leaders from within, and Cintas’ professional development program aims to provide equal opportunity and advancement for people of all backgrounds. Cintas also offers internal DEI training for its managers and above. The goal of the in-person training is to move the participants from DEI awareness to action by using various DEI leadership skills. Each training course is facilitated by Cintas leaders who have expertise in the DEI field.

We further foster inclusion and professional development through our Partner Business Resource Groups (PBRGs). We currently have six PBRGs dedicated to DEI:
•IMPACT: LGBTQ+ employee-partners and allies
•LEAD: Asian and Pacific Islander employee-partners
•RISE2: Black/African American employee-partners
•TODOS: Hispanic and Latin employee-partners
•VALOR: military-affiliated employee-partners
•WAVE: female employee-partners

Our PBRGs provide focused programming and initiatives, meaningful connections and productive networking opportunities to our diverse partners. These distinct groups align with our business objectives and help secure our continued competitiveness, while allowing the breadth of the experience, skill sets, perspectives and talents of our diverse partners to truly shine.

Cintas continues to be recognized for its DEI efforts.
Cintas has been well-recognized as a result of its DEI and workplace commitments, including:
•2024 Forbes Best Employers for Diversity
•2024 Forbes America’s Best Large Employers
•2024 Newsweek America’s Greatest Workplaces for Diversity
•2024 Newsweek America’s Greatest Workplaces for Women
•2024 Military Friendly Company, including honors as a Bronze Designated Military Friendly Employer and Military Spouse Friendly Employer
•2023 Forbes America’s Best Large Employers
•2023 Forbes Best Employers for Women

•2023 Newsweek America’s Greatest Workplaces for Diversity
•2023 Newsweek America’s Greatest Workplaces for Women
•2022 Disability Inclusion Index’s Best Place to Work for Disability Inclusion
•2023 Disability Inclusion Index’s Best Place to Work for Disability Inclusion
•2023 Military Friendly Company, including honors as a Bronze Designated Military Friendly Employer, Military Spouse Friendly Employer, Military Friendly Brand and Military Friendly Supplier Diversity
•Compete Sports Diversity LGBTQ+ Corporate Change Champion Award

Cintas has also been honored as one of Fortune’s World’s Most Admired Companies and one of Newsweek’s America’s Most Trustworthy Companies and America’s Most Responsible Companies.

Preparing the requested disclosure is unnecessary and inefficient.
After careful consideration, our Board has concluded that the adoption of this proposal is not necessary. We believe that our existing DEI practices and disclosures provide meaningful information that allows investors to determine the effectiveness of our DEI and human capital management policies. If adopted, we believe that the proposal would cause us to incur undue cost and administrative burden without commensurate benefit to our shareholders.

FOR THESE REASONS, YOUR BOARD UNANIMOUSLY RECOMMENDS
A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

SHAREHOLDER PROPOSAL REGARDING
MANAGING CLIMATE RISK THROUGH SCIENCE-BASED
TARGETS AND TRANSITION PLANNING
(Item 6 on the Proxy Card)

John Chevedden, whose address and share ownership information are available upon request as described on page 84, has notified the Company of his intention to offer the following proposal for consideration at the Annual Meeting.

Whereas: The Intergovernmental Panel on Climate Change has advised that greenhouse gas (GHG) emissions must be halved by 2030 and reach net zero by 2050 to limit global warming to 1.5°C. Every incremental increase in temperature above the Paris Agreement’s goal of holding warming to 1.5°C will entail increasingly severe physical, transition and systemic risks for companies and investors alike.

In its 2023 10-K, Cintas Corporation (Cintas or the Company) noted that “severe weather conditions and natural disasters such as hurricanes and tornadoes (including those caused by climate change), ...could adversely affect our consolidated results of operations.” Despite acknowledging these risks, the Company’s mitigation strategy falls short of what is needed to shield the Company and its investors from climate-related risks.

In September 2021, Cintas announced an ambition to achieve net zero emissions by 2050; however, the Company has not set any interim targets via an accepted third-party standard. By contrast, peers like ABM Industries, Aramark and Elis SA have set or committed to set science-based GHG emissions reduction targets through Science Based Targets initiative (SBTi).

While Cintas' 2023 ESG Report references efforts related to energy efficiency, solar, electric vehicles and supply chain strategies, it does not include any forward-looking timelines, financial impact or expected emissions reductions associated with these programs. Therefore, whether these actions are sufficient to achieve the Company's goal remains unclear.

By setting science-based emissions reduction targets and sharing a transition plan detailing how Cintas intends to meet its existing net zero ambition, Cintas may reap benefits from increased efficiency, lower energy costs, more resilient supply chains and better preparation for climate-related regulations.

To assist companies in developing viable transition plans, groups including the We Mean Business Coalition, the Glasgow Financial Alliance for Net Zero, CDP and the Task Force on Climate-Related Disclosures have provided guidance. Disclosing science-based targets and transition plans improves shareholders' understanding of how companies are addressing climate risks and opportunities while aligning their business models with limiting warming to 1.5°C.

Resolved: Shareholders request Cintas issue near and long-term science-based GHG reduction targets aligned with the Paris Agreement’s ambition of maintaining global temperature rise to 1.5°C and summarize plans to achieve them. The targets should cover the Company’s full range of operational and supply chain emissions.

Supporting Statement: In assessing targets, we recommend:
•Taking into consideration approaches used by advisory groups like SBTi;
•Developing a transition plan that describes how the Company will meet its goals, taking into consideration criteria used by advisory groups; and
•Considering supporting targets for renewable energy, zero-emission vehicles, energy efficiency, supply chain engagement and other measures deemed appropriate by management.

Board’s Statement in Opposition to this Proposal

We recognize the importance of reducing our GHG emissions and take the issue of climate change seriously. After careful consideration, the Board has concluded that this proposal is not the most appropriate path to GHG emissions reduction for Cintas and is not in the best interests of Cintas and its shareholders. Accordingly, the Board unanimously recommends a vote AGAINST this proposal for the following reasons.

Cintas has already set GHG emissions goals and is continuously making progress toward reaching these goals.
In September 2021, we announced our Path to Net Zero, our ambition to achieve net zero GHG emissions by 2050. We have since been publicly reporting on our progress toward that goal on an annual basis in our Sustainability Reports. We continue to identify opportunities to lessen our energy usage and further our ambition to achieve our Path to Net Zero by 2050.

Our efforts to improve our energy efficiency and emissions profile include, among other things:
•Executing Operational Excellence and Reliability programs, supporting both process improvements and mechanical and engineering efficiencies throughout our organization that drive efficiency gains and help improve environmental performance;
•Optimizing our service fleet’s routes and our service fleet’s idling time through new fleet routing and monitoring software;
•Reducing the percentage of our service fleet running on diesel fuel;
•Deploying an alternative fuels pilot program and annually expanding our alternative fuel vehicle fleet;
•Converting lighting installations at our most energy-intensive facilities to LED lighting installations; and
•Constructing our first solar installation at our Piscataway, NJ Rental plant.

Our focus on operationalizing efficiencies throughout our organization, including our fleet initiatives, has resulted in a 35% reduction in emissions intensity since our fiscal year 2019 base year.[1] Over the last five fiscal years, we have lowered our annual emissions intensity from 111.87 in fiscal year 2019 to 72.5 in fiscal year 2023. Following decreases of our emissions intensity of 8.0% in fiscal year 2020 and 13.6% in fiscal year 2021, we lowered our emissions intensity by another 7.9% in fiscal year 2022 and 11.4% in fiscal year 2023. A fuller description of our efforts can be found in our annual Sustainability Report.

In recognition of our commitment to and success in reducing our greenhouse gas emissions intensity in recent years, Cintas was named to the inaugural USA Today Climate Leader 2023 list.

Cintas is seeking to understand and prepare for potential climate change-related regulation and associated legal challenges.
Concern over climate change, including the impact of global warming, has led to significant federal, state and international legislative and regulatory efforts in recent years regarding the disclosure and limiting of GHG emissions. These efforts have led to a variety of laws and regulations being adopted, with the potential for more to follow. Many of these new laws and regulations have been, or are expected to be, met with lawsuits challenging their validity. Given these ongoing and potential legal challenges, the timing, scope and extent of our future disclosure and operational obligations still remain unclear. Despite this uncertainty, we have committed resources to, and focused on, understanding the challenges that may arise related to our compliance with these comprehensive, and possibly conflicting, requirements.

Cintas is working to comply with such laws and regulations when, and if, it is required to do so. We are focused on, among other issues, our ability to collect the necessary data, make the requisite disclosure and adopt the internal control procedures necessary to reliably report the required information, identify what assurance processes we may need to implement, and enhance the necessary internal governance and oversight related to these processes.

[1]    Emissions intensity is calculated as the Company’s total Scope 1 and Scope 2 emissions as a factor of total Company revenue in millions: MTCO2e/$M.

Cintas believes that its Board, executive leadership, PACE Team and internal subject matter experts and leaders are best positioned to manage our GHG emissions goals and action plans.
As technologies develop, Cintas continues to evaluate the potential to support lower energy requirements and accelerate our Path to Net Zero. Cooperative efforts across the Company help us strategize for the future and prioritize early investment and financial resources in the areas we expect to have the most significant impacts on our overall environmental footprint. As technologies develop, Cintas continues to evaluate the potential to support lower energy requirements and accelerate our Path to Net Zero. We believe that the proposal’s solution fails to appreciate the complexity of significant long-term uncertainties and the business challenges of navigating dynamic political, economic, regulatory, scientific and geopolitical conditions. Our current decarbonization strategy is a result of the cooperative efforts of our Board, our executive leadership, our PACE (Partners for a Cleaner Environment) Team and various internal subject matter experts and leaders. We believe that these groups, who remain committed to lessening our reliance on carbon-based energy, are best positioned to manage this process based on our operational realities, financial planning processes and real-time assessment of dynamic conditions.

As detailed above, we have been, and continue to be, engaged in a range of efforts to reduce our GHG emissions. These efforts are informed by our specific operations and demonstrate our methodical approach to emissions and broader climate risk management. However, the proposal would require us to divert time and effort from our ongoing efforts of identifying, addressing and managing climate-related risks, including related to GHG emissions, to undergo a potentially costly and burdensome interim target-setting process.

As detailed above, we have taken, and continue to take, actions that demonstrate our commitment to reducing GHG emissions and our ambition to achieve our Path to Net Zero by 2050. We do not believe that it is in the Company’s or our shareholder’s best interest to disrupt such work to set interim targets at this time on a topic where we already have taken, and continue to take action.

FOR THESE REASONS, YOUR BOARD UNANIMOUSLY RECOMMENDS
A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

SHAREHOLDER PROPOSAL REGARDING
POLITICAL DISCLOSURE
(Item 7 on the Proxy Card)

The Nathan Cummings Foundation, whose address and share ownership information are available upon request as described on page 84, has notified the Company of its intention to offer the following proposal for consideration at the Annual Meeting.

Resolved: that the shareholders of Cintas Corporation (Cintas or the Company) hereby request the Company to prepare and semiannually update a report, which shall be presented to the pertinent Board of Directors committee and posted on the Company's website, disclosing the Company's:
(a) Policies and procedures for making electoral contributions and expenditures (direct and indirect) with corporate funds, including the Board's role (if any) in that process; and
(b) Monetary and non-monetary contributions or expenditures that could not be deducted as an "ordinary and necessary" business expense under section 162(e)(1)(B) of the Internal Revenue Code, including (but not limited to) contributions or expenditures on behalf of candidates, parties and committees and entities organized and operating under section 501(c)(4) of the Internal Revenue Code, as well as the portion of any dues or payments made to any tax-exempt organization (such as a trade association) used for an expenditure or contribution that, if made directly by the Company, would not be deductible under section 162(e)(1)(B) of the Internal Revenue Code.

The report shall be made available within 12 months of the annual meeting and identify all recipients and the amount paid to each recipient from Company funds. This proposal does not encompass lobbying spending.

Supporting Statement: As long-term shareholders of Cintas, we support transparency and accountability in corporate electoral spending. A company's reputation, value and bottom line can be adversely impacted by election spending conducted through third-parties.

The Conference Board's 2021 "Under a Microscope" report warns "a new era of stakeholder scrutiny, social media and political polarization has propelled corporate political activity - and the risks that come with it - into the spotlight. Political activity can pose increasingly significant risks for companies, including the perception that political contributions - and other forms of activity - are at odds with core company values."

Cintas discloses a brief policy regarding direct corporate contributions to candidates and parties as well as payments to influence the outcome of ballot measures, but this is deficient because Cintas' policy does not address all direct and indirect corporate-funded election-related spending, including payments to 501(c)(4) social welfare organizations, payments to 527 groups, the nondeductible portion of payments to trade associations and independent expenditures.

Information on indirect electoral spending though 501(c)(4) groups and trade associations cannot be obtained by shareholders unless the Company discloses it. This proposal asks Cintas to disclose all of its electoral spending, direct and indirect. This would bring our company in line with a growing number of leading companies, including United Parcel Service Inc., Ralph Lauren Corporation and General Mill Inc., which present this information on their websites.

Without knowing the recipients of our company's political dollars we cannot sufficiently assess whether our company's election-related spending aligns with its policies and core values. We urge your support for this critical governance reform.

Board’s Statement in Opposition to this Proposal

Cintas highly values transparency and is committed to making appropriate disclosures with respect to participation in the political process. Public policies set at federal, state and local levels may impact our company, customers, employees, who we call partners, and the communities in which we operate. In some cases, it may be appropriate and in the best interest of Cintas to participate in the political process to promote and support our business, our employee partners and the communities in which we do business. In those cases, we seek to ensure the highest level of compliance, transparency and integrity in our political contributions in line with our existing contributions policy, which was recently updated. After careful consideration, the Board has concluded that this proposal is unnecessary and not in the best interest of Cintas and its shareholders. Accordingly, the Board unanimously recommends a vote AGAINST this proposal for the following reasons.

Cintas already has a policy governing political contributions that is publicly available and establishes oversight of our political contributions.
Our Anti-Corruption Policy and Political Contributions Statement outline the manner in which we may engage with political candidates and representatives. As a company, Cintas generally does not make political contributions, including the use of our locations or services, to government officials, political candidates or political parties, and any exceptions require the prior approval and consent of the Senior Vice President, Secretary & General Counsel. Cintas has historically made a very limited number of political contributions, and such contributions have been de minimis over the past 10 years. Where permitted by law, Cintas may make modest political contributions using corporate funds to state and local candidates, initiatives, and organizations. In calendar year 2023, Cintas did not make any political contributions.

Contributions made by our political action committees (PACs) follow our Cintas Corporation Partners PAC bylaws. A 12-person executive committee operates the Partners PAC, an independent organization that was created to represent employee-partners’ perspectives from across the organization. The Partners PAC is not funded by Cintas, and it does not receive direction from the Company or the Board. The Partners PAC is funded entirely by voluntary donations made by our employee-partners. Partners PAC solicitations are conducted in compliance with all Federal Election Commission regulations governing solicitations, and our policy is to only solicit management-level employee-partners. No executive or manager at Cintas may coerce another employee-partner into making a political contribution to the Partners PAC.

All employee-partners receive regular communication about the use of the Partners PAC funds. Input from our managers and executives helps the Partners PAC determine which candidates the Partners PAC will support. The non-partisan executive committee reviews and approves potential political contributions to individual candidates using six criteria:

•Strategies important to Cintas
•Cintas employment presence in their district/state
•A reasonably high level of approval in their district/state
•Supported legislation or voted in a manner that is favorable to Cintas’ continued economic growth
•Maintained integrity and professional dealings in their position in Congress
•Member of a committee that has influence over issues important to Cintas

PAC donations may not be made to presidential candidates.

All Cintas PAC contributions are reviewed and approved by the Cintas PAC Committee, which is made up of a cross section of Cintas partners and overseen by the Senior Vice President, Secretary & General Counsel and the Vice President of Corporate Affairs.

Cintas already publicly reports political contributions in line with federal and state law disclosure requirements.
Cintas and the Cintas PAC comply with all laws governing political contributions and file all required reports. The Company believes disclosure requirements outlined by federal and state laws are adequate. In addition, they are equitable as they require the same level of disclosure from all participants in the political process. In making any political contributions, Cintas is fully committed to complying with all applicable federal, state and local campaign finance and lobbying laws, including laws requiring public disclosure of political contributions and lobbying expenses to state and federal agencies. The PAC’s political contributions are reported monthly to the Federal Election Commission and are a matter of public record at www.fec.gov. Thus, we believe that ample information about our political activity is already publicly available.

To the extent the proponent believes that current law requires inadequate disclosure from all parties, we believe that the U.S. Congress, Executive Branch and state and local governments are the appropriate recipients of the proponent’s specific positions on political contribution disclosure laws and any reforms they seek. Cintas should not be held to a different standard than other groups.

The cost of preparing and semiannually updating a report would exceed any benefit to shareholders given our limited political contributions.
Given that Cintas makes a very limited number of political contributions and is already providing transparent disclosure as required by federal and state law, we believe that the cost of preparing and semiannually updating a report would far exceed any benefit to the Company’s shareholders. If adopted, we believe that the proposal would cause us to incur undue cost and administrative burden without commensurate benefit to our shareholders.

FOR THESE REASONS, YOUR BOARD UNANIMOUSLY RECOMMENDS
A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

INFORMATION ABOUT THE ANNUAL MEETING
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 29, 2024
General Information
This proxy statement and accompanying proxy, mailed or provided online, are furnished in connection with the solicitation by the Board of Directors (the Board) of Cintas Corporation, a Washington corporation (we, Cintas or the Company), of proxies to be used at the Annual Meeting of Shareholders (Annual Meeting) of Cintas to be held on October 29, 2024, and at any adjournment or postponement thereof. This year’s Annual Meeting will be a virtual meeting of shareholders, which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/CTAS2024. Cintas will bear the costs of this solicitation. The Notice Regarding the Availability of Proxy Materials (the Notice) and, for those shareholders who requested paper copies, this proxy statement and accompanying proxy, were first mailed to our shareholders on or about September 19, 2024.

Attendance and Participation
We will be hosting the Annual Meeting live via the Internet. You will not be able to attend the Annual Meeting in person. Shareholders will have substantially the same opportunities to participate as they would have at an in-person meeting. Any shareholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/CTAS2024. The webcast will start at 1:30 p.m., Eastern Daylight Time, on October 29, 2024. We encourage shareholders to access the Annual Meeting webcast before the start time. On the day of the Annual Meeting, online access will begin at 1:15 p.m., Eastern Daylight Time.

If shareholders encounter any difficulties accessing the Annual Meeting webcast during the check-in or meeting time, there will be a technical support number posted on the virtual meeting login page for assistance. Technical support will be available beginning at 1:15 p.m., Eastern Daylight Time, on October 29, 2024 through the conclusion of the Annual Meeting.

The virtual Annual Meeting platform is fully supported across browsers (Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Shareholders should ensure that they have a strong internet connection if they intend to attend and/or participate in the Annual Meeting. Shareholders should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

Shareholders may vote and submit questions while connected to the Annual Meeting on the Internet. Shareholders may submit a question by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/CTAS2024, typing the question into the “Question” field and clicking “Submit.” Appropriate questions related to the business of the Annual Meeting (the proposals being voted upon) will be answered during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered on our website at www.cintas.com, under About – Investor Relations as soon as practical after the Annual Meeting. Additional information regarding the ability of shareholders to ask questions during the Annual Meeting, related rules of conduct and other materials for the Annual Meeting will be available at www.virtualshareholdermeeting.com/CTAS2024.

Instructions on how to connect and participate in the Annual Meeting, including how to demonstrate proof of ownership of our common shares, are posted at www.virtualshareholdermeeting.com/CTAS2024. You must have your 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials), to be able to access the Annual Meeting.

Who may vote
Shareholders of Cintas, recorded in our stock register on September 12, 2024, may vote at the Annual Meeting. As of that date, Cintas had 404,897,324 shares of common stock outstanding, including 1,638,868 outstanding shares of restricted stock (as adjusted to reflect the Stock Split). Each share is entitled to one vote on each matter submitted to the shareholders at the Annual Meeting.

How to vote
If you are a registered shareholder, there are several ways for you to vote. You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. You may also vote by Internet before the date of the Annual Meeting, by proxy or by telephone using one of the methods described in the proxy card. We recommend you vote by mail, Internet or telephone even if you plan to attend the Annual Meeting. If you vote by Internet or telephone, please do not return the proxy card. If voting by mail, please complete, sign and date your proxy card enclosed with these proxy materials. If desired, you can change your vote during the Annual Meeting.

How proxies work
Cintas' Board is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct. You may vote for all, some or none of our director nominees. You may also vote for or against the other proposals or abstain from voting.

All proxies properly signed will, unless a different choice is indicated, be voted "FOR" the election of all nominees proposed by the Nominating and Corporate Governance Committee, "FOR" the resolution approving the compensation of our NEOs, "FOR" the approval of the amended and restated Cintas Corporation 2016 Equity and Incentive Compensation Plan, "FOR" the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025, "AGAINST" the shareholder proposal regarding disclosure of key diversity and inclusion metrics, "AGAINST" the shareholder proposal regarding managing climate risk through science-based targets and transition planning and "AGAINST" the shareholder proposal regarding political disclosure.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker or bank, you may get material from them asking how you want to vote. Specifically, if your shares are held in the name of your stockbroker or bank and you wish to vote in person at the virtual shareholder meeting, you should request your stockbroker or bank to issue you a proxy covering your shares.
If any other matters come before the meeting or any postponement or adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

Revoking a proxy
You may revoke your proxy at any time before the vote is taken by submitting a new proxy with a later date, by voting via the Internet or by telephone at a later time, by participating in the Annual Meeting live via the Internet and voting again or by notifying Cintas' Secretary in writing at the address under "Questions" on page 84.

Quorum
In order to carry on the business of the Annual Meeting, we must have a quorum. This means at least a majority of the voting power must be represented at the Annual Meeting, present by proxy or in person.

Votes needed
Each director nominee will be elected by the majority of the votes cast with respect to that nominee, subject to a resignation policy in our Bylaws that applies to any nominee who does not receive a majority of the votes cast. See "Election of Directors" on page 8. Approval of Proposals 2, 3, 4, 5, 6 and 7 requires the affirmative vote of the majority of the votes cast on each proposal. Approval of all other matters considered at the meeting, including postponement or adjournment, will require the affirmative vote of a majority of the votes cast.
Abstentions (including abstentions with respect to one or more nominees) and broker nonvotes count for quorum purposes.
Broker nonvotes occur when a broker returns a proxy, but does not have authority to vote on a particular proposal. Banks or brokers holding shares for beneficial owners must vote those shares as instructed. If the bank or broker has not received instructions from you, the beneficial owner, the bank or broker generally has discretionary voting power only with respect to the ratification of appointment of the independent registered public accounting firm. A bank or broker does not have discretion to cast votes with respect to Proposal 1, 2, 3, 5, 6 or 7 unless it has received voting instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your bank or broker if your shares are held by such a bank or broker so that your votes with respect to these Proposals are counted.
Abstentions and broker nonvotes will have no effect on Proposals 1, 2, 3, 5, 6 or 7. Because Proposal 4 is a "routine" matter, there will be no broker nonvotes on Proposal 4.

PROPOSALS FOR NEXT YEAR
Shareholders who desire to have proposals included in the Notice for the 2025 Annual Meeting of Shareholders must submit their proposals in writing to Cintas at its offices on or before May 22, 2025, and must comply with any and all requirements set forth in Cintas' Bylaws as such may be amended from time to time, in Rule 14a-8 under the Exchange Act and in the NASDAQ rules.
For shareholder proposals outside of Rule 14a-8, Cintas' Bylaws require that shareholders present items of new business and nominees for director not earlier than 150 days and at least 120 days prior to the date of the annual meeting. For the 2024 Annual Meeting, Cintas did not receive notice of any such matters from shareholders prior to 5:00 p.m. Eastern Time on June 30, 2024.
The form of Proxy for Cintas' Annual Meeting of Shareholders grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in Cintas' proxy statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2025 Annual Meeting, it must be received not earlier than 150 days and at least 120 days prior to the date of the meeting. If there is a change in the anticipated date of next year's Annual Meeting or these deadlines by more than 30 days, Cintas will notify all shareholders of this change through a report on Form 8-K, 10-Q or 10-K.
In addition to satisfying the foregoing requirements under Cintas’ Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Cintas’ nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to Cintas at its principal executive offices no later than 60 calendar days prior to the anniversary date of the 2024 Annual Meeting (for the 2025 Annual Meeting, no later than September 1, 2025). However, if the date of the 2025 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2025 Annual Meeting is first made by Cintas.
SHAREHOLDERS SHARING
THE SAME ADDRESS
To the extent we deliver paper copies of our annual report to security holders, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, the SEC rules allow us to deliver a single copy of such proxy materials to any household at which two or more shareholders reside, if we believe the shareholders are members of the same family.
We will promptly deliver, upon oral or written request, a separate copy of our annual report to security holders, proxy statement, or Notice of Internet Availability of Proxy Materials to any shareholder residing at the same address as another shareholder and currently receiving only one copy of such proxy materials who wishes to receive his or her own copy. Similarly, multiple shareholders residing at the same residence that are currently receiving separate copies of our annual report to security holders, proxy statement or Notice of Internet Availability of Proxy Materials may request that a single copy of such proxy materials be delivered. Requests should be directed to our Corporate Secretary by phone at (513) 459-1200 or by mail to Cintas Corporation, 6800 Cintas Boulevard, P. O. Box 625737, Cincinnati, Ohio 45262-5737.

FUTURE ELECTRONIC ACCESS TO
PROXY MATERIALS AND ANNUAL REPORT
Registered shareholders can further reduce the costs incurred by the Company by consenting to receive all future proxy statements, proxy cards, annual reports to shareholders and Notices of Internet Availability of Proxy Materials, as appropriate, electronically via e-mail or the Internet. To sign up for electronic delivery of future proxy materials, you must vote your common shares electronically via the Internet by logging on to www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You will be responsible for any fees or charges that you would typically pay for access to the Internet.
COMPANY DOCUMENTS
AND COMMUNICATIONS
Cintas makes available, free of charge on its website, all of its filings that are made electronically with the Securities and Exchange Commission (SEC), including Forms 10-K, 10-Q and 8-K. These filings are also available on the SEC's website (www.sec.gov). To access these filings, go to our website (www.cintas.com) and select About - Investor Relations - Financial Reports. The information included in our website is not incorporated herein by reference. Copies of Cintas' Annual Report on Form 10-K for the fiscal year ended May 31, 2024, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to: D. Brock Denton, Senior Vice President, General Counsel and Secretary, 6800 Cintas Boulevard, P.O. Box 625737

QUESTIONS
If you have questions or need more information about the Annual Meeting, including the address and share ownership information of the shareholder proponents, call (513) 459-1200 or write to:
D. Brock Denton
Senior Vice President, General Counsel and Secretary
6800 Cintas Boulevard
P. O. Box 625737
Cincinnati, Ohio 45262-5737.
For information about your record holding, contact Equiniti at 1-800-401-1957 or visit www.shareowneronline.com. We also invite you to visit Cintas' internet site at www.cintas.com. Internet site materials are for your general information and are not part of this proxy solicitation.

APPENDIX A
CINTAS CORPORATION 2016 AMENDED AND RESTATED
EQUITY AND INCENTIVE COMPENSATION PLAN
(As Amended and Restated, Effective as of October 29, 2024)

1.Purpose. The purpose of the Plan is to attract and retain non-employee Directors and officers and other key employees and service providers of the Company and its Subsidiaries and to provide to such persons incentives and rewards for service or performance.
2.Definitions. As used in this Plan:
(a)“Appreciation Right” means a right granted pursuant to Section 5 of this Plan that is either a Tandem Appreciation Right or a Free-Standing Appreciation Right.
(b)“Affiliate” means a corporation or other entity directly or indirectly controlled by, controlling or under common control with, another entity.
(c)“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.
(d)“Board” means the Board of Directors of the Company.
(e)“Cause” means, except as may otherwise be specified by the Committee with respect to an award, the occurrence of any of the following: (i) a Participant’s insubordination, dishonesty, gross misconduct or theft of or intentional damage to the Company’s property or the property of its Subsidiaries; (ii) a Participant causing intentional harm to the Company’s or its Subsidiaries’ reputation; (iii) a Participant’s material breach of the Participant’s duty of fidelity to the Company or its Subsidiaries; (iv) a Participant’s excessive use of alcohol on Company premises or the premises of its Subsidiaries or during working time; (v) a Participant’s use of illegal drugs; (vi) a Participant’s commission of a criminal act (other than misdemeanor traffic offenses); (vii) a Participant’s willful violation of Company policies; or (viii) a Participant’s trading in Common Shares for personal gain based on knowledge of the Company’s or its Subsidiaries’ activities or results when such information is not available to the general public.
(f)“Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.
(g)“Change in Control” has the meaning set forth in Section 13 of this Plan.
(h)“Clawback Policy” means the Company’s Amended and Restated 2011 Clawback Policy, as in effect from time to time.
(i)“Code” means the Internal Revenue Code of 1986, as amended from time to time.
(j)“Committee” means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer the Plan pursuant to Section 10 of this Plan and, to the extent of any delegation by the Committee to a subcommittee pursuant to Section 10 of this Plan, such subcommittee.
(k)“Common Shares” means the shares of common stock, no par value, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.
(l)“Company” means Cintas Corporation, a Washington corporation, and its successors.
(m)“Date of Grant” means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(n)“Detrimental Activity” means, except as otherwise provided by the Committee with respect to an award, any of the following:
(i)any action that constitutes Cause;
(ii)violation of any term of any written employment, confidentiality, non-solicitation, non-competition or similar agreement or arrangement with the Company or a Subsidiary; or
(iii)in the case of an award held by a non-employee Director, such non-employee Director becomes an employee, officer or director of or a consultant to an entity which the Committee determines is a competitor of the Company or if the Board determines that the award should be terminated for Good Cause. For purposes of this Section 2(m)(iii) only, “Good Cause” means dishonesty, gross misconduct, theft of or intentional damage to the Company’s property, intentional harm to the Company’s reputation, breach of fiduciary duty to the Company, the commission of a criminal act or trading in Common Shares for personal gain based on knowledge of the Company’s activities or results when such information is not available to the general public.
(o)“Director” means a member of the Board.
(p)“Disability” means, except as may otherwise be specified by the Committee with respect to an award, a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.
(q)“Effective Date” means the date this Plan was first approved by the Shareholders of the Company.
(r)“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under the Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.
(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
(t)“Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.
(u)“Good Reason” means, except as may otherwise be specified by the Committee with respect to an award, (i) a material and permanent diminution in the Participant’s duties or responsibilities; (ii) a material reduction in the aggregate value of base salary and annual incentive opportunity provided to the Participant by the Company or a Subsidiary (or any of their successors) (as applicable, the “Successor”); or (iii) a permanent reassignment of the Participant to another primary office more than 50 miles from the current office location. The Participant must notify the Successor of the Participant’s intention to invoke termination for Good Reason within 90 days after the Participant has knowledge of such event, provide the Successor 30 days’ opportunity for cure, and terminate employment within 90 days of the end of such cure period, or such event shall not constitute Good Reason. The Participant may not invoke termination for Good Reason if Cause exists at the time of such termination.
(v)“Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.
(w)“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Subsidiaries. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves.
If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.
(x)“Market Value per Share” means, as of any particular date, the closing price of a Common Share as reported for that date on the NASDAQ Stock Market or, if the Common Shares are not then listed on the NASDAQ Stock Market, on any other national securities exchange on which the Common Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Shares, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
(y)“Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.
(z)“Option Price” means the purchase price payable on exercise of an Option Right.
(aa)“Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.
(ab)“Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) an officer or other employee of the Company or any Subsidiary, (ii) a person who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an officer or other employee (provided that such person satisfies the Form S-8 definition of an “employee”), or (iii) a non-employee Director.
(ac)“Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.
(ad)“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.
(ae)“Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.
(af) “Plan” means this Amended and Restated Cintas Corporation 2016 Equity and Incentive Compensation Plan, as it may be amended from time to time.
(ag)“Predecessor Plan” means the Company’s 2005 Equity Compensation Plan, as amended.
(ah)“Recoupment Policy” means the Company’s Compensation Recoupment Policy, as in effect from time to time.
(ai)“Replacement Award” means, except as may otherwise be specified in an applicable Evidence of Award, an award (i) of the same type as the award that is replaced, (ii) that has a value at least equal to the value of the award that is replaced, (iii) that relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is an Affiliate of the Company or its successor following the Change in Control, (iv) if the Participant holding the award that is replaced is subject to U.S. federal income tax under the Code, the tax consequences of which to such Participant under the Code are not less favorable to such Participant than the tax consequences of the award that is replaced, and (v) the other terms and conditions of which are not less favorable to the

Participant holding the award that is replaced than the terms and conditions of the award that is replaced (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it does not result in the award that is replaced or the Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the award that is replaced if the requirements of the two preceding sentences are satisfied. The determination of whether the conditions of this definition are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
(aj)“Restricted Stock” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.
(ak)“Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares, cash or a combination thereof at the end of a specified period.
(al)“Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.
(am)“Retirement” means, except as may otherwise be specified by the Committee with respect to an award, (i) in the case of an employee, termination of employment with the Company and its Subsidiaries, other than a termination due to Detrimental Activity, and other than by death or Disability, by an employee who has attained any of (A) at least 60 years of age with at least 12 years of continuous employment with the Company or a Subsidiary, (B) at least 61 years of age with at least 11 years of continuous employment with the Company or a Subsidiary, (C) at least 62 years of age with at least 10 years of continuous employment with the Company or a Subsidiary, (D) at least 63 years of age with at least 9 years of continuous employment with the Company or a Subsidiary, (E) at least 64 years of age with at least 8 years of continuous employment with the Company or a Subsidiary, or (F) at least 65 years of age or older with at least 7 years of continuous employment with the Company or a Subsidiary, and (ii) in the case of a non-employee Director, termination of service on the Board at such time and in such circumstances as is determined by the Board to constitute Board-approved retirement.
(an)“Shareholder” means an individual or entity that owns one or more Common Shares.
(ao)“Spread” means the excess of the Market Value per Share on the date when an Option Right or Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Appreciation Right, respectively.
(ap)“Subsidiary” means a corporation, company or other entity (i) 50 percent or more of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but 50 percent or more of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined Voting Power represented by all classes of stock issued by such corporation.
(aq)“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.
(ar)“Voting Power” means at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity.
3.Shares Available Under the Plan.
(a)Maximum Shares Available Under Plan.

(i)Subject to adjustment as provided in Section 11 of this Plan, the share counting rules set forth in Section 3(b) of this Plan and as set forth in Section 23 of this Plan, the number of Common Shares available under the Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate 50,000,000 Common Shares minus, as of the Effective Date, one Common Share for every one Common Share subject to an award granted under the Predecessor Plan between May 31, 2016 and the Effective Date. Notwithstanding the foregoing, each Common Share issued pursuant to the Plan prior to September 4, 2024, which was the record date of the Company’s stock split, shall be deemed to have reduced the number of Common Shares available under the Plan by four Common Shares. Such Common Shares may be shares of original issuance or treasury shares or a combination of the foregoing.
(ii)The aggregate number of Common Shares available under Section 3(a)(i) of this Plan will be reduced by one Common Share for every one Common Share subject to an award granted under this Plan.
(b)General Share Counting Rules.
(i)If any award granted under this Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, again be available under Section 3(a)(i) above.
(ii)If, after May 31, 2016, any Common Shares subject to an award granted under the Predecessor Plan are forfeited, or an award granted under the Predecessor Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, be available for awards under this Plan.
(iii)Notwithstanding anything to the contrary contained herein: (A) Common Shares withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) above; (B) Common Shares withheld by the Company, tendered or otherwise used to satisfy a tax withholding obligation will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) above; (C) Common Shares subject to an Appreciation Right that are not actually issued in connection with its Common Shares settlement on exercise thereof will not be added back to the aggregate number of Common Shares available under Section 3(a)(i) above; and (D) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) above.
(iv)If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate limit under Section 3(a)(i) above.
(c)Limit on Incentive Stock Options. Notwithstanding anything in this Section 3 or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 50,000,000 Common Shares, provided that each Common Share actually issued or transferred by the Company upon the exercise of Incentive Stock Options pursuant to the Plan prior to September 4, 2024, which was the record date of the Company’s stock split, shall be deemed to have reduced such number of Common Shares by four Common Shares.
(d)Non-Employee Director Award Limit. Notwithstanding anything in this Section 3 or elsewhere in this Plan to the contrary, no non-employee Director will be granted, in any period of one calendar year, awards under the Plan having an aggregate maximum grant date value (as determined by the Committee in its discretion) in excess of $500,000.

4.Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.
(b)Each grant will specify an Option Price per share, which (except with respect to awards under Section 23 of this Plan) may not be less than the Market Value per Share on the Date of Grant.
(c)Unless otherwise specified for an award, the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee (or other consideration authorized pursuant to Section 4(d) of this Plan) having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, the Company’s withholding of Common Shares otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee. The exercise of an Option Right shall be accomplished in accordance with terms and conditions as may be established by the Committee from time to time.
(d)To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.
(e)Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.
(f)Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable; provided, however, that unless otherwise specified by the Committee and subject to the terms of this Plan, (i) an award of service-based Option Rights granted to an Optionee who is not a non-employee Director shall become exercisable with respect to one-third of the Option Rights on each of the third, fourth and fifth anniversaries of the Date of Grant, if the Optionee shall have remained in the continuous service of the Company or any Subsidiary as of each such date, and (ii) an award of service-based Option Rights granted to an Optionee who is a non-employee Director shall become exercisable in full on the first anniversary of the Date of Grant, if the Optionee shall have remained in continuous service on the Board as of such date. A grant of Option Rights may provide for the earlier exercise of such Option Rights, including in the event of the retirement, death or disability of a Participant.
(g)Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.
(h)Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
(i)The exercise of an Option Right will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.
(j)No Option Right will be exercisable more than 10 years from the Date of Grant.
(k)Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(l)Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
(m)To the extent an Option Right is not previously exercised as to all of the Common Shares subject thereto, and, if the Market Value per Share is greater than the Option Price then in effect, then the Option Right shall be deemed automatically exercised immediately before its expiration.
5.Appreciation Rights.
(a)The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.
(b)Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(i)Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Shares or any combination thereof.
(ii)Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.
(iii)Any grant may specify waiting periods before exercise and permissible exercise dates or periods.
(iv)Each grant may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Appreciation Rights or installments thereof will become exercisable; provided, however, that unless otherwise specified by the Committee and subject to the terms of the Plan, (i) an award of service-based Appreciation Rights granted to a Participant who is not a non-employee Director will vest in full no sooner than the third anniversary of the Date of Grant, if the Participant shall have remained in the continuous service of the Company or any Subsidiary as of such date, and (ii) an award of service-based Appreciation Rights granted to a Participant who is a non-employee Director will vest in full on the first anniversary of the Date of Grant, if the Participant shall have remained in continuous service on the Board as of such date. A grant of Appreciation Rights may provide for the earlier vesting of such Appreciation Rights, including in the event of the retirement, death or disability of a Participant.
(v)Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.
(vi)Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.
(vii)The exercise of an Appreciation Right shall be accomplished in accordance with terms and conditions as may be established by the Committee from time to time.
(c)Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.

(d)Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.
(e)To the extent a Freestanding Appreciation Right is not previously exercised as to all of the Common Shares subject thereto, and, if the Market Value per Share is greater than the Base Price then in effect, then the Freestanding Appreciation Right shall be deemed automatically exercised immediately before its expiration.
(f)Regarding Free-Standing Appreciation Rights only:
(i)Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which (except with respect to awards under Section 23 of this Plan) may not be less than the Market Value per Share on the Date of Grant;
(ii)Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and
(iii)No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.
6.Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.
(b)Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.
(c)Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant or until achievement of Management Objectives referred to in subparagraph (e) below; provided, however, that unless otherwise specified by the Committee and subject to the terms of this Plan, (i) an award of service-based Restricted Stock granted to a Participant who is not a non-employee Director will vest in full on the third anniversary of the Date of Grant, if the Participant shall have remained in the continuous service of the Company or any Subsidiary as of such date, and (ii) an award of service-based Restricted Stock granted to a Participant who is a non-employee Director will vest in full on the first anniversary of the Date of Grant, if the Participant shall have remained in continuous service on the Board as of such date.
(d)Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).
(e)Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock.
(f)Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock, including in the event of the retirement, death or disability of a Participant.
(g)Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be restricted or otherwise automatically deferred and reinvested in additional Restricted Stock, which may be subject to the same restrictions as the underlying award; provided, however, that dividends or other distributions on Restricted Stock with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.
(h)Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.
7.Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify. Unless otherwise specified by the Committee and subject to the terms of this Plan, an award of service-based Restricted Stock Units will vest in full on the third anniversary of the Date of Grant (such date, or such other date(s) as may be approved by the Committee with respect to an award or any portion of an award, the “RSU Vesting Date”), if the Participant shall have remained in the continuous service of the Company or any Subsidiary as of such date.
(b)Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.
(c)Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death or disability of a Participant.
(d)During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on Common Shares underlying Restricted Stock Units with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives. Except as otherwise specified in an applicable Evidence of Award, with respect to an award of Restricted Stock Units that is not subject to the achievement of Management Objectives, from and after the Date of Grant and until the earlier of (i) the time when the Restricted Stock Units become vested and are paid and (ii) the time when the Participant’s right to receive Common Shares or cash in payment of the Restricted Stock Units is forfeited, on the date that the Company pays a cash dividend (if any) to holders of Common Shares generally, the Participant shall be paid cash per Restricted Stock Unit equal to the amount of such dividend.
(e)Except as otherwise provided in an applicable Evidence of Award, settlement of Restricted Stock Units will occur as follows:
(i)Subject to Section 7(e)(ii) below, payment for vested Restricted Stock Units will be made as soon as practicable following (but no later than 30 days following) the RSU Vesting Date.
(ii)Notwithstanding Section 7(e)(i) above, to the extent the Restricted Stock Units are vested on the dates set forth below and have not previously been settled, payment with respect to the Restricted Stock Units will be made as follows:

(1)No later than 30 days following a Change in Control, the Participant is entitled to receive payment for vested Restricted Stock Units; provided, however, that if such Change in Control would not qualify as a permissible date of distribution under Section 409A(2)(A) of the Code, and the regulations thereunder, and where Section 409A of the Code applies to such distribution, the Participant is entitled to receive the corresponding payment on the date that would have otherwise applied pursuant Section 7(e)(i) or Section 7(e)(ii)(B) as though such Change in Control had not occurred.
(2)If the Participant ceases service with the Company and its Subsidiaries prior to an RSU Vesting Date other than as a result of a termination for Cause, and such cessation of service constitutes a separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), payment for vested Restricted Stock Units will be made as soon as practicable following (but no later than 30 days following) the date of such cessation of service.
(f)Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
8.Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.
(b)The Performance Period with respect to each Cash Incentive Award, Performance Share or Performance Unit will be such period of time as will be determined by the Committee at the time of grant, which may be subject to earlier lapse or other modification, including in the event of the retirement, death or disability of a Participant; provided, however, that unless otherwise specified by the Committee and subject to the terms of the Plan, (i) an award of service-based Cash Incentive Awards, Performance Shares or Performance Units granted to a Participant who is not a non-employee Director will vest in full no sooner than the third anniversary of the Date of Grant, if the Participant shall have remained in the continuous service of the Company or any Subsidiary as of such date, and (ii) an award of service-based Cash Incentive Awards, Performance Shares or Performance Units granted to a Participant who is a non-employee Director will vest in full on the first anniversary of the Date of Grant, if the Participant shall have remained in continuous service on the Board as of such date. In such event, the Evidence of Award will specify the time and terms of delivery. A grant of Cash Incentive Awards, Performance Shares or Performance Units may provide for the earlier vesting of such Cash Incentive Awards, Performance Shares or Performance Units, including in the event of the retirement, death or disability of a Participant.
(c)Each grant of Cash Incentive Awards, Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.
(d)Except as otherwise provided in an applicable Evidence of Award, payment for an award of Performance Shares, Performance Units or Cash Incentive Awards will be made as soon as practicable following (but no later than 30 days following) the date on which the achievement with respect to the applicable Management Objectives is determined; provided, however, that in no event will a Participant be permitted to designate the taxable year of payment for such Performance Shares, Performance Units or Cash Incentive Awards. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares, in Restricted Stock or Restricted Stock Units or in any combination thereof.

(e)Any grant of Cash Incentive Awards, Performance Shares or Performance Units may specify that the amount payable or the number of Common Shares, shares of Restricted Stock or Restricted Stock Units with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.
(f)The Committee may, at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid. Except as otherwise specified in an applicable Evidence of Award, with respect to an award of Performance Shares, from and after the Date of Grant and until the earlier of (i) the time when the Performance Shares become vested and are paid and (ii) the time when the Participant’s right to receive Common Shares or cash in payment of the Performance Shares is forfeited, on the date that the Company pays a cash dividend (if any) to holders of Common Shares generally, the Participant shall be credited with cash per Performance Share equal to the amount of such dividend. Any amounts credited pursuant to the immediately preceding sentence shall be subject to the same applicable terms and conditions (including vesting, payment and forfeitability) as apply to the Performance Shares based on which the dividend equivalents were credited, and such amounts shall be paid in cash at the same time as the Performance Shares to which they relate.
(g)Each grant of Cash Incentive Awards, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.
9.Other Awards.
(a)Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may grant to any Participant Common Shares or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, any of its Affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of specified Subsidiaries or Affiliates of the Company or other business units of the Company. The Committee will determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.
(b)Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.
(c)The Committee may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements (including Common Shares granted to a Director upon such Director’s election to receive Common Shares in lieu of cash or other consideration), subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.
(d)Notwithstanding anything to the contrary contained in this Plan, any grant of an award under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death or disability of a Participant.

10.Administration of this Plan.
(a)This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.
(b)The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan Section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.
(c)To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.
11.Adjustments. The Committee shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Common Shares covered by other awards granted pursuant to Section 9 hereof, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in the kind of shares covered thereby, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, reverse stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12.Termination of Service.
(a)Time-Based Awards. Except as otherwise provided by the Committee with respect to an award, if at the time a Participant’s service with the Company and its Subsidiaries, as applicable, is terminated or ceases such Participant holds an award granted under this Plan that is not yet vested and, if applicable, exercisable (in each case, other than an award that is subject to Management Objectives), such award shall be subject to the following treatment as applicable.
(i)If a Participant who is a non-employee Director ceases service on the Board by reason of death, Disability or Retirement, then the award shall immediately vest (and, if applicable, become exercisable). In the case of an Option Right or Appreciation Right that vests as described in this subsection, the Option Right or Appreciation Right shall remain exercisable until immediately prior to the tenth anniversary of the Date of Grant. A Participant who is a non-employee Director who ceases service on the Board for any reason other than death, Retirement or Disability may exercise any Option Right or Appreciation Right at any time during the period ending immediately prior to the tenth anniversary of the Date of Grant only to the extent that such Participant was entitled to exercise the Option Right or Appreciation Right at the time of such cessation of service. Notwithstanding the foregoing, in the case of an Option Right that is non-qualified, the award shall immediately vest and become exercisable in the event of the death of the Participant.
(ii)If a Participant who is not a non-employee Director ceases service with the Company and its Subsidiaries by reason of death, Disability or Retirement, then (A) in the case of an Option Right or Appreciation Right, the award shall continue to vest as if the Participant had remained continuously employed by the Company or a Subsidiary through the end of the vesting period applicable to the award and shall remain exercisable until immediately prior to the tenth anniversary of the Date of Grant, and (B) in the case of an award other than an Option Right or Appreciation Right, the award shall immediately vest. Notwithstanding the foregoing, in the case of an Option Right that is non-qualified, the award shall immediately vest and become exercisable in the event of the death of the Participant.
(iii)If a Participant’s service with the Company and its Subsidiaries is terminated for Cause, then the award will be forfeited immediately.
(b)Performance-Based Awards. Except as otherwise provided by the Committee with respect to an award, if a Participant’s service with the Corporation and its Subsidiaries terminates prior to the vesting of an award granted under this Plan that is subject to Management Objectives, and such award has not previously been forfeited or become vested, such award shall be subject to the following treatment, as applicable.
(i)If a Participant ceases service with the Company and its Subsidiaries by reason of death, Disability, or Retirement, then the Participant shall vest in the portion of the award in which the Participant would have vested (based on the actual achievement of the applicable Management Objectives over the entire performance period). If the Participant had remained in the continuous employ of the Company or a Subsidiary through the end of the applicable performance period, and any portion of the award that does not so vest following the Participant’s termination of service will be forfeited. In the case of an Option Right or Appreciation Right that vests as described in this subsection, the Option Right or Appreciation Right shall remain exercisable until immediately prior to the tenth anniversary of the Date of Grant. Notwithstanding the foregoing, in the case of an Option Right that is non-qualified, the award shall immediately vest and become exercisable in the event of the death of the Participant.
(ii)If a Participant’s service with the Company and its Subsidiaries is terminated for Cause, then the award will be forfeited immediately.
(c)Other Terminations. Except as otherwise provided in this Section or Section 13, (i) for awards that are subject to exercise, upon termination of a Participant’s service for any reason, the then-exercisable portion of such award granted to the Participant under this Plan will terminate on the 60th day after the date of termination, and the portion of such award that is not then-exercisable will terminate on the date of termination of service, and (ii) for awards that are not subject to exercise upon termination of a

Participant’s service for any reason, the portion of such award granted to the Participant under this Plan that is not then vested will terminate on the date of termination of service.
13.Change in Control.
(a)Except as otherwise set forth in an Evidence of Award, upon a Change in Control, all then outstanding awards granted under this Plan shall vest or be earned if either (i) within a specified period (which, unless otherwise set forth in an Evidence of Award, shall be the period beginning on the Change in Control and ending 24 months after the Change in Control), the Participant’s service is involuntarily terminated for reasons other than for Cause or the Participant terminates his or her employment or service for Good Reason or (ii) such awards are not assumed or converted into Replacement Awards. In the case of an Option Right or Appreciation Right that vests as described in this subsection, the Option Right or Appreciation Right shall remain exercisable until the tenth anniversary of the Date of Grant. Unless otherwise provided by the Committee with respect to an award or as otherwise set forth in an Evidence of Award, awards granted under this Plan that vest or are earned subject to the achievement of Management Objectives that become vested in accordance with this Section 13 will vest or be earned based on the actual achievement of the applicable Management Objectives as if the applicable performance period ended on (x) the date of termination of service, in the event clause (i) of this Section 13(a) applies, or (y) the date of the Change in Control, in the event clause (ii) of this Section 13(a) applies (as applicable, the “Early Measurement Date”), in each case, pro-rated for the number of days that have elapsed during the period of time beginning on the first day of the performance period and continuing through the Early Measurement Date. If a Replacement Award is provided, notwithstanding anything in this Plan to the contrary, any outstanding awards granted under this Plan that are subject to Section 409A of the Code and at the time of the Change in Control are not subject to a “substantial risk of forfeiture” (within the meaning of Section 409A of the Code) will be deemed to be vested at the time of such Change in Control.
(b)For purposes of this Plan, except as may be otherwise set forth in an Evidence of Award, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:
(i)any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then-outstanding Common Shares (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (u) any acquisition directly from the Company, (v) any acquisition by the Company, (w) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (x) any acquisition directly or indirectly, individually or in the aggregate, by any one or more of the following: (1) Richard T. Farmer and his heirs, lineal descendants, and legatees, (2) James J. Gardner’s heirs, lineal descendants, and legatees, (3) legal representatives of any of the foregoing, and (4) the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or grantors thereof (collectively, the “Specified Owners”), or (y) any acquisition pursuant to a transaction that complies with Sections 13(b)(iii)(B)(1), (2) and (3) below;
(ii)individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, (A) the Board approves such transaction specifically to not be a Change in Control under the terms of this Plan, or (B) following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non- corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding a Specified Owner or Specified Owners, individually or in the aggregate, any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(iv)approval by the Shareholders of a complete liquidation or dissolution of the Company.
14.Detrimental Activity and Recapture Provisions. The Committee may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, engages in any Detrimental Activity. In addition, notwithstanding anything in this Plan to the contrary, the Committee may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and Section 5608 of the Nasdaq Listing Rules and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded. By accepting an award pursuant to this Plan, the Participant shall be deemed to have agreed to abide by the Recoupment Policy and the Clawback Policy, in each case, to the extent applicable to the Participant, in respect of all compensation received from the Company or any of its Affiliates, whether pursuant to this Plan or otherwise, to the extent set forth in the Recoupment Policy or the Clawback Policy, as applicable, and the Participant shall be deemed to have further agreed that, in the event that any such compensation previously paid to the Participant is subject to recovery pursuant to the Recoupment Policy or the Clawback Policy, the Company shall be permitted to recover such compensation through any means determined by the Company in its sole discretion, including through withholding by the Company or any of its Affiliates of the Participant’s salary, wages or any other cash or equity-based compensation payable to the Participant by the Company or any of its Affiliates.
15.Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Shareholders. Any such special terms, supplements, sub plans, or alternative versions of this Plan approved by the Committee may be attached as exhibits to this Plan.
16.Transferability.
(a)Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, by a domestic relations order pursuant to Section 414(p)(1)(B) of the Code. In no event will any such award granted under the Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.
(b)The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.
17.Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld or by delivering to the Company other Common Shares held by such Participant. The shares used for tax or other withholding will be valued at an amount equal to the Market Value of such Common Shares on the date the benefit is to be included in Participant’s income. In no event will the Market Value of the Common Shares to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes or other amounts in connection with the benefit exceed the minimum amount required to be withheld; provided, that, if authorized by the Committee, Common Shares with a Market Value in excess of the minimum amount of taxes required to be withheld (but not in excess of the maximum statutory withholding rate) may be withheld as long as such excess will not result in a negative accounting impact. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights or Appreciation Rights.
18.Compliance with Section 409A of the Code.
(a)To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1)

of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
(b)Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.
(c)If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such separation from service.
(d)Solely with respect to any award that constitutes deferred compensation (within the meaning of Section 409A of the Code) and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time or form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for purposes of determining whether a Participant’s rights to such award become vested or otherwise unconditional upon the Change in Control.
(e)Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
19.Amendments.
(a)The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan or (iv) must otherwise be approved by the Shareholders in order to comply with applicable law or the rules of the NASDAQ Stock Market or, if the Common Shares are not traded on the NASDAQ Stock Market, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to Shareholder approval and will not be effective unless and until such approval has been obtained. Furthermore, except as set forth in the applicable Evidence of Award, no amendment of this Plan shall be made that would impair the rights of a Participant with respect to a previously granted award without his or her consent, except such an amendment made to comply with applicable law, tax rules, listing standards or accounting rules.
(b)Except in connection with a corporate transaction or event described in Section 11 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option

Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Shareholder approval. This Section 19(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 19(b) may not be amended without approval by the Shareholders.
(c)If permitted by Section 409A of the Code, but subject to the paragraph that follows, and including in the case of termination of employment by reason of death, disability or retirement, or in the case of unforeseeable emergency or other special circumstances, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 9 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 16(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.
(d)Subject to Section 19(b) hereof, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Subject to Section 11 above, no such amendment will impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.
20.Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Ohio.
21.Effective Date/Termination. This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plan, except that outstanding awards granted under the Predecessor Plan will continue unaffected following the Effective Date. No grant will be made under this Plan on or after October 29, 2034, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.
22.Miscellaneous Provisions.
(a)The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
(b)This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
(c)Except with respect to Section 22(e), to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.
(d)No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.
(f)No Participant will have any rights as a shareholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.
(g)The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.
(h)Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Shares under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.
(i)If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.
23.Stock-Based Awards in Substitution for Option Rights or Awards Granted by Other Company. Notwithstanding anything in this Plan to the contrary:
(a)Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.
(b)In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.
(c)Any Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 23(a) or 23(b) above will not reduce the Common Shares available for issuance or transfer under the Plan or otherwise count against the limits contained in Section 3 of the Plan. In addition, no Common Shares subject to an award that is granted by, or becomes an obligation, of the Company under Sections 23(a) or 23(b) above will be added to the aggregate limit contained in Section 3(a)(i) if such award is cancelled or forfeited, expires or is settled for cash (in whole or in part).

CINTAS®
READY FOR THE WORKDAY®

CINTAS CORPORATION
6800 CINTAS BOULEVARD
P.O. BOX 625737
CINCINNATI, OH 45262-5737
ATTN: LEISHA SMITH

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on October 28, 2024 for shares held directly and by 11:59 p.m. Eastern Time on October 24, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CTAS2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on October 28, 2024 for shares held directly and by 11:59 p.m. Eastern Time on October 24, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V56171-P15119

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CINTAS CORPORATION

1. Election of Directors

		For	Against	Abstain
1a.	Melanie W. Barstad	☐	☐	☐
1b.	Beverly K. Carmichael	☐	☐	☐
1c.	Karen L. Carnahan	☐	☐	☐
1d.	Robert E. Coletti	☐	☐	☐
1e.	Scott D. Farmer	☐	☐	☐
1f.	Martin Mucci	☐	☐	☐
1g.	Joseph Scaminace	☐	☐	☐
1h.	Todd M. Schneider	☐	☐	☐
1i.	Ronald W. Tysoe	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote AGAINST the following proposals:

		For	Against	Abstain
5.	A shareholder proposal regarding disclosure of key diversity and inclusion metrics, if properly presented at the meeting.	☐	☐	☐
6.	A shareholder proposal regarding disclosure of managing climate risk through science-based targets and transition planning, if properly presented at the meeting.	☐	☐	☐
7.	A shareholder proposal regarding political disclosure, if properly presented at the meeting.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

NOTICE OF VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, OCTOBER 29, 2024 AT 1:30 P.M., EDT

Access to this year's virtual Annual Meeting of Shareholders will be available at www.virtualshareholdermeeting.com/CTAS2024. A replay of the Annual Meeting of Shareholders will be available for one year.

V56172-P15119

CINTAS CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints SCOTT D. FARMER, TODD M. SCHNEIDER and J. MICHAEL HANSEN, and each or any of them, each with full power of substitution, as proxies to represent and vote at the Virtual Annual Meeting of Shareholders of Cintas Corporation (the "Company") to be held virtually at www.virtualshareholdermeeting.com/CTAS2024, on Tuesday, October 29, 2024, at 1:30 P.M. (Eastern Daylight Time), and at any postponement or adjournment thereof, hereby revoking any proxies heretofore given, all shares of common stock of the Company which the undersigned would be entitled to vote, as directed on the reverse side, and, in their discretion, upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side